UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ZYGO CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ZYGO CORPORATION
LAUREL BROOK ROAD

MIDDLEFIELD, CONNECTICUT 06455

(860) 347-8506

May 21, 2014

Dear Stockholder:

We cordially invite you to attend the special meeting of stockholders of Zygo Corporation (“Zygo”), which will be held at the offices of Norton Rose Fulbright, 666 Fifth Avenue, 33rd Floor, New York, New York at 10:00 a.m. EDT on June 18, 2014.

At the special meeting, you will be asked to consider and vote on:

1. a proposal to adopt the Agreement and Plan of Merger, dated as of April 10, 2014 (as it may be amended from time to time, the “merger agreement”), by and among AMETEK, Inc. (“AMETEK”), AMETEK Matterhorn, Inc., a wholly owned subsidiary of AMETEK (“Merger Sub”), and Zygo;

2. a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement;

3. a proposal to approve, by non-binding advisory vote, certain compensation arrangements for Zygo’s named executive officers in connection with the merger (the “Merger-Related Compensation Proposal”); and

4. such other business as may properly come before the special meeting or any adjournment or postponement thereof.

If the merger is completed, you will be entitled to receive $19.25 in cash, without interest thereon, and less any applicable withholding taxes, for each share of Zygo common stock you own as of the date of the merger.

After careful consideration, our board of directors, by unanimous vote, approved and declared advisable the execution, delivery and performance of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and determined that entering into the merger agreement and consummating the merger are fair to, and in the best interests of, Zygo’s stockholders. Accordingly, our board of directors recommends that you vote “FOR” the proposal to adopt the merger agreement, “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, and “FOR” the Merger-Related Compensation Proposal.

MAK Capital Fund LP, MAK-ro Capital Master Fund LP, Sunrise Partners Limited Partnership and MAK Capital One LLC (collectively, the “MAK Funds”), which collectively beneficially own 4,370,060 shares (approximately 23.1%) of the outstanding Zygo common stock, and Gary K. Willis, Zygo’s Chief Executive Officer who is the record holder of 101,646 shares (less than 1%) of the outstanding Zygo common stock, are parties to a voting agreement with Zygo and AMETEK with respect to the merger in which each of them granted an irrevocable proxy to specified officers of AMETEK and generally agreed to vote, in their capacities as stockholders of Zygo, all of their shares of Zygo common stock in favor of the merger and against any alternative transactions. The MAK Funds are affiliated with Michael A. Kaufman, the Chairman of the Board of Zygo.

The proxy statement accompanying this letter provides you with detailed information about the proposed merger and the special meeting of stockholders to vote on the adoption of the merger agreement. We encourage you to read the entire proxy statement and the merger agreement carefully. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement. You may also obtain more information about Zygo from documents we have filed with the Securities and Exchange Commission.

Your vote is very important, regardless of the number of shares of stock that you own. The merger cannot be completed unless the merger agreement is adopted by the affirmative vote (in person or by proxy) of the holders of at least a majority of the outstanding shares of Zygo common stock entitled to vote at the special meeting. If you fail to vote on the proposal to adopt the merger agreement, the effect will be the same as a vote “AGAINST” the adoption of the merger agreement for purposes of calculating whether a majority vote is obtained.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED, EVEN IF YOU DO NOT PLAN ON ATTENDING THE SPECIAL MEETING IN PERSON. ACCORDINGLY, WE URGE YOU TO VOTE BY COMPLETING, SIGNING, DATING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, OR YOU MAY VOTE THROUGH THE INTERNET OR BY TELEPHONE AS DIRECTED ON THE ENCLOSED PROXY CARD. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES THAT ARE REGISTERED DIFFERENTLY, PLEASE VOTE ALL OF YOUR SHARES SHOWN ON ALL OF YOUR PROXY CARDS.

On behalf of your board of directors, thank you for your continued support.

Sincerely,

Michael A. Kaufman

Chairman of the Board

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger, the merger agreement or the other transactions contemplated thereby or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated May 21, 2014 and is first being mailed to stockholders of Zygo on or about May 22, 2014.

ZYGO CORPORATION
LAUREL BROOK ROAD

MIDDLEFIELD, CONNECTICUT 06455
(860) 347-8506

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 18, 2014

To Stockholders of Zygo Corporation:

Notice is hereby given that a special meeting of stockholders of Zygo Corporation, a Delaware corporation (“Zygo”), will be held at the offices of Norton Rose Fulbright, 666 Fifth Avenue, 33rd Floor, New York, New York at 10:00 a.m. EDT on June 18, 2014, for the following purposes:

At the special meeting, you will be asked to consider and vote on:

1. a proposal to adopt the Agreement and Plan of Merger, dated as of April 10, 2014 (as it may be amended from time to time, the “merger agreement”), by and among AMETEK, Inc. (“AMETEK”), AMETEK Matterhorn, Inc., a wholly owned subsidiary of AMETEK (“Merger Sub”), and Zygo;

2. a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement;

3. a proposal to approve, by non-binding advisory vote, certain compensation arrangements for Zygo’s named executive officers in connection with the merger (the “Merger-Related Compensation Proposal”); and

4. such other business as may properly come before the special meeting or any adjournment or postponement thereof.

After careful consideration, our board of directors, by unanimous vote, has approved and declared advisable the execution, delivery and performance of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and has determined that entering into the merger agreement and consummating the merger are fair to, and in the best interests of, Zygo’s stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT, “FOR” THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, AND “FOR” THE MERGER-RELATED COMPENSATION PROPOSAL.

Only stockholders of record of Zygo common stock at the close of business on May 16, 2014, the record date for the special meeting, are entitled to notice of and to vote at the special meeting and at any adjournment or postponement of the special meeting. A list of stockholders entitled to vote at the special meeting will be available for inspection by stockholders of record during business hours at the offices of Norton Rose Fulbright, 666 Fifth Avenue, New York, New York 10103, for ten days prior to the date of the special meeting and will also be available at the special meeting.

Your vote is very important, regardless of the number of shares of stock that you own. The adoption of the merger agreement requires the affirmative vote (in person or by proxy) of the holders of at least a majority of the outstanding shares of Zygo common stock entitled to vote at the special meeting. Each of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, and the Merger-Related Compensation

Proposal requires the affirmative vote (in person or by proxy) of the holders of at least a majority of the voting power present and entitled to vote at the special meeting.

Whether or not you plan to attend the special meeting, we urge you to vote your shares by completing, signing, dating and returning the accompanying proxy card as promptly as possible in the postage-paid envelope or to submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares will be represented at the special meeting. If you sign and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” the adoption of the merger agreement, “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting and “FOR” the Merger-Related Compensation Proposal. If any other business properly comes before the special meeting or any adjournment or postponement of the special meeting, it is intended that the holders of the proxies named in the enclosed proxy card will vote the shares they represent in accordance with their best judgment. If you fail to return your proxy card or fail to submit your proxy by telephone or the Internet and do not vote in person at the special meeting, it will have the same effect as a vote “AGAINST” the adoption of the merger agreement, but will not affect the outcome of the vote regarding the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies or the Merger-Related Compensation Proposal. Any stockholder attending the special meeting may vote in person even if he or she has already voted by proxy card, telephone or Internet; such vote by ballot will revoke any proxy previously submitted. If you hold your shares through a bank, broker or other custodian, you must provide a legal proxy issued from such bank, broker or other custodian in order to vote your shares in person at the special meeting.

Zygo’s stockholders who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares of Zygo common stock if the merger contemplated by the merger agreement is completed, but only if they submit a written demand for appraisal of their shares before the taking of the vote on the merger agreement at the special meeting and they comply with all requirements of Delaware law, which are summarized in greater detail in the accompanying proxy statement.

By Order of the Board of Directors,

John A. Tomich Vice President, General Counsel and Secretary

May 21, 2014 Middlefield, Connecticut

PLEASE DO NOT SEND YOUR STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS COMPLETED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

PROXY STATEMENT

SUMMARY

The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. See the section of this proxy statement entitled “Where You Can Find More Information.”

Unless otherwise indicated or unless the context requires otherwise, all references in this proxy statement to the “Company,” “Zygo,” “we,” “our” and “us” refer to Zygo Corporation; all references to the “merger agreement” refer to the Agreement and Plan of Merger, dated as of April 10, 2014, by and among AMETEK, Inc., AMETEK Matterhorn, Inc. and Zygo, as may be amended from time to time, a copy of which is attached as Annex A to this proxy statement; all references to the “merger” refer to the merger contemplated by the merger agreement; and all references to the “SEC” refer to the Securities and Exchange Commission.

Overview of the Merger (Page 55)

On April 10, 2014, we entered into the Agreement and Plan of Merger by and among AMETEK, Inc. (referred to in this proxy statement as AMETEK), AMETEK Matterhorn, Inc., a wholly owned subsidiary of AMETEK (referred to in this proxy statement as Merger Sub), and Zygo. Upon the terms and subject to the conditions of the merger agreement, Merger Sub will merge with and into Zygo, and Zygo will continue as the surviving corporation and a wholly owned subsidiary of AMETEK. Upon consummation of the merger, holders of Zygo common stock will be entitled to receive the per share merger consideration of $19.25 in cash, without interest thereon, and less any applicable withholding taxes, for each share of Zygo common stock issued and outstanding immediately prior to the effective time of the merger (other than shares of Zygo common stock owned by Zygo as treasury stock or owned by AMETEK, Merger Sub or any of their respective subsidiaries or shares of Zygo common stock the holders of which have properly demanded and perfected their appraisal rights under Delaware law). The merger agreement, which is the principal document governing the merger, is attached as Annex A to this proxy statement, and we encourage you to read the merger agreement in its entirety.

The Parties to the Merger (Page 21)

Zygo Corporation

Zygo (NASDAQ: ZIGO), a Delaware corporation, is a worldwide supplier of optical metrology instruments, precision optics, and electro-optical design and manufacturing services, serving customers in the semiconductor capital equipment, research, defense, life sciences and industrial markets. We operate within two divisions. Our Metrology Solutions Division manufactures products to improve quality, increase productivity to improve our customers’ manufacturing yields, and decrease the overall cost of product development and manufacturing for high-technology companies. Our Optical Systems Division provides leading-edge product development and manufacturing services that leverage a variety of core technologies across semiconductor, defense, laser fusion research, life-sciences, and other industrial markets. The Metrology Solutions Division has manufacturing locations in Middlefield, Connecticut; Tucson, Arizona; Montreal, Canada; Shanghai, China; Germany; and Tainan City, Taiwan. The Optical Systems Division has manufacturing locations in Middlefield, Connecticut; Tucson, Arizona; Costa Mesa, California; and Richmond, California.

We focus on markets around the world that are engaged in research and manufacture of high volume precision components used to support high technology applications in industries such as consumer electronics, automotive engineering, LED lighting, life-sciences, military and defense. We have expanded our geographic reach in recent years by continued investment in our joint venture in China and expansion of our office in Taiwan.

AMETEK, Inc.

AMETEK (NYSE: AME), a Delaware corporation, is a leading global manufacturer of electronic instruments and electromechanical devices with operations in North America, Europe, Asia and South America. AMETEK

1

markets its products worldwide through two operating groups, the Electronic Instruments Group, or EIG, and the Electromechanical Group, or EMG. EIG provides monitoring, testing, calibration and display devices for the process, aerospace, power and industrial markets. EMG produces highly engineered electrical connectors for electronic applications; precision motion control solutions; specialty metals and alloys; and electric motors, blowers and heat exchangers. End markets include aerospace and defense, oil and gas, medical research, power, factory automation and other industrial markets. AMETEK continues to grow through strategic acquisitions focused on differentiated niche markets in instrumentation and electromechanical devices. The common stock of AMETEK is a component of the S&P 500 Index.

AMETEK Matterhorn, Inc.

AMETEK Matterhorn, Inc. is a Delaware corporation and a wholly owned subsidiary of AMETEK. It was formed solely for the purpose of effecting the merger and the transactions contemplated by the merger agreement, and it has not engaged in any other business.

The Merger and the Closing (Page 55)

The merger agreement provides that, if the merger agreement is adopted by our stockholders and the other conditions to closing are satisfied or waived, Merger Sub will merge with and into Zygo, and Zygo will continue as the surviving corporation and a wholly owned subsidiary of AMETEK. Upon completion of the merger, each share of Zygo common stock issued and outstanding immediately prior to the effective time of the merger (other than shares of Zygo common stock owned by Zygo as treasury stock or owned by AMETEK, Merger Sub or any of their respective subsidiaries or shares of Zygo common stock the holders of which have properly demanded and perfected their appraisal rights under Delaware law) will be converted into the right to receive $19.25 in cash, without interest thereon, and less any applicable withholding taxes. As a result of the merger, Zygo will cease to be an independent, publicly traded company, and you will not own any shares of the surviving corporation.

The Special Meeting (Page 23)

Date, Time and Place (Page 23)

The special meeting of our stockholders will be held at the offices of Norton Rose Fulbright, 666 Fifth Avenue, 33rd Floor, New York, New York at 10:00 a.m. EDT on June 18, 2014.

Purpose of the Special Meeting (Page 23)

At the special meeting, you will be asked to consider and vote on (1) a proposal to adopt the merger agreement; (2) a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement; (3) a proposal to approve, by a non-binding advisory vote, certain compensation that may become payable to our named executive officers in connection with the merger; and (4) such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Record Date and Quorum (Page 23)

You are entitled to vote at the special meeting if you owned shares of Zygo common stock at the close of business on May 16, 2014, the record date for the special meeting. You will have one vote on each matter for each share of Zygo common stock that you owned on the record date. As of the close of business on the record date for the special meeting, there were 19,120,282 shares of Zygo common stock outstanding and entitled to vote at the special meeting.

The presence at the special meeting in person or by proxy of the holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the special meeting as of the close of business on the record date will constitute a quorum for purposes of considering the proposals at the special meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes

2

considered to be present at the special meeting for purposes of determining whether a quorum is present.

Vote Required for Approval (Page 23)

Your broker will not have discretionary authority to vote your shares with respect to the three proposals to be considered at the special meeting. Brokers who have record ownership of shares that are held in “street name” for their clients (the beneficial owners of the shares) have discretion to vote these shares on routine matters but not on non-routine matters. A “broker non-vote” occurs when the broker does not receive voting instructions from the beneficial owner with respect to a non-routine matter and therefore the broker expressly indicates on a proxy card that it is not voting on a matter. To the extent your broker submits a broker non-vote with respect to your shares on a proposal, your shares will not be deemed “votes cast” or shares “entitled to vote” with respect to that proposal.

The adoption of the merger agreement requires the affirmative vote at the special meeting, in person or represented by proxy, of the holders of a majority of the outstanding shares of Zygo common stock entitled to vote on the matter. Because the vote on the proposal to adopt the merger agreement is based on the total number of shares outstanding rather than the number of actual votes present or cast, abstentions and broker non-votes will have the same effect as voting “AGAINST” the adoption of the merger agreement at the special meeting for purposes of calculating whether a majority vote is obtained.

Approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority of the outstanding shares of Zygo common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter. Broker non-votes will have no effect on the proposal to adjourn the special meeting, although abstentions will have the same effect as a vote against the proposal.

Approval by a non-binding advisory vote of certain compensation that may become payable to Zygo’s named executive officers in connection with the merger requires the affirmative vote of the holders of a majority of the outstanding shares of Zygo common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter. Broker non-votes will have no effect on the non-binding advisory vote to approve certain compensation that may become payable to our named executive officers in connection with the merger, although abstentions will have the same effect as a vote against the proposal.

Voting and Proxies (Page 24)

Any stockholder of record entitled to vote at the special meeting may submit a proxy by (i) returning the enclosed proxy card by mail; (ii) using the telephone number printed on your proxy card; (iii) using the Internet voting instructions printed on your proxy card; or (iv) appearing at the special meeting and voting in person. If no instructions are indicated on your signed proxy card, your shares will be voted “FOR” the adoption of the merger agreement, “FOR” adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies and “FOR” the approval, by a non-binding advisory vote, of certain compensation that may become payable to our named executive officers in connection with the merger (the “Merger-Related Compensation Proposal”).

If your shares of Zygo common stock are held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares of Zygo common stock using the instructions provided by your broker, bank or other nominee.

Revocability of Proxy (Page 24)

If you hold your shares in your name as a stockholder of record, you have the right to change or revoke your proxy at any time before the vote taken at the special meeting by:

•	filing with our Secretary at Zygo’s principal executive offices, Laurel Brook Road, Middlefield, CT 06455, a written notice of revocation or a duly executed proxy bearing a later date than the date of the proxy; or
3

•	attending the special meeting and voting in person. Attendance at the special meeting will not, by itself, change or revoke a proxy – you must vote in person at the meeting to revoke a prior proxy.

If you hold your shares through a broker, bank, or other nominee, follow the directions received from your broker, bank or other nominee to change or revoke your instructions.

Ownership of Zygo Common Stock by Directors and Executive Officers (Page 80)

As of May 16, 2014, the record date for the special meeting, our directors and executive officers beneficially owned, and had the right to vote, in the aggregate, 4,754,155 shares of Zygo common stock, which represented approximately 24.9% of the outstanding shares of Zygo common stock as of such date. Our current directors and executive officers have informed us that they intend to vote all their shares of Zygo common stock “FOR” the adoption of the merger agreement, “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies and “FOR” the proposal to approve, by a non-binding advisory vote, certain compensation that may become payable to our named executive officers in connection with the merger.

Voting Agreement (Page 49)

The MAK Funds, which collectively beneficially own 4,370,060 shares (approximately 23.1%) of the outstanding Zygo common stock, and Gary K. Willis, Zygo’s Chief Executive Officer who is the record holder of 101,646 shares (less than 1%) of the outstanding Zygo common stock, are parties to a voting agreement with Zygo and AMETEK with respect to the merger in which each of them granted an irrevocable proxy to specified officers of AMETEK and generally agreed to vote, in their capacities as stockholders of Zygo, all of their shares of Zygo common stock in favor of the merger and against any alternative transactions. The MAK Funds are affiliated with Michael A. Kaufman, the Chairman of the Board of Zygo.

Treatment of Stock Options and Restricted Stock Units (Page 56)

The merger agreement provides that, immediately prior to the effective time of the merger, any outstanding option to acquire shares of Zygo common stock that has not previously expired or been exercised (whether or not previously vested) will be cancelled in exchange for the right to receive an amount in cash from the surviving corporation equal to the product of (i) the total number of shares of Zygo common stock subject to such option immediately prior to the effective time of the merger multiplied by (ii) the excess, if any, of the merger consideration of $19.25 per share of Zygo common stock over the exercise price per share of Zygo common stock underlying such option, less any applicable withholding taxes. Notwithstanding the foregoing, if the exercise price per share of Zygo common stock of any such option is equal to or greater than the merger consideration of $19.25 per share of Zygo common stock, such option will be canceled and terminated without any payment or other consideration being made in respect of such cancellation.

The merger agreement also provides that, immediately prior to the effective time of the merger, each outstanding restricted stock unit award granted with respect to shares of Zygo common stock will be cancelled and converted into the right to receive a cash payment equal to the product of (i) the merger consideration of $19.25 per share of Zygo common stock multiplied by (ii) the total number of shares of Zygo common stock then subject to such restricted stock unit award (treating any performance-based vesting condition as having been attained at the target (100%) level of achievement under the applicable award agreement), less any applicable withholding taxes.

Reasons for the Merger; Recommendation of Our Board of Directors (Page 32)

After careful consideration, our board of directors, by unanimous vote, approved and declared advisable the execution, delivery and performance of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and determined that entering into the merger agreement and consummating the merger, are fair to, and in the best interests of, Zygo’s stockholders. Our board of directors recommends that you vote “FOR” the proposal to adopt the merger agreement, “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies and “FOR” the Merger-Related Compensation Proposal.

4

For a discussion of the material factors considered by our board of directors in reaching its conclusions, see the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Reasons for the Merger; Recommendation of Our Board of Directors.”

Interests of Certain Persons in the Merger (Page 49)

When considering the recommendation by our board of directors that our stockholders adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of our other stockholders generally. These interests include the accelerated vesting and payment of stock options and restricted stock unit awards. In addition, severance payments and incentive bonuses may become payable to certain of our executive officers. Our board of directors was aware of these interests and considered them, among other matters, in unanimously approving and declaring advisable the execution, delivery and performance of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and determining that entering into the merger agreement and consummating the merger, are fair to, and in the best interests of, Zygo’s stockholders, and in making its recommendation that Zygo’s stockholders adopt the merger agreement. These interests are described in the section “Proposal 1: Adoption of the Merger Agreement — Interests of Certain Persons in the Merger.”

Opinion of Zygo’s Financial Advisor (Page 35 and Annex B)

In connection with the merger, on April 10, 2014, Barclays Capital Inc. (referred to in this proxy statement as “Barclays”) rendered its oral opinion (which was subsequently confirmed in a written opinion dated April 10, 2014) to Zygo’s board of directors that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the consideration to be received by the stockholders of Zygo in the merger is fair, from a financial point of view, to such stockholders. The full text of Barclays’ written opinion, which is attached to this proxy statement as Annex B, sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Barclays in rendering its opinion. You should read the opinion carefully and in its entirety. Barclays’ opinion was provided for the information of Zygo’s board of directors (in its capacity as such) in connection with its evaluation of the merger consideration from a financial point of view and did not address any other aspects or implications of the merger. Barclays expressed no view as to, and its opinion does not address, the underlying business decision of Zygo to effect the merger, the relative merits of the merger as compared to any alternative business strategies that might exist for Zygo or the effect of any other transaction in which Zygo might engage. The summary of Barclays’ opinion provided in this proxy statement is qualified in its entirety by reference to the full opinion. Barclays’ opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed merger or otherwise.

Governmental and Regulatory Approvals (Page 53)

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (referred to in this proxy statement as the HSR Act) and the rules promulgated thereunder by the Federal Trade Commission (referred to in this proxy statement as the FTC), the merger may not be completed until notification and report forms have been filed with the FTC and the Antitrust Division of the Department of Justice (referred to in this proxy statement as the DOJ) and the applicable waiting period (initially, 30 days) has expired or been terminated.

Zygo and AMETEK filed the notification and report forms under the HSR Act with the FTC and the DOJ on April 18, 2014. The waiting period for HSR Act notification has expired.

Filings will also be required under the merger control rules of certain jurisdictions outside the United States where the parties conduct business, and it will be necessary to observe waiting periods and/or obtain approvals in certain of these jurisdictions prior to the completion of the merger. The period for review of the merger will vary from jurisdiction to jurisdiction and may be affected by a variety of factors. German antitrust clearance has been obtained.

We cannot assure you that an antitrust or other regulatory challenge to the merger will not be made.

5

Litigation Related to the Merger (Page 54)

Since the announcement on April 11, 2014 of the execution of the merger agreement, Zygo, the members of its board of directors, a former director, AMETEK and Merger Sub have been named as defendants in two putative class actions on behalf of the public stockholders of Zygo in the Court of Chancery in the State of Delaware, under the following captions: Salafia v. Zygo Corp., C.A. No. 9551-VCN, filed on or about April 17, 2014, and Gordon v. Zygo Corporation, Case No. 9561, filed on or about April 21, 2014. By order dated April 29, 2014, the Court of Chancery consolidated the Salafia and Gordon actions under the caption In re Zygo Corp. Shareholder Litigation, Cons. C.A. 9551-VCN.

Material U.S. Federal Income Tax Consequences (Page 47)

The receipt of cash in exchange for shares of Zygo common stock pursuant to the merger will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. In general, U.S. holders who exchange their shares of Zygo common stock in the merger will recognize gain or loss in an amount equal to the difference, if any, between the cash received in the merger and their adjusted tax basis in such shares. Such gain or loss will be capital gain or loss if such shares are held as a capital asset in the hands of the U.S. holders and will be long-term capital gain or loss if such shares have a holding period of more than one year at the time the merger is consummated. The merger generally will not be a taxable transaction to non-U.S. holders for U.S. federal income tax purposes unless the non-U.S. holder has certain connections to the United States, but may be a taxable transaction under foreign tax laws. See the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Material U.S. Federal Income Tax Consequences” for a more detailed discussion of the U.S. federal income tax consequences of the merger. You should consult your independent tax advisor as to the particular tax consequences of the merger to you.

Restrictions on Solicitations of Other Offers and Change of Recommendation (Pages 59 and 61)

The merger agreement contains detailed provisions prohibiting Zygo from seeking an alternative transaction to the merger. Under these “no solicitation” provisions, Zygo has agreed that, from the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger agreement in accordance with its terms, Zygo will not, and shall not authorize or permit its subsidiaries to, and shall not permit its or their officers, directors or other representatives to, directly or indirectly:

•	initiate, knowingly encourage, knowingly facilitate or solicit any inquiries with respect to, or the making, submission, announcement or implementation of, any proposal or offer (written or oral) that constitutes, or would reasonably be expected to lead to, a “takeover proposal”;

•	initiate, knowingly encourage, participate in or solicit any discussions or negotiations (whether such discussions or negotiations are initiated by Zygo, any of its representatives or a third party), other than AMETEK or any of its representatives, regarding or in furtherance of such inquiries or relating to a takeover proposal;

•	provide any non-public information, documentation or data of Zygo or any of its subsidiaries relating to a takeover proposal;

•	otherwise cooperate with any effort or attempt to make, implement or accept any takeover proposal;

•	take any action to make the provisions of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation, or any restrictive provision of any applicable anti-takeover provision in Zygo charter documents inapplicable to any transactions contemplated by a takeover proposal;

•	enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or related to, or which is intended to or is reasonably likely to lead to, any takeover proposal; or
6

•	adopt or approve any takeover proposal, or propose the approval or adoption of any takeover proposal, or resolve or agree to take any such action.

The foregoing is subject to certain exceptions that allow Zygo’s board of directors to exercise its fiduciary obligations and participate in discussions or negotiations with respect to a bona fide written takeover proposal that constitutes or could reasonably be expected to lead to a “superior proposal,” provided that it comply with certain obligations set forth in the merger agreement. See the section of this proxy statement entitled “The Merger Agreement — Non-Solicitation of Alternative Proposals” for a description of these restrictions and exceptions.

The merger agreement provides that the Zygo board of directors will not effect an adverse recommendation change or authorize Zygo or any of its subsidiaries to enter into any letter of intent, merger, acquisition or similar agreement that is intended or could reasonably be expected to result in, any takeover proposal (other than an acceptable confidentiality agreement), except in the limited circumstances described below. For purposes of the merger agreement, an “adverse recommendation change” would occur if the Zygo board of directors were to do any of the following:

•	withhold, withdraw, qualify or modify, or propose publicly to withhold, withdraw, qualify or modify, in a manner adverse to AMETEK, the Zygo board of directors’ recommendation that Zygo’s stockholders adopt the merger agreement (referred to in this proxy statement as the Zygo recommendation);

•	make any other public statement in connection with the Zygo stockholder meeting that would reasonably have the same effect; or

•	approve, determine to be advisable, or recommend, or propose publicly to approve, determine to be advisable, or recommend, to the Zygo stockholders a takeover proposal.

At any time prior to the Zygo stockholders meeting, provided Zygo shall not have breached in any material respect its obligations under the “no solicitation” provisions of the merger agreement, the Zygo board of directors may:

•	in response to an intervening event (as described below), or

•	if Zygo receives a takeover proposal which the Zygo board of directors determines in good faith, after consultation with outside legal counsel and financial advisors, constitutes a superior proposal (after taking into account all of the adjustments to the terms of the merger agreement which may be offered by AMETEK in accordance with its “matching rights” described below), if it determines in good faith, after consultation with Zygo’s outside legal counsel, that not taking such action would reasonably be expected to constitute a breach of the fiduciary duties of the Zygo board of directors under applicable law, (a) effect an adverse recommendation change or (b) only in the case of the second bullet above, approve or recommend such superior proposal and/or terminate the merger agreement pursuant to the terms thereof to enter into a definitive agreement with respect to such superior proposal, provided Zygo pays the applicable termination fee to AMETEK at or concurrently with, and as a condition to, such termination. Zygo shall not take any of the foregoing actions if it has breached the non-solicitation provisions of the merger agreement. In addition, Zygo may only take such actions if:

•	Zygo has provided at least three business days’ prior written notice to AMETEK of the Zygo board of directors’ intention to take such action, describing such intervening event or superior proposal in reasonable detail and, in the case of a superior proposal, such notice to be accompanied with the most current version of all relevant written agreements or proposals relating to the transaction that constitutes such superior proposal; and
7

•	AMETEK does not make, within such three business day period, a binding, written, irrevocable offer to modify the terms of the merger agreement so that such terms, as so modified, would, in the good faith judgment of Zygo’s board of directors (after consultation with legal counsel and financial advisors), cause the takeover proposal previously constituting the superior proposal to no longer constitute a superior proposal or that would obviate the need to make an adverse recommendation change in the event of an intervening event, as applicable, in each case, taking into consideration any risk of non-consummation and all legal, financial, regulatory and other aspects of each such proposal; provided, however, that Zygo agrees that, during the three business day period prior to its effecting an adverse recommendation change or taking another permitted action, if requested by AMETEK, Zygo will negotiate in good faith with AMETEK and its representatives regarding any revisions to the terms of the transactions contemplated under the merger agreement such that the takeover proposal in question would no longer constitute a superior proposal or that would obviate the need to make an adverse recommendation change in the event of an intervening event. Each successive modification to the price or any other material term of any takeover proposal will constitute a new takeover proposal and will require a new notice of an adverse recommendation change, if applicable.

See the section of this proxy statement entitled “The Merger Agreement — Change of Recommendation” for a further description of these provisions.

Conditions to the Completion of the Merger (Page 57)

Conditions to Each Party’s Obligations. The obligations of AMETEK, Merger Sub and Zygo to effect the merger are subject to the satisfaction or waiver of the following conditions:

•	the merger agreement must have been adopted by holders of a majority of the outstanding shares of Zygo common stock entitled to vote thereon;

•	all consents, approvals and actions of, filings with and notices to any government authority required to consummate the merger shall have been made or obtained, subject to a material adverse effect threshold;

•	the waiting period (and any extension thereof) applicable to the merger under the HSR Act must have expired or early termination thereof must have been granted and all other required antitrust approvals have been received; and

•	no law or order, whether preliminary, temporary or permanent, shall be in effect enjoining, restraining, preventing or otherwise prohibiting the consummation of the merger or making the consummation of the merger illegal.

Conditions to AMETEK’s and Merger Sub’s Obligations. AMETEK’s and Merger Sub’s obligations to effect the merger are subject to the following additional conditions:

•	the representations and warranties of Zygo contained in the merger agreement must be true and correct in all respects as of the date of the merger agreement and as of the closing date of the merger, subject to certain materiality or material adverse effect thresholds;

•	Zygo must have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date of the merger; and

•	since the date of the merger agreement through the closing date of the merger, there shall not have occurred and be continuing a material adverse effect on Zygo.
8

Conditions to Zygo’s Obligations. Zygo’s obligations to effect the merger are subject to the following additional conditions:

•	the representations and warranties of AMETEK and Merger Sub contained in the merger agreement must be true and correct in all respects as of the date of the merger agreement and as of the closing date of the merger, subject to certain materiality or material adverse effect thresholds; and

•	AMETEK and Merger Sub must have performed in all material respects all obligations required to be performed by them under the merger agreement at or prior to the closing date of the merger.

Termination of the Merger Agreement (Page 63)

Zygo and AMETEK may terminate the merger agreement at any time before the effective time of the merger under the following circumstances:

•	by mutual written consent of Zygo and AMETEK;

•	if the merger has not been completed on or before January 10, 2015 (referred to in this proxy statement as the end date); subject to extension to April 10, 2015 as further described under “The Merger Agreement—Termination”;

•	if any governmental entity of competent authority issues a final, non-appealable order or enacts a law that prohibits, restrains or makes illegal the consummation of the merger; or

•	if Zygo stockholder approval is not obtained at a duly convened and concluded Zygo stockholders meeting.

In addition, Zygo may terminate the merger agreement under the following circumstances:

•	at any time before the effective time of the merger, if AMETEK or Merger Sub has breached any representation, warranty, covenant or agreement contained in the merger agreement, or if any representation or warranty of AMETEK or Merger Sub has become untrue, in each case, such that the conditions to closing relating to such matters could not be satisfied as of the closing date of the merger, subject to the cure periods and exceptions further described under “The Merger Agreement—Termination”; or

•	prior to adoption of the merger agreement by Zygo’s stockholders, in order for Zygo to enter into a definitive written agreement providing for a superior proposal in accordance with the non-solicitation provisions of the merger agreement, except that Zygo may only terminate the merger agreement if Zygo is not in material breach of the non-solicitation provisions of the merger agreement and Zygo, concurrently with, and as a condition to such termination, pays the termination fee to AMETEK.

In addition, AMETEK may terminate the merger agreement under the following circumstances:

•	at any time before the effective time of the merger, if Zygo has breached any representation, warranty, covenant or agreement contained in the merger agreement, or if any representation or warranty of Zygo has become untrue, in each case, such that the conditions to closing relating to such matters could not be satisfied as of the closing date of the merger, subject to the cure periods and exceptions further described under “The Merger Agreement—Termination”; or

•	prior to adoption of the merger agreement by Zygo’s stockholders, if (i) an adverse recommendation change has occurred, (ii) Zygo fails to include the Zygo recommendation to adopt the merger agreement in the proxy statement, (iii) Zygo’s board of directors has recommended or approved any takeover proposal, (iv) Zygo’s board of directors or an authorized committee thereof has failed to affirm publicly the Zygo recommendation within ten calendar days following any reasonable written request by AMETEK to provide such reaffirmation (but in no event later than the business day prior to the date of the stockholder meeting if Zygo has been given such written request at least three business days before the stockholder meeting), (v) Zygo materially breaches its obligations
9

with regards to calling a stockholder meeting, making the recommendation to adopt the merger agreement and including it in the proxy statement or responding to solicitations, or (vi) Zygo’s board of directors formally resolves to take or publicly announce an intention to take any of the foregoing actions.

Termination Fee and Reimbursement of Expenses (Page 65)

The merger agreement requires Zygo to pay a termination fee of $8.6 million to AMETEK in each of the following circumstances:

•	if the merger agreement is terminated by Zygo in order to enter into a definitive written agreement providing for a superior proposal;

•	if the merger agreement is terminated by AMETEK pursuant to the second bullet of the last paragraph under the heading “—Termination of the Merger Agreement” above; or

•	if (i) the merger agreement is terminated (A) by either party because Zygo stockholder consent could not be obtained or (B) Zygo materially breaches its obligations to prepare a proxy statement, make the recommendation to adopt the merger agreement and hold a stockholder meeting or respond to solicitations, (ii) a takeover proposal is publicly disclosed other than by AMETEK prior to the date of the special meeting or prior to the date of termination of the merger agreement, as applicable; and (iii) within one year following such termination, Zygo enters into an agreement for or consummates an alternative takeover proposal (substituting “50%” for “20%” in the definition of “takeover proposal”).

If the merger agreement is terminated because of failure to obtain Zygo stockholder consent, then Zygo shall reimburse AMETEK for all documented out-of-pocket expenses, fees and costs relating to the merger actually incurred prior to termination, not to exceed $3 million in the aggregate, within ten business days after demand.

Procedure for Receiving the Merger Consideration (Page 56)

As promptly as reasonably practicable and in any event within five business days after the effective time of the merger, an exchange agent designated by AMETEK (mutually acceptable to Zygo) will mail a letter of transmittal and instructions to all of Zygo’s stockholders of record whose shares are converted into the right to receive merger consideration. The letter of transmittal and instructions will tell you how to surrender your certificates of Zygo common stock in exchange for the merger consideration, without interest thereon, and less any applicable withholding taxes. The exchange agent will provide stockholders with the consideration due pursuant to the merger agreement as soon as practicable following the receipt of your Zygo common stock certificates in accordance with the instructions set forth in the letter of transmittal. You should not return any stock certificates you hold with the enclosed proxy card, and you should not forward your stock certificates to the exchange agent without a letter of transmittal.

Appraisal Rights (Page 71 and Annex C)

Under Delaware law, if the merger is completed, holders of shares of Zygo common stock who do not vote in favor of adopting the merger agreement will have the right to seek appraisal of the fair value of their shares of Zygo common stock as determined by the Delaware Court of Chancery, but only if they comply with all requirements of Delaware law (including Section 262 of the General Corporation Law of the State of Delaware (referred to in this proxy statement as the DGCL), the text of which is attached as Annex C to, and the terms of which are summarized in, this proxy statement). This appraisal amount could be more than, the same as or less than the $19.25 per share merger consideration pursuant to the terms of the merger agreement. Any holder of Zygo common stock intending to perfect its appraisal rights must, among other things, submit a written demand for an appraisal to Zygo prior to the vote of stockholders on the adoption of the merger agreement and must not vote or otherwise submit a proxy in favor of adoption of the merger agreement. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. This proxy statement constitutes our notice to our stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262

10

of the DGCL.

Market Price of Zygo Common Stock (Page 82)

Zygo common stock is listed on the NASDAQ Global Select Market under the trading symbol “ZIGO.” The closing sale price of Zygo common stock on the NASDAQ Global Select Market on April 10, 2014, the last trading day prior to announcement of the execution of the merger agreement, was $14.68 per share. On May 20, 2014, which is the most recent practicable date prior to the date of this proxy statement, the closing sale price of Zygo common stock was $19.19 per share.

11

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions you may have regarding the special meeting, the merger agreement and the proposed merger. These questions and answers may not address all questions that may be important to you as a stockholder of Zygo. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully. See the section of this proxy statement entitled “Where You Can Find More Information.”

Q:	What is the proposed transaction?

A:	The proposed transaction is the acquisition of Zygo by AMETEK pursuant to the merger agreement. If the merger agreement is adopted by Zygo’s stockholders and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub, a wholly owned subsidiary of AMETEK, will merge with and into Zygo. Upon consummation of the merger, Zygo will be the surviving corporation in the merger and will be a wholly owned subsidiary of AMETEK. After the merger, shares of Zygo common stock will not be publicly traded.

Q:	What will I receive for my shares of Zygo common stock in the merger?

A:	Upon consummation of the merger, you will receive $19.25 in cash, without interest thereon, and less any applicable withholding taxes, for each share of Zygo common stock that you own at the effective time of the merger (unless you have properly perfected your appraisal rights under Delaware law, in which case any consideration that you receive will be determined by the Delaware Court of Chancery). Upon consummation of the merger, you will no longer own shares in Zygo, nor will you be entitled to receive any shares in AMETEK or the surviving corporation.

See the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Material U.S. Federal Income Tax Consequences” for a discussion of the tax consequences of the merger. You should consult your own tax advisor for a full understanding of how the merger will affect your federal, state, local and foreign taxes.

Q:	How does the merger consideration compare to the market price of the Zygo common stock prior to announcement of the merger?

A:	The per share merger consideration of $19.25 in cash, without interest thereon, and less any applicable withholding taxes, contemplated to be received by the holders of Zygo common stock pursuant to the merger agreement represents a premium to historic trading prices, including a premium of approximately 31% over the closing sale price of $14.68 on the NASDAQ Global Select Market on April 10, 2014, the last trading day prior to announcement of the merger agreement.

Q:	How will Zygo’s stock options and restricted stock unit awards be treated in the merger?

A:

The merger agreement provides that, immediately prior to the effective time of the merger, any outstanding option to acquire shares of Zygo common stock that has not previously expired or been exercised (whether or not previously vested) will be cancelled in exchange for the right to receive an amount in cash from the surviving corporation equal to the product of (i) the total number of shares of Zygo common stock subject to such option immediately prior to the effective time of the merger multiplied by (ii) the excess, if any, of the merger consideration of $19.25 per share of Zygo common stock over the exercise price per share of Zygo common stock underlying such option, less any applicable withholding taxes. Notwithstanding the foregoing, if the exercise price per share of Zygo common stock of any such option is equal to or greater than the merger consideration of $19.25 per share of Zygo common stock, such option will be canceled and terminated without any payment or other consideration being made in respect of such cancellation.

12

The merger agreement also provides that, immediately prior to the effective time of the merger, each outstanding restricted stock unit award granted with respect to shares of Zygo common stock will be cancelled and converted into the right to receive a cash payment equal to the product of (i) the merger consideration of $19.25 per share of Zygo common stock multiplied by (ii) the total number of shares of Zygo common stock then subject to such restricted stock unit award (treating any performance-based vesting condition as having been attained at the target (100%) level of achievement under the applicable award agreement), less any applicable withholding taxes.

Q:	Where and when is the special meeting?

A:	The special meeting will be held at the offices of Norton Rose Fulbright, 666 Fifth Avenue, 33rd Floor, New York, New York at 10:00 a.m. EDT on June 18, 2014.

Q:	Are all stockholders of Zygo as of the record date entitled to vote at the special meeting?

A:	Yes. All stockholders who own shares of Zygo common stock at the close of business on May 16, 2014, the record date for the special meeting, will be entitled to receive notice of the special meeting and to vote (in person or by proxy) the shares of Zygo common stock that they hold on that date at the special meeting, or any adjournments or postponements of the special meeting.

Q:	What matters am I being asked to vote on at the special meeting?

A:	You are being asked to vote:

•	“FOR” or “AGAINST” the adoption of the merger agreement;

•	“FOR” or “AGAINST” the proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement;

•	“FOR” or “AGAINST” the proposal to approve, by a non-binding advisory vote, the Merger-Related Compensation Proposal; and

•	“FOR” or “AGAINST” such other proposals, if any, as may come before the special meeting.

Q:	How many shares are needed to constitute a quorum?

A:

The presence at the special meeting in person or by proxy of the holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the special meeting as of the close of business on the record date, May 16, 2014, will constitute a quorum for purposes of considering the proposals at the special meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the special meeting for purposes of determining whether a quorum is present. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed from time to time until a quorum is obtained.

Q:	What vote of Zygo’s stockholders is required to adopt the merger agreement?

A:	For us to complete the merger, a majority of the outstanding shares of Zygo common stock at the close of business on the record date must vote “FOR” the adoption of the merger agreement, with each share having a single vote. Because the affirmative vote required to adopt the merger agreement is based upon the total number of shares of outstanding Zygo common stock, a failure to vote, an abstention or a broker non-vote will have the same effect as a vote “AGAINST” adoption of the merger agreement for purposes of calculating whether a majority vote is obtained.

Q:	What vote of Zygo’s stockholders is required to approve the other proposals at the meeting?

A:	Approval of each of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies and the Merger-Related Compensation Proposal requires the affirmative vote of a majority of the shares of Zygo common stock present in person or represented by proxy at the special meeting and
13

entitled to vote on the matter. A failure to attend the special meeting and vote your shares of Zygo common stock or failure to submit a proxy or a broker non-vote, will have no effect on the outcome of the vote on either proposal. However, an abstention with respect to either proposal will have the same effect as voting “AGAINST” the proposal.

Q:	Why am I being asked to cast a non-binding advisory vote on the Merger-Related Compensation Proposal?

A:	In accordance with the rules promulgated by the SEC under Section 14A of the Securities Exchange Act of 1934, as amended (referred to in this proxy statement as the Exchange Act), we are providing our stockholders with the opportunity to approve, by a non-binding advisory vote, certain compensation that may become payable to our named executive officers in connection with the merger, as disclosed in “Interests of Certain Persons in the Merger” under Proposal 1: Adoption of the Merger Agreement” and “Proposal 3: Advisory Vote on Merger-Related Compensation Proposal.”

Q:	What will happen if stockholders do not approve the Merger-Related Compensation Proposal?

A:	Approval of the Merger-Related Compensation Proposal is not a condition to the completion of the merger. The vote with respect to the Merger-Related Compensation Proposal is an advisory vote only and will not be binding on us or AMETEK. Further, the underlying arrangements pursuant to which any such compensation may become payable are contractual in nature and neither were nor are subject to stockholder approval. Accordingly, regardless of the outcome of the non-binding advisory vote, if the merger agreement is adopted by the stockholders and the merger is completed, our named executive officers will be eligible to receive any merger-related compensation that may become payable in accordance the terms and conditions of those arrangements.

Q:	Does the board of directors recommend that Zygo’s stockholders vote “FOR” the adoption of the merger agreement?

A:	Yes. After careful consideration, the board of directors of Zygo, by a unanimous vote, recommends that you vote:

•	“FOR” the adoption of the merger agreement. You should read the section entitled “Proposal 1: Adoption of the Merger Agreement — Reasons for the Merger; Recommendation of Our Board of Directors” of this proxy statement for a discussion of the factors that our board of directors considered in deciding to recommend the adoption of the merger agreement;

•	“FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement; and

•	“FOR” the Merger-Related Compensation Proposal in the non-binding advisory vote.

Q:	Do any of Zygo’s directors or executive officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?

A:

In considering the recommendation of our board of directors with respect to the merger, you should be aware that our directors and executive officers may have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally. These interests include the right to receive cash pursuant to the merger agreement for the cancellation of outstanding stock options and restricted stock unit awards, as well as certain severance and incentive compensation that may become payable to certain of our executive officers. See the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Interests of Certain Persons in the Merger” and “Proposal 3: Advisory Vote on Merger-Related Compensation Proposal.” Our board of directors was aware of these differing interests and considered them, among other matters, in reaching its decision to adopt the merger agreement and the merger and to recommend that you vote in favor of adopting the merger agreement.

14

Q:	What effects will the proposed merger have on Zygo?

A:	Upon consummation of the proposed merger, Zygo will cease to be a publicly traded company and will become wholly owned by AMETEK. You will no longer have any interest in the future earnings or growth, if any, of Zygo. Following consummation of the merger, the registration of Zygo common stock and our reporting obligations with respect to Zygo common stock under the Exchange Act will be terminated upon application to the SEC. In addition, upon completion of the proposed merger, shares of Zygo common stock will no longer be listed on the NASDAQ Global Select Market, or any other stock exchange or quotation system.

Q:	What happens if the merger is not consummated?

A:	If the merger agreement is not adopted by stockholders or if the merger is not completed for any other reason, stockholders will not receive any payment for their shares in connection with the merger. Instead, Zygo will remain an independent public company and Zygo common stock will continue to be listed and traded on the NASDAQ Global Select Market. If the merger agreement is terminated, under specified circumstances, Zygo may be required to pay AMETEK a termination fee and reimburse AMETEK for certain expenses. See the section of this proxy statement entitled “The Merger Agreement — Termination Fees and Reimbursement of Expenses” for additional information.

Q:	How do I vote my shares without attending the special meeting?

A:	You may vote without attending the special meeting by:

•	completing, signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope by mail;

•	using the telephone number printed on your proxy card;

•	using the Internet voting instructions printed on your proxy card; or

•	if your shares are held by a broker, bank or other stockholder of record exercising fiduciary powers which holds securities of record in nominee name or otherwise (typically referred to as being held in “street name”), following the procedures provided by your broker, bank or other nominee.

Q:	How do I vote my shares in person at the special meeting?

A:	If you hold shares in your name as a stockholder of record, you may attend the special meeting and vote those shares in person at the meeting by giving us a signed proxy card or ballot before voting is closed. If you decide to vote in person, please bring proof of identification with you to the special meeting. Even if you plan to attend the meeting, we recommend that you vote your shares in advance as described above, so your vote will be counted if you later decide not to attend.

If you hold shares in “street name” through a broker, bank or other stockholder of record exercising fiduciary powers which holds securities of record in nominee name or otherwise, you may vote those shares in person at the meeting only if you obtain and bring with you a signed proxy from the necessary nominees giving you the right to vote the shares. To do this, you should contact your broker, bank or other nominee.

Q:	If my shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

A:	Your broker, bank or other nominee will not be able to vote your shares without instructions from you. You should instruct your broker, bank or other nominee to vote your shares following the procedure provided by your broker, bank or other nominee. Without instructions, your shares will not be voted, which will have the same effect as if you voted “AGAINST” adoption of the merger agreement, but will have no effect on the proposal to adjourn the special meeting if necessary or appropriate, to solicit additional proxies or the proposal to approve, by non-binding advisory vote, certain compensation that may become payable to our named executive officers in connection with the merger.
15

Q:	Can I revoke or change my vote?

A:	Yes. If you hold your shares in your name as a stockholder of record, you have the right to change or revoke your proxy at any time before the vote taken at the special meeting by: (i) filing with our Secretary at Zygo’s principal executive offices, Laurel Brook Road, Middlefield CT 06455, a written notice of revocation or a duly executed proxy bearing a later date than the date of the proxy; or (ii) attending the special meeting and voting in person. Attendance at the special meeting will not, by itself, change or revoke a proxy — you must vote in person at the meeting to revoke a prior proxy. If you hold your shares through a broker, bank, or other nominee, follow the directions received from your broker, bank or other nominee to change or revoke your instructions.

Q:	What does it mean if I get more than one proxy card or vote instruction form?

A:	If your shares are registered differently or are in more than one account, you may receive more than one proxy card or vote instruction form. Please complete, sign, date and return all of the proxy cards and vote instruction forms you receive regarding the special meeting (or submit your proxy for all shares by telephone or the Internet) to ensure that all of your shares are voted.

Q:	When should I send my proxy card?

A:	You should send your proxy card as soon as possible so that your shares will be voted at the special meeting.

Q:	What do I need to do now?

A:	Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, if you hold your shares in your own name as the stockholder of record, please vote your shares by: completing, signing, dating and returning the enclosed proxy card; using the telephone number printed on your proxy card; or using the Internet voting instructions printed on your proxy card. You can also attend the special meeting and vote. Do NOT return your stock certificate(s) with your proxy card.

If your shares of Zygo common stock are held in “street name” by your broker, bank or other nominee, after carefully reading and considering the information contained in this proxy statement, you should instruct your broker, bank or other nominee on how to vote your shares of Zygo common stock using the instructions provided by your broker, bank or other nominee. If your shares of Zygo common stock are held in “street name” and you do not provide your broker, bank or other nominee with instructions, your shares of Zygo common stock will not be voted and that will have the same effect as voting “AGAINST” the adoption of the merger agreement but will have no effect on the outcome of any vote to adjourn the special meeting or the non-binding advisory vote on the Merger-Related Compensation Proposal.

Q:	Are appraisal rights available?

A:	Yes. As a holder of Zygo common stock, you are entitled to appraisal rights under Delaware law if you do not vote in favor of adoption of the merger agreement, and you properly demand and perfect your appraisal rights under Delaware law. See the section of this proxy statement entitled “Appraisal Rights.”

Q:	When do you expect the merger to be completed?

A:

We anticipate that the merger will be completed by the end of the second quarter of 2014, assuming satisfaction or waiver of all of the conditions to the merger. However, the merger is subject to various regulatory approvals and other conditions, and it is possible that factors outside the control of Zygo and AMETEK could result in the merger being completed at a later time or not at all. The waiting period for HSR Act notification has expired and German antitrust clearance has been obtained.

Q:	If the merger is completed, when can I expect to receive the merger consideration for my shares of Zygo common stock?

A:	Promptly after the completion of the merger, you will be sent a letter of transmittal describing how you may exchange your shares of Zygo common stock for the merger consideration. You should not send your Zygo common stock certificates to us or anyone else until you receive these instructions.
16

Q:	Who will bear the cost of this solicitation?

A:	The expenses of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by Zygo. Zygo will, upon request, reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for forwarding material to the beneficial owners of shares held of record by others. Additional solicitations may be made by telephone, facsimile or other contact by certain directors, officers or employees of Zygo, none of whom will receive additional compensation therefor, and by our proxy solicitor, as described below.

Q:	Will a proxy solicitor be used?

A:	Yes. Zygo has engaged Alliance Advisors, LLC to assist in the solicitation of proxies for the special meeting, and Zygo estimates that it will pay Alliance Advisors, LLC fees of approximately $10,000. Zygo has also agreed to reimburse Alliance Advisors, LLC for its out-of-pocket expenses and to indemnify it against certain losses arising out of its proxy solicitation services.

Q:	Should I send in my stock certificates now?

A:	No. PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES WITH YOUR PROXY.

Shortly after the merger is completed, you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to the exchange agent in order to receive the merger consideration in respect of your shares of Zygo common stock. You should use the letter of transmittal to exchange your stock certificates for the merger consideration which you are entitled to receive as a result of the merger.

Q:	Is the merger expected to be taxable to me?

A:	The exchange of shares of Zygo common stock for cash pursuant to the merger agreement generally will be a taxable transaction to U.S. holders (as defined in “Proposal 1: Adoption of the Merger Agreement — Material U.S. Federal Income Tax Consequences”) for U.S. federal income tax purposes. If you are a U.S. holder and you exchange your shares of Zygo common stock in the merger, you will generally recognize gain or loss in an amount equal to the difference, if any, between the cash received in the merger and your adjusted tax basis in such shares. The merger generally will not be a taxable transaction to non-U.S. holders for U.S. federal income tax purposes unless the non-U.S. holder has certain connections to the United States, but may be a taxable transaction under foreign tax laws.

See the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Material U.S. Federal Income Tax Consequences” for a more detailed discussion of the U.S. federal income tax consequences of the merger. You should also consult your independent tax advisor as to the particular tax consequences of the merger to you.

Q:	What happens if I sell my shares before the special meeting?

A:

The record date of the special meeting is earlier than the special meeting and the date that the merger is expected to be completed. If you transfer your shares of Zygo common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will have transferred the right to receive $19.25 per share in cash, without interest thereon, and less any applicable withholding taxes, to be received by our stockholders in the merger. In order to receive the $19.25 per share, without interest thereon, and less any applicable withholding taxes, you must hold your shares through completion of the merger.

17

Q:	Who can help answer my other questions?

A:	If you have more questions about the merger, need assistance in submitting your proxy or voting your shares, or need additional copies of the proxy statement or the enclosed proxy card, you should contact Alliance Advisors, LLC, our proxy solicitor, or Zygo:

Alliance Advisors, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
Call Collect: (973) 873-7721

Toll Free: (855) 486-7909

Email to: zygo@allianceadvisorsllc.com

or

Zygo Corporation

Laurel Brook Road

Middlefield, CT 06455

Attention: Secretary

(860) 347-8506

If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

18

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements include, among others, information concerning the possible or assumed future results of operations of Zygo, the expected completion and timing of the merger and other information relating to the merger. There are forward-looking statements throughout this proxy statement, including, without limitation, under the headings “Proxy Statement Summary,” “Questions and Answers about the Special Meeting and the Merger,” “Proposal 1: Adoption of the Merger Agreement,” “Proposal 1: Adoption of the Merger Agreement — Certain Financial Forecasts,” “Proposal 1: Adoption of the Merger Agreement — Governmental and Regulatory Approvals” and “Proposal 1: Adoption of the Merger Agreement — Opinion of Zygo’s Financial Advisor.” Forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan(s),” “strategy,” “project,” “should” and other words of similar meaning in connection with a discussion of current or future operating or financial performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. In addition to other factors and matters contained or incorporated in this document, these statements are subject to risks, uncertainties, and other factors, including, among others:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•	the outcome of any legal proceeding that has been or may be instituted against Zygo and others relating to the merger agreement;

•	the inability to complete the merger due to the failure to obtain stockholder approval, the failure to obtain regulatory approvals or the failure to satisfy other conditions to consummation of the merger;

•	the failure of the merger to close for any other reason;

•	business uncertainty and contractual restrictions during the pendency of the merger;

•	risks that the proposed merger disrupts current business plans and operations and potential difficulties in attracting and retaining senior management or employees as a result of the merger;

•	the diversion of management’s attention from ongoing business concerns;

•	the effect of the announcement of the merger on our customer and supplier relationships, key personnel, operating results and business generally;

•	the amount of the costs, fees, expenses and charges related to the merger;

•	the timing of the completion of the merger;

•	risks and uncertainties relating to our business (including our ability to achieve strategic goals, objectives and targets over applicable periods), industry performance and the regulatory environment; and

•	other risks detailed in our current filings with the SEC, including our most recent filings on Forms 8-K, 10-Q and 10-K. See the section of this proxy statement entitled “Where You Can Find More Information.”

The forward-looking statements contained in this proxy statement speak only as of the date on which such statements were made and we undertake no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We do not assume responsibility for the accuracy and completeness of forward-looking statements. Any or all of the forward-looking statements contained in this proxy statement and in any other public statements that are made may prove to be incorrect. This may occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties. All of the forward-looking statements are qualified in their entirety by reference to

19

the risk factors discussed above and under the caption “Risk Factors” of our most recent filings on Forms 10-Q and 10-K. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict these new risk factors, nor can we assess the impact, if any, of the new risk factors on our business or the extent to which any factor or combination of factors may cause actual results or outcomes to differ materially from those expressed or implied by any forward-looking statement. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this proxy statement might not occur.

20

THE PARTIES TO THE MERGER

Zygo Corporation

Laurel Brook Road
Middlefield, CT 06455
(860) 347-8506

Zygo (NASDAQ: ZIGO), a Delaware corporation, is a worldwide supplier of optical metrology instruments, precision optics, and electro-optical design and manufacturing services, serving customers in the semiconductor capital equipment, research, defense, life sciences and industrial markets. We operate within two divisions. Our Metrology Solutions Division manufactures products to improve quality, increase productivity to improve our customers’ manufacturing yields, and decrease the overall cost of product development and manufacturing for high-technology companies. Our Optical Systems Division provides leading-edge product development and manufacturing services that leverage a variety of core technologies across semiconductor, defense, laser fusion research, life-sciences, and other industrial markets. The Metrology Solutions Division has manufacturing locations in Middlefield, Connecticut; Tucson, Arizona; Montreal, Canada; Shanghai, China; Germany; and Tainan City, Taiwan. The Optical Systems Division has manufacturing locations in Middlefield, Connecticut; Tucson, Arizona; Costa Mesa, California; and Richmond, California.

We focus on markets around the world that are engaged in research and manufacture of high volume precision components used to support high technology applications in industries such as consumer electronics, automotive engineering, LED lighting, life-sciences, military and defense. We have expanded our geographic reach in recent years by continued investment in our joint venture in China and expansion of our office in Taiwan.

For more information about us, please visit our website http://www.zygo.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference. See also the section of this proxy statement entitled “Where You Can Find More Information.” Zygo common stock is publicly traded on the NASDAQ Global Select Market under the trading symbol “ZIGO”.

AMETEK, Inc.
1100 Cassatt Road
Berwyn, Pennsylvania 19312
(610) 647-2121

AMETEK (NYSE: AME), a Delaware corporation, is a leading global manufacturer of electronic instruments and electromechanical devices with operations in North America, Europe, Asia and South America. AMETEK markets its products worldwide through two operating groups, the Electronic Instruments Group, or EIG, and the Electromechanical Group, or EMG. EIG provides monitoring, testing, calibration and display devices for the process, aerospace, power and industrial markets. EMG produces highly engineered electrical connectors for electronic applications; precision motion control solutions; specialty metals and alloys; and electric motors, blowers and heat exchangers. End markets include aerospace and defense, oil and gas, medical research, power, factory automation and other industrial markets. AMETEK continues to grow through strategic acquisitions focused on differentiated niche markets in instrumentation and electromechanical devices. The common stock of AMETEK is a component of the S&P 500 Index.

21

AMETEK Matterhorn, Inc.

c/o AMETEK, Inc.
1100 Cassatt Road
Berwyn, Pennsylvania 19312
(610) 647-2121

AMETEK Matterhorn, Inc. is a Delaware corporation and a wholly owned subsidiary of AMETEK. It was formed solely for the purpose of effecting the merger and the transactions contemplated by the merger agreement, and it has not engaged in any other business.

22

THE SPECIAL MEETING

Date, Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting to be held at the offices of Norton Rose Fulbright, 666 Fifth Avenue, 33rd Floor, New York, New York at 10:00 a.m. EDT on June 18, 2014, or at any postponement or adjournment thereof. The purpose of the special meeting is for our stockholders to consider and vote on a proposal to adopt the merger agreement (and to approve (i) the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement; and (ii) by a non-binding advisory vote, certain compensation that may become payable to our named executive officers in connection with the merger). Stockholders holding a majority of the issued and outstanding shares of Zygo common stock at the close of business on the record date must vote to adopt the merger agreement in order for the merger to occur. A copy of the merger agreement is attached as Annex A to this proxy statement.

Board of Directors Recommendation

After careful consideration, our board of directors, by unanimous vote, approved and declared advisable the execution, delivery and performance of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and determined that entering into the merger agreement and consummating the merger, are fair to, and in the best interests of, Zygo’s stockholders. Our board of directors recommends that you vote “FOR” the proposal to adopt the merger agreement, “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies and “FOR” the proposal to approve, by a non-binding advisory vote, certain compensation that may become payable to our named executive officers in connection with the merger. For a discussion of the material factors considered by our board of directors in reaching its conclusions, see the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Reasons for the Merger; Recommendation of Our Board of Directors.”

Record Date and Quorum

We have fixed the close of business on May 16, 2014 as the record date for the special meeting, and only holders of record of shares of Zygo common stock on the record date are entitled to vote at the special meeting. As of the close of business on the record date for the special meeting, there were 19,120,282 shares of Zygo common stock entitled to be voted at the special meeting. Each share of Zygo common stock outstanding on the record date entitles its holder to one vote on all matters properly coming before the special meeting.

The presence at the special meeting in person or by proxy of the holders of a majority of the issued and outstanding shares of our capital stock entitled to vote at the special meeting as of the close of business on the record date will constitute a quorum for purposes of considering the proposals at the special meeting. Shares of Zygo common stock represented at the special meeting but not voted, including shares of Zygo common stock for which we have received proxies indicating that the submitting stockholders have abstained and broker non-votes will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instructions from the beneficial owner of the shares, and no instructions are given.

Vote Required for Approval

The adoption of the merger agreement requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Zygo common stock at the close of business on the record date. For the proposal to adopt the merger agreement, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will not be counted as votes cast or shares voting on the proposal to adopt the merger agreement, but will count for the purpose of determining whether a quorum is present. If you abstain, it will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

Brokers, banks or other nominees who hold shares of Zygo common stock in “street name” for customers who are the beneficial owners of such shares may not give a proxy to vote those customers’ shares in the absence of

23

specific instructions from those customers. These non-voted shares of Zygo common stock will not be counted as votes cast or shares voting and, as a result, will have the same effect as votes “AGAINST” approval and adoption of the merger agreement.

Approval of each of (i) any proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies and (ii) the proposal to approve, by a non-binding advisory vote, certain compensation that may become payable to our named executive officers in connection with the merger requires the affirmative vote of a majority of the shares of Zygo common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter. A failure to vote your shares of Zygo common stock or a broker non-vote will have no effect on the outcome of any vote to adjourn the special meeting or to approve, by a non-binding advisory vote, certain compensation that may become payable to our named executive officers in connection with the merger. An abstention will have the same effect as voting “AGAINST” any proposal to adjourn the special meeting or to approve, by a non-binding advisory vote, certain compensation that may become payable to our named executive officers in connection with the merger.

Voting by Zygo’s Directors and Executive Officers; Voting Agreements

As of May 16, 2014, the record date for the special meeting, our current directors and executive officers beneficially owned, and had the right to vote, in the aggregate, 4,754,155 shares of Zygo common stock, which represented approximately 24.9% of the outstanding shares of Zygo common stock. Our current directors and executive officers have informed us that they intend to vote all of their shares of Zygo common stock “FOR” the adoption of the merger agreement, “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies and “FOR” the proposal to approve, by a non-binding advisory vote, certain compensation that may become payable to our named executive officers in connection with the merger.

The MAK Funds, which collectively beneficially own 4,370,060 shares (approximately 23.1%) of the outstanding Zygo common stock, and Gary K. Willis, Zygo’s Chief Executive Officer who is the record holder of 101,646 shares (less than 1%) of the outstanding Zygo common stock, are parties to a voting agreement with Zygo and AMETEK with respect to the merger in which each of them granted an irrevocable proxy to specified officers of AMETEK and generally agreed to vote, in their capacities as stockholders of Zygo, all of their shares of Zygo common stock in favor of the merger and against any alternative transactions. The MAK Funds are affiliated with Michael A. Kaufman, the Chairman of the Board of Zygo.

Proxies and Revocation

Record holders may vote or cause their shares of Zygo common stock to be voted by proxy using one of the following methods:

•	completing, signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope by mail;

•	using the telephone number printed on your proxy card;

•	using the Internet voting instructions printed on your proxy card; or

•	appearing at the special meeting and voting in person.

If no instructions are indicated on your signed proxy card, your shares will be voted “FOR” the adoption of the merger agreement, “FOR” adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies and “FOR” approval, by a non-binding advisory vote, certain compensation that may become payable to our named executive officers in connection with the merger.

If your shares of Zygo common stock are held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares of Zygo common stock using the instructions provided by your broker, bank or other nominee.

24

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

If you submit a proxy by telephone or the Internet or by returning a signed proxy card by mail, your shares will be voted at the special meeting as you indicate on your proxy card or by such other method. If you sign your proxy card without indicating your vote, your shares will be voted “FOR” the adoption of the merger agreement, “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies and “FOR” the approval, by a non-binding advisory vote, of certain compensation that may become payable to our named executive officers in connection with the merger.

If you abstain, your shares of Zygo common stock will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of business; however, your shares will not be counted as votes cast or shares voting on the proposals. If you abstain, it will have the same effect as a vote “AGAINST” the proposals.

If your shares of Zygo common stock are held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. If you do not instruct your broker, bank or other nominee to vote your shares, it has the same effect as a vote “AGAINST” the proposal to adopt the merger agreement but will have no effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies or the proposal to approve, by a non-binding advisory vote, certain compensation that may become payable to our named executive officers in connection with the merger.

Proxies received at any time before the special meeting, and not revoked or superseded before being voted, will be voted at the special meeting. If you hold your shares in your name as a stockholder of record, you have the right to change or revoke your proxy at any time before the vote taken at the special meeting by:

•	filing with the Secretary of Zygo at Zygo’s principal executive offices, Laurel Brook Road, Middlefield CT 06455, a written notice of revocation or a duly executed proxy bearing a later date than the date of the proxy; or

•	attending the special meeting and voting in person. Attendance at the special meeting will not, by itself, change or revoke a proxy — you must vote in person at the meeting to revoke a prior proxy.

If you hold your shares through a broker, bank, or other nominee, you have the right to change or revoke your proxy at any time before the vote taken at the special meeting by following the directions received from your broker, bank or other nominee to change or revoke those instructions.

PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD. IF THE MERGER IS COMPLETED, A SEPARATE LETTER OF TRANSMITTAL WILL BE MAILED TO YOU THAT WILL ENABLE YOU TO RECEIVE THE MERGER CONSIDERATION IN EXCHANGE FOR YOUR ZYGO STOCK CERTIFICATES.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment may be made without notice, other than by an announcement made at the special meeting of the time, date and place of the adjourned meeting, provided that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the bylaws of Zygo will be given to each stockholder of record entitled to notice of and to vote at the meeting. Holders of a majority of the shares of Zygo common stock present in person or represented by proxy at the special meeting and entitled to vote may adjourn or postpone the special meeting. Any signed proxies received by us in which no voting instructions are provided on the matter will be voted “FOR” an

25

adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies. The special meeting may be adjourned by the affirmative vote of the holders of a majority of the shares of Zygo common stock present in person or represented by proxy at the special meeting and entitled to vote at the special meeting. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Rights of Stockholders Who Dissent From the Merger

Stockholders are entitled to statutory appraisal rights under Delaware law in connection with the merger. This means that you are entitled to have the value of your shares of Zygo common stock determined by the Delaware Court of Chancery and to receive payment based on that valuation. The ultimate amount you receive as a dissenting stockholder in an appraisal proceeding may be more than, the same as or less than the $19.25 per share (without interest thereon, and less any applicable withholding taxes) you would have received under the merger agreement.

To perfect your appraisal rights, you must submit a written demand for appraisal to us before the vote is taken on the merger agreement and you must not vote in favor of the adoption of the merger agreement. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. See the section of this proxy statement entitled “Appraisal Rights” and the text of the Delaware appraisal rights statute, Section 262 of the DGCL, reproduced in its entirety as Annex C to this proxy statement. This proxy statement constitutes our notice to our stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262 of the DGCL.

Solicitation of Proxies

This proxy solicitation is being made and paid for by us on behalf of our board of directors. In addition, we have engaged Alliance Advisors, LLC to assist in the solicitation of proxies for the special meeting, and we estimate that we will pay Alliance Advisors, LLC fees of approximately $10,000. We also have agreed to reimburse Alliance Advisors, LLC for its out-of-pocket expenses and to indemnify it against certain losses arising out of its proxy solicitation services. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional compensation for their efforts. We will also request brokers, banks and other nominees to forward proxy solicitation material to the beneficial owners of shares of Zygo common stock that the brokers, banks and nominees hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses related to forwarding the material.

Questions and Additional Information

If you have more questions about the merger, need assistance in submitting your proxy or voting your shares, or need additional copies of the proxy statement or the enclosed proxy card, you should contact Alliance Advisors, LLC, our proxy solicitor, or Zygo:

26

Alliance Advisors, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
Call Collect: (973) 873-7721
Toll Free: (855) 486-7909
Email to: zygo@allianceadvisorsllc.com

or

Zygo Corporation
Laurel Brook Road
Middlefield, CT 06455
Attention: Secretary
(860) 347-8506

If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

27

PROPOSAL 1
ADOPTION OF THE MERGER AGREEMENT

Background of the Merger

As part of its ongoing evaluation of business and strategic planning alternatives, Zygo’s board of directors from time to time has discussed and reviewed strategic goals and alternatives. These reviews have included consideration of potential transactions and business combinations, as well as Zygo’s standalone business plans and prospects.

In August 2013, Zygo’s board of directors discussed commencing a strategic review process, including a possible sale process for Zygo. Zygo’s external counsel, Norton Rose Fulbright, advised the Zygo board concerning its fiduciary duties in connection with a strategic review process. The Zygo board established a strategic review committee consisting of Michael A. Kaufman, Dr. Stephen D. Fantone and Dr. Samuel H. Fuller.

Zygo’s board of directors decided to interview several investment banking firms with experience in business combinations in the industries in which Zygo operates, and requested that Mr. Kaufman and Drs. Fantone and Fuller, as members of the strategic review committee, conduct these interviews. Mr. Kaufman and Drs. Fantone and Fuller, accompanied by attorneys from Norton Rose Fulbright, completed interviews with three investment banking firms and, after considering the qualifications and proposals of each firm, recommended that the board of directors engage Barclays.

On October 14, 2013, a team of bankers from Barclays delivered a presentation to the independent members of the Zygo board regarding strategic alternatives and a possible sale process. The presentation included a discussion of improved economic conditions, business fundamentals in Zygo’s industry and the general environment for mergers and acquisitions. Barclays also presented its preliminary recommendations as to the design of a sale process that would address the diverse nature of potential buyers, if the Zygo board determined to pursue the sale of Zygo. After the Barclays presentation, the independent members of the Board discussed their observations and impressions of the Barclays presentation, reviewed the terms of the proposed Barclays engagement and, in concurrence with the recommendation of the strategic review committee, voted to engage Barclays as Zygo’s financial advisor with respect to a review of strategic alternatives, including the possible sale of Zygo.

A list of potential buyers was assembled and reviewed and discussed on several occasions among members of the board of directors, Zygo’s executive management and Barclays. Modifications to the list were made with consideration given to, among other things, the likelihood of interest, the ability to pay and competitive concerns.

A process was launched in late October 2013 and, over approximately the next month, 32 potential buyers were contacted by Barclays. The contacted potential buyers consisted of 26 strategic buyers and six financial sponsors. The potential buyers were provided with a “teaser” generically describing the business and certain financial metrics of Zygo. Twelve parties, consisting of both strategic buyers and financial sponsors, expressed interest and signed confidentiality agreements, and Zygo’s identity was disclosed to them.

After their review of publicly available information, seven potential buyers determined to proceed further with the process. This included Company A, which previously had preliminary conversations with Zygo’s former chief executive officer about a possible strategic combination, and which reinitiated the conversation with Zygo’s then recently elected Chairman of the Board, Michael A. Kaufman. Zygo management held individual half-day management presentations in December 2013 and early January 2014 at an offsite location for each prospective bidder with a continued interest, subsequently followed by access to a limited data room and additional question and answer sessions with Zygo management. Zygo then distributed a process letter to these seven potential buyers with instructions on submitting indications of interest.

On November 18, 2013, as part of the process, AMETEK was contacted by Barclays to gauge its interest in a potential transaction with Zygo. Following the signing of a confidentiality agreement, various members of AMETEK management attended a Zygo management presentation on December 19, 2013.

On December 26, 2013, Company A presented a written non-binding indication of interest to acquire Zygo for between $16.50 and $17.50 per share, in a 50/50 cash/stock mix. Company A was informed of the review process,

28

including the January 2014 deadline for all interested parties to submit non-binding indications of interest.

AMETEK received a process letter from Barclays on January 3, 2014, and orally communicated to Barclays on January 13, 2014 AMETEK’s decision not to participate in a competitive auction. AMETEK informed Barclays that it would be willing to proceed with discussions on an exclusive basis; or alternatively, if Zygo’s strategic review process did not culminate in a transaction for Zygo, AMETEK would be amenable to discussing possible strategic alternatives at that time. After deliberation and discussion, the Zygo board determined to proceed with the strategic review process and not grant AMETEK exclusivity, and directed Barclays to so inform AMETEK.

On January 19, 2014, Company A delivered a revised non-binding indication of interest at $17.50 per share, the high end of its previously stated range, again in a 50/50 cash/stock mix.

On January 21, 2014, the Zygo board met with Barclays and Norton Rose Fulbright to review the strategic alternative review process and alternatives available to Zygo, including the bid submitted by Company A. The Zygo board was of the view that further discussions with Company A should proceed aggressively in light of, among other things, the apparent significant synergies between Zygo’s and Company A’s lines of business, and that Barclays should elicit bids from other participants in the process.

Company B delivered a written indication of interest on January 24, 2014 for an all cash offer in the range of $17.50 to $19.50 per share. The other participants in the strategic review process informed Barclays that they declined to submit bids.

Members of the Zygo board, after deliberation and discussion with Barclays and Norton Rose Fulbright, directed Barclays to inform each of Company A and Company B that it would be admitted into the next round of the due diligence process. Barclays was further directed to convey to Company A and Company B that their respective bids were below Zygo’s expectations, and that Zygo anticipated receiving higher bids once additional due diligence was undertaken and the synergies were better identified. Messrs. Kaufman and Willis, as Chairman and the Zygo board-designated Interim Chief Executive Officer, respectively, were asked to continue to lead the effort on behalf of Zygo.

On January 26, 2014, Messrs. Willis and Kaufman met for dinner with the Chief Financial Officer of Company A, Company A’s financial advisor and Barclays to discuss, among other things, the need for Company A to increase its offer price.

On January 27, 2014, a larger management group from both Zygo and Company A convened to review Zygo’s results for the end of its second fiscal quarter and its year-to-date financial performance.

Company A and Company B were each granted access to a more complete second round data room on January 29, 2014. During that week, each of Company A and Company B attended additional due diligence sessions with Zygo management, where they were provided, among other things, with an update on Zygo’s second fiscal quarter performance and booking trends, as well as an estimate of pro forma synergy opportunities. During this second round due diligence period, there was extensive interaction between Zygo executives and personnel from each of Company A and Company B.

On January 30, 2014, AMETEK was offered an opportunity to reengage in the process. AMETEK reiterated its decision to abstain in favor of one-on-one negotiation on February 10, 2014.

On January 31, 2014, management groups from both Zygo and Company B convened to review Zygo’s results for the end of its second fiscal quarter and its year-to-date financial performance.

Final round process letters were sent to Company A and Company B on February 5, 2014, calling for final offers by February 27, 2014. The final offers were to be accompanied by a proposed mark-up of the draft form of merger agreement for an all cash bid, which was posted to the second round data room on February 12, 2014 and made available to Company A and Company B. Company A subsequently informed Barclays that Company A had certain internal constraints and would not likely be able to submit its final round bid until a few days after the stated deadline. A draft of the disclosure schedules to the draft form of merger agreement were posted to the data room on February 20, 2014.

On February 20, 2014, Company B informed Barclays that Company B continued to see a strategic fit, but that based on Company B’s revised valuation of Zygo, Company B’s bid would be at or below the low end of its range ($17.50 per share), and as a result Company B had decided to drop out of the process. Further efforts to explain the value of Zygo to Company B were unsuccessful.

29

On March 2, 2014, Company A submitted an offer at $17.50 per share, structured with cash consideration of up to $183 million and no more than a specified number of shares of Company A stock (then valued at approximately $162.5 million based upon the closing price of Company A’s common stock on its principal stock exchange). On March 2, 2014, the Zygo board authorized Barclays to continue discussions with Company A aimed at increasing its bid price, and to resume dialogue with AMETEK. After additional conversations, Company A revised its offer on March 5, 2014 to $18.50 per share with cash consideration of up to $198 million and no more than the same number of shares of Company A stock.

On March 4, 2014, Barclays telephoned William Eginton, Senior Vice President of Corporate Development at AMETEK, to invite AMETEK to enter the process and propose that AMETEK meet with Zygo management for preliminary diligence matters. Barclays further conveyed that in the event AMETEK proposed an acceptable bid or price range based on this diligence phase, Zygo might be open to focusing its efforts to working with AMETEK for a limited period of time. The next day, AMETEK contacted Barclays with a list of due diligence questions. In response, on March 6, 2014, Barclays provided a slide deck with updated business information to AMETEK. Zygo, Barclays and AMETEK discussed the information on conference calls on March 6, 2014 and March 10, 2014.

Mr. Eginton presented an oral offer to Barclays of $19.00 per share in cash on March 13, 2014, asking for exclusivity, expense reimbursement if Zygo entered into an agreement for a business combination with another party, a three-week due diligence period, no “go shop” provision in any definitive agreement to be executed, and a maximum termination fee. Representatives of the Zygo board, Norton Rose Fulbright and Barclays discussed the offer presented by AMETEK and suggested approaches and strategies with respect to Company A and AMETEK aimed at attaining higher bids from each. Barclays then called Company A’s financial advisor on March 14, 2014 and the morning of March 16, 2104 to inform Company A that its existing bid was not the highest bid received and was not likely to be successful, and to inquire whether Company A was interested in pursuing a transaction at a higher valuation than previously indicated. Company A, through its financial advisor, declined to increase its bid price or terms to further pursue a transaction. On the evening of March 16, 2014, Barclays orally responded to the AMETEK offer, making a counterproposal for $20.00 per share, a two-week timetable for the completion of due diligence, no exclusivity and a reciprocal termination fee of $2 million for two weeks.

On March 17, 2014, Frank Hermance, Chief Executive Officer of AMETEK, called Gary Willis, Chief Executive Officer of Zygo, with an offer of $19.00 per share, subject to certain key provisions: three weeks for due diligence, and strong deal protections for AMETEK, including a broad “no shop” and limited “fiduciary-out” provisions and a 3% termination fee based upon enterprise value plus expense reimbursement, to be included in any executed merger agreement. Mr. Willis and Mr. Hermance also discussed exclusivity. AMETEK sent a formal letter memorializing the key provisions following the call. The Zygo board met that evening with Norton Rose Fulbright and Barclays to discuss the offer from AMETEK, including the terms of its offer, a review of the strategic alternatives review process undertaken by Zygo and the results of that effort, alternatives available to Zygo, and an appropriate response to AMETEK. Mr. Willis was provided with direction for his expected discussion the next day with AMETEK.

The following day, Mr. Willis called Mr. Hermance, indicating that certain points in the letter were acceptable and that he would have a draft merger agreement sent over to AMETEK. Mr. Willis, however, noted that Zygo expected a higher per share price and pushed back on certain aspects of the request for expense reimbursement and exclusivity. Mr. Willis and Mr. Hermance discussed a possible all cash transaction at $19.50 per share. Mr. Hermance called Mr. Willis back later that day to indicate a willingness to increase the price to $19.25 per share. Mr. Hermance proposed for management personnel from both companies to meet on March 20, 2014. This conversation was followed by a formal letter from AMETEK setting out the terms. After being unsuccessful in attempting to increase the price further, and in accordance with the Zygo board’s deliberations the previous evening, Mr. Willis agreed to the principal terms and to the meeting on March 20, 2014. He also updated AMETEK on the Zygo business and agreed on process and protocol for further discussions with AMETEK. On March 20, 2014, the AMETEK team met with the Zygo management team in Connecticut, where detailed discussions on Zygo’s business and due diligence meetings were held.

From March 20, 2014 to March 26, 2014, AMETEK’s internal lawyers and external legal counsel, Stroock & Stroock & Lavan LLP (“Stroock”), Mr. Willis and Norton Rose Fulbright held multiple discussions regarding AMETEK’s request for Zygo to formalize an environmental remediation cost-sharing and indemnity agreement (referred to in this proxy statement as the environmental indemnity agreement) between Zygo and Fox Willow, LLC, the registered owner of the 5 Brookside Drive, Middlefield, Connecticut real property adjoining Zygo’s real

30

property at 6 Brookside Drive, Middlefield, Connecticut. Carol Wallace, a director of Zygo, is a controlling principal of Fox Willow.

AMETEK reached out to Barclays and Mr. Willis on March 25, 2014 to request a countersigned letter of intent. After discussion with Norton Rose Fulbright, Barclays responded that Zygo’s preference was not to sign such a letter, but confirmed by email the terms of the letter of intent as a basis for moving forward.

On March 26, 2014, Norton Rose Fulbright received a mark-up of the merger agreement from Stroock and, over the next 15 days, the terms and provisions of the merger agreement were negotiated.

In addition, on March 31, 2014, Norton Rose Fulbright received a draft of the voting agreement from Stroock. The draft voting agreement was forwarded to Mr. Kaufman for review with McCarter & English, counsel to the MAK Funds.

Mr. Eginton continued to request that Zygo countersign the submitted letter of intent. On April 2, 2014, Mr. Willis and Mr. Hermance spoke telephonically, indicating a desire to proceed with the transaction. Mr. Hermance indicated that AMETEK had made significant progress and was on pace to sign the deal within the previously discussed three week timeline, subject to completion of key areas of its due diligence, including specifically environmental due diligence. Messrs. Willis and Hermance discussed, among other things, the status of the merger discussions, communication plans, timing and board approvals, antitrust filings and compensation arrangements for executive officers and the management teams.

On April 3, 2014, the Zygo board met, together with Barclays and Norton Rose Fulbright, to further discuss and review the strategic review process, including the terms of AMETEK’s offer and the status of the negotiations. During the meeting, Barclays provided a preliminary assessment with respect to the bid (noting, among other things, AMETEK’s ability to pay the merger consideration in cash) and Zygo as a standalone entity, and Norton Rose Fulbright reviewed with the Zygo board the various proposed revisions being requested by AMETEK to the form of merger agreement initially delivered to AMETEK. The Zygo board also received an update concerning the environmental indemnity agreement discussions.

On an April 4, 2014 call between Mr. Willis and Mr. Hermance, Mr. Willis agreed to approach Ms. Wallace to negotiate the environmental indemnity agreement required by AMETEK. On April 7, 2014, Mr. Willis and Mr. Hermance discussed the status of the merger agreement, AMETEK’s request for the MAK Funds, affiliates of Michael Kaufman, to agree to a voting agreement, the status of the Fox Willow environmental indemnity agreement, press releases and employee communications. They also discussed amendments requested by AMETEK to Zygo’s existing executive transition agreements with specified executive officers, and new incentive and retention agreements with specified executive officers. Norton Rose Fulbright delivered to Stroock a consolidated markup of the voting agreement, reflecting the comments of the MAK Funds, McCarter & English, Mr. Willis and Norton Rose Fulbright.

Mr. Willis called Mr. Hermance on April 8, 2014 to update AMETEK on the environmental indemnity agreement and the voting agreement with Mr. Willis and the MAK Funds. This was followed by several conversations regarding the executive transition agreements and incentive and retention agreements. AMETEK agreed to speak to Anthony Allan, Chief Operating Officer of Zygo, to explain the process and plan for Mr. Allan. Mr. Allan agreed to sign the amendment to his executive transition agreement and the proposed incentive and retention agreement. The next day, Mr. Willis and Mr. Hermance spoke again on amendments to executive transition agreements and incentive and retention agreements for Mr. Allan; John M. Stack, President, Optical Systems Division; and John P. Jordan, Chief Financial Officer and Treasurer; as well as William H. Bacon, Vice President—Quality & Support Services; John A. Tomich, Vice President, Secretary & General Counsel; and Michael Vehlies, Corporate Controller of Zygo.

Zygo, AMETEK, Stroock and Norton Rose Fulbright continued negotiating a draft merger agreement; the MAK Funds, Mr. Willis, Zygo, AMETEK and their lawyers continued negotiating a voting agreement, and Carol Wallace and Fox Willow continued negotiating an environmental indemnity agreement with Zygo and AMETEK, and their respective lawyers.

On April 9, 2014, Mr. Willis and Mr. Hermance discussed AMETEK’s position with respect to the antitrust provisions of the merger agreement, and, in particular, the obligations of AMETEK in connection with any antitrust proceeding relating to the proposed merger.

31

On April 10, 2014, Zygo’s board of directors met with Barclays and Norton Rose Fulbright. At the board meeting, which was attended by all of Zygo’s directors, Barclays summarized the key aspects of the sale process to date, including the scope and outcome of buyer outreach, the management presentation and due diligence activities undertaken with participants in the sale process, the first round indications of interest and the events that occurred during the second round of the process. Barclays then summarized the key provisions of the merger agreement and reviewed its analysis of the proposed transaction terms and of Zygo as a standalone entity. At the conclusion of its presentation, Barclays issued its oral fairness opinion to the Zygo board, which was subsequently confirmed by the delivery of Barclays’ written fairness opinion dated April 10, 2014.

Norton Rose Fulbright then reviewed with the Zygo board in detail the final draft of the merger agreement with AMETEK and Merger Sub, including the terms on which the Zygo board would have the ability to consider a superior proposal if one were to emerge, the termination fee and expense reimbursement that would be payable upon termination of the merger agreement, and the conditions to closing, including specifically the regulatory approval provisions of the merger agreement. Norton Rose Fulbright also reviewed with the Zygo board the terms of the voting agreement with the MAK Funds, Mr. Willis and AMETEK; the environmental indemnity agreement with Fox Willow and Carol Wallace; the amendments to the executive transition agreements of Messrs. Allan, Stack, Jordan, Bacon, Tomich and Vehlies; and the incentive and retention agreements with these individuals.

Following additional discussion and deliberation, including careful consideration of the factors described under “—Reasons for the Merger; Recommendation of Our Board of Directors,” the Zygo board of directors, by unanimous vote, approved and declared advisable the execution, delivery and performance of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and determined that entering into the merger agreement and consummating the merger are fair to, and in the best interests of, Zygo’s stockholders. The Zygo board also approved the terms of the voting agreement with the MAK Funds, Mr. Willis and AMETEK, the environmental indemnity agreement with Fox Willow and Carol Wallace (who recused herself from discussion concerning and voting with respect to that agreement), the amendments to the executive transition agreements of Messrs. Allan, Stack, Jordan, Bacon, Tomich and Vehlies, and the incentive and retention agreements with these individuals.

After approval by the Zygo board, Zygo and AMETEK executed and delivered each of these agreements to which they were a party on the night of April 10, 2014. AMETEK executed and delivered the merger agreement and voting agreement on April 10, 2014. Each of Zygo and AMETEK issued a press release announcing the transaction before the market opened on April 11, 2014.

Reasons for the Merger; Recommendation of Our Board of Directors

Reasons for the Merger

Our board of directors, with the advice and assistance of our management and legal and financial advisors, at a meeting on April 10, 2014, carefully evaluated the proposed merger, including the terms and conditions of the merger agreement. Our board of directors unanimously (1) approved the execution, delivery, and performance of the merger agreement, (2) determined that entering into the merger agreement is fair to, and in the best interests of, Zygo and its stockholders, (3) declared the merger agreement and the merger advisable, and (4) subject to its fiduciary obligations, resolved to recommend that Zygo’s stockholders adopt the merger agreement.

In the course of reaching its determination, our board of directors consulted with our management and its legal and financial advisors and considered a number of substantive factors and potential benefits of the merger. Our board of directors believed that, taken as a whole, the following factors supported its decision to approve the proposed merger:

•	the board of directors’ familiarity with Zygo’s business, operations, assets, properties, business strategy and competitive position and the nature of the industries in which Zygo operates, industry trends, and economic and market conditions, both on a historical and on a prospective basis;

•	the financial condition and prospects of Zygo, as well as the risks involved in achieving those prospects and the risks and uncertainties associated with operating Zygo’s business, including:

•	the risks described in Zygo’s filings with the SEC;
32

•	Zygo’s current financial plan, including the risks associated with achieving and executing upon Zygo’s business plan; and

•	the fact that Zygo conducted an extensive and thorough strategic alternatives review process which included assistance from Barclays beginning in October 2013;

•	the board of directors’ belief that, after consideration of potential alternatives, the merger is expected to provide greater benefits and less risk to Zygo’s stockholders than the range of possible alternatives to the sale of Zygo to AMETEK, including continuing to operate Zygo on a standalone basis, a combination with another competitor, or growth of Zygo through acquisitions;

•	the fact that the $19.25 per share merger consideration contemplated to be received by Zygo’s stockholders in connection with the merger represents a premium to Zygo’s historic trading prices, including a premium of 31% over Zygo’s closing sale price of $14.68 per share on the NASDAQ Global Select Market on April 10, 2014, an enterprise value premium of 41.8% to $204 million, the implied enterprise value based on the closing price of Zygo common stock on April 9, 2014 (and based upon cash, debt and non-controlling interest balances as of January 31, 2014); a premium of 22.5% to $15.71, the trailing 30-trading day average share price of Zygo common stock for the period ending April 9, 2014; a premium of 27.3% to $15.12, the average share price of Zygo common stock for the 90-trading day period ending April 9, 2014; a premium of 13.6% to $16.94, the highest intra-day price of Zygo common stock for the 52-week period ending April 9, 2014; and a premium of 46.7% to $13.12, the lowest intra-day price of Zygo common stock for the 52 week period ending on April 9, 2014;

•	the oral opinion of Barclays rendered on April 10, 2014, which opinion was subsequently confirmed in a written opinion dated April 10, 2014, to the Zygo board of directors to the effect that, as of that date and based upon and subject to the qualifications, limitations and assumptions stated in its written opinion, the consideration to be offered to the stockholders of Zygo in the merger was fair, from a financial point of view, to such stockholders, as more fully described below under the caption “— Opinion of Zygo’s Financial Advisor”;

•	the form of consideration to be paid to holders of shares in the merger is cash, which will provide certainty of value to Zygo’s stockholders;

•	AMETEK’s balance sheet and financial condition, thereby obviating the need for any external financing and further reducing the uncertainty to closing the merger;

•	the availability in the merger of appraisal rights for Zygo stockholders who properly exercise their statutory appraisal rights under Delaware law; and

•	the board of directors’ review, with Zygo’s advisors, of the structure of the merger and the financial and other terms of the merger agreement. In particular, the board of directors considered the following specific aspects of the merger agreement, among others:

•	the merger is not subject to any financing condition;

•	Zygo’s ability, subject to the limitations and requirements contained in the merger agreement, to engage in negotiations with, and provide information to, a third party and ultimately terminate the merger agreement to accept a “superior proposal” from a third party under certain circumstances and subject to certain conditions, including the payment to AMETEK of a $8.6 million termination fee, if the board of directors determines in good faith, after consultation with its outside legal and financial advisors, that such proposal constitutes a superior proposal and that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law;

•	the requirement that Zygo obtain stockholder approval as a condition to completion of the merger and that such stockholders would be free to reject the merger agreement (provided that the stockholders party to the voting agreement entered into among AMETEK, Zygo and such
33

stockholders generally must vote all of their shares of Zygo common stock in favor of adopting the merger agreement); and

•	the merger agreement is subject to a limited number of conditions, and the board of directors believes, after review with its legal and financial advisors, that the conditions to the merger have a high likelihood of being satisfied (see “The Merger Agreement — Conditions to the Merger”); and

•	our board of directors’ belief, after consultation with its legal and financial advisors, that the termination fee of $8.6 million (or approximately 3.0% of enterprise value) that may become payable (and the circumstances under which such fee is payable) is reasonable in light of the facts and circumstances surrounding the merger, the benefits of the merger, commercial practice and transactions of this size and nature.

In addition, the board of directors was aware of and considered the interests that certain individuals, including our directors and executive officers, may have with respect to the merger that may differ from, or may be in addition to, their interests as stockholders of Zygo, as described in the section of this proxy statement entitled “— Interests of Certain Persons in the Merger.”

Our board of directors also considered potential risks or negative factors relating to the merger, including but not limited to the following:

•	the risks and contingencies relating to the announcement and pendency of the merger and the risks and costs to Zygo if the merger does not close, including the effect of an announcement or termination of the transaction on the trading price of our common stock, operating results and our relationships with customers, suppliers and employees;

•	the ability to attract and retain key personnel and the risk of diverting management focus and employee resources from operational matters during the pendency of the merger;

•	the risks associated with various provisions of the merger agreement, including:

•	the fact that the merger agreement contains certain limitations (subject to the consent of AMETEK) regarding the operation of Zygo’s business during the period between the signing of the agreement and completion of the merger;

•	the risk that Zygo might not receive the necessary regulatory approvals and clearances;

•	the requirement that Zygo must pay to AMETEK a termination fee of $8.6 million if the merger agreement is terminated under certain circumstances, which could have the effect of discouraging other parties potentially interested in an acquisition of, or combination with, Zygo from pursuing that opportunity. See the sections of this proxy statement entitled “The Merger Agreement — Termination Fees and Reimbursement of Expenses.” The board of directors, after consultation with its legal and financial advisors, believed that the termination fee payable by Zygo in such circumstance under the merger agreement was reasonable in light of the size and benefits of the contemplated transaction with AMETEK and was not preclusive of a “superior proposal,” if one were to emerge; and

•	the fact that if the merger is consummated, Zygo will no longer exist as an independent company and Zygo’s stockholders will no longer participate in Zygo’s future earnings and growth.

The foregoing discussion summarizes certain material factors considered by the board of directors in its consideration of the merger. In view of the wide variety of factors considered by the board of directors, and the complexity of these matters, the board of directors did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the board of directors may have assigned different weights to various factors. Our board of directors concluded that the potentially negative factors associated with the merger agreement were substantially outweighed by the opportunity for Zygo’s stockholders to realize a premium on the value of their shares of common stock. Accordingly, our board of directors, by unanimous vote, (1) approved the execution, delivery, and performance of the merger agreement, (2) determined that entering into the

34

merger agreement is fair to, and in the best interests of, Zygo and its stockholders, (3) declared the merger agreement and the merger advisable, and (4) subject to its fiduciary obligations, resolved to recommend that Zygo’s stockholders adopt the merger agreement.

Recommendation of our Board of Directors

Our board of directors recommends that you vote “FOR” the proposal to adopt the merger agreement and approve the merger.

Opinion of Zygo’s Financial Advisor

Zygo engaged Barclays to act as its financial advisor with respect to pursuing strategic alternatives for Zygo, including a possible sale of Zygo. On April 10, 2014, Barclays rendered its oral opinion (which was subsequently confirmed in writing) to Zygo’s board of directors that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the consideration to be received by the stockholders of Zygo is fair, from a financial point of view, to such stockholders.

The full text of Barclays’ written opinion, dated as of April 10, 2014, is attached as Annex B to this proxy statement. Barclays’ written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and qualifications and limitations upon the review undertaken by Barclays in rendering its opinion. You are encouraged to read the opinion carefully in its entirety. The following is a summary of Barclays’ opinion and the methodology that Barclays used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

Barclays’ opinion, the issuance of which was approved by Barclays’ Valuation and Fairness Opinion Committee, is addressed to the board of directors of Zygo, addresses only the fairness, from a financial point of view, of the consideration to be offered to the stockholders of Zygo and does not constitute a recommendation to any stockholder of Zygo as to how such stockholder should vote with respect to the proposed transaction or any other matter. The terms of the proposed transaction were determined through arm’s-length negotiations between Zygo and AMETEK and were unanimously approved by Zygo’s board of directors. Barclays did not recommend any specific form of consideration to Zygo or that any specific form of consideration constituted the only appropriate consideration for the proposed transaction. Barclays was not requested to address, and its opinion does not in any manner address, Zygo’s underlying business decision to proceed with or effect the proposed transaction. In addition, Barclays expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the proposed transaction, or any class of such persons, relative to the consideration to be offered to the stockholders of Zygo in the proposed transaction. No limitations were imposed by Zygo’s board of directors upon Barclays with respect to the investigations made or procedures followed by it in rendering its opinion.

In arriving at its opinion, Barclays, among other things:

•	reviewed and analyzed a draft of the merger agreement dated as of April 10, 2014 and the specific terms of the proposed transaction, including a draft of a voting agreement, dated as of April 10, 2014, by and among AMETEK, Merger Sub, Zygo and certain stockholders of Zygo;

•	reviewed and analyzed publicly available information concerning Zygo that Barclays believed to be relevant to its analysis, including Zygo’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013, September 30, 2013 and December 31, 2013;

•	reviewed and analyzed financial and operating information with respect to the business, operations, financial condition and prospects of Zygo furnished to Barclays by Zygo, including financial projections prepared by Zygo’s management;

•	reviewed and analyzed a trading history of Zygo common stock from April 2013 to April 2014 and a comparison of that trading history with those of other companies that Barclays deemed relevant;
35

•	reviewed and analyzed a comparison of the historical financial results, present financial condition, and projected financial performance (per the financial forecasts) of Zygo with those of other companies that Barclays deemed relevant;

•	reviewed and analyzed the results of Barclays’ efforts to solicit indications of interest from third parties with respect to a sale of Zygo;

•	reviewed and analyzed a comparison of the financial terms of the proposed transaction with the financial terms of certain other transactions that Barclays deemed relevant;

•	had discussions with the management of Zygo concerning its business, operations, assets, liabilities, financial condition and prospects (including with respect to the financial forecasts); and

•	undertook such other studies, analyses and investigations as Barclays deemed appropriate.

In arriving at its opinion, Barclays assumed and relied upon the accuracy and completeness of the financial and other information used by Barclays without any independent verification of such information (and did not assume responsibility or liability for any independent verification of such information). Barclays also relied upon the assurances of the management of Zygo that they were not aware of any facts or circumstances that would make such information inaccurate or misleading in any material respect. With respect to the financial projections of Zygo, upon the advice of Zygo, Barclays assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Zygo as to Zygo’s future financial performance and that Zygo would perform substantially in accordance with such projections. In arriving at its opinion, Barclays assumed no responsibility for and expressed no view as to any such projections or the projections, estimates or assumptions on which they were based. In arriving at its opinion, Barclays did not conduct a physical inspection of the properties and facilities of Zygo and did not make or obtain any evaluations or appraisals of the assets or liabilities of Zygo. Barclays’ opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its written opinion. Barclays expressed no opinion on, and its opinion did not in any manner address, the terms of the voting agreement or its impact on the merger or the transactions contemplated by the merger agreement. Barclays assumed no responsibility for updating or revising its opinion based on events or circumstances that may have occurred after the date of its written opinion.

In connection with rendering its opinion, Barclays performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, Barclays did not ascribe a specific range of values to the shares of Zygo common stock but rather made its determination as to fairness, from a financial point of view, to Zygo’s stockholders of the consideration to be offered to such stockholders in the proposed transaction on the basis of various financial and comparative analyses. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description.

In arriving at its opinion, Barclays did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the particular transaction. Accordingly, Barclays believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.

Barclays assumed that the executed merger agreement and the executed voting agreement would conform in all material respects to the last draft of each such agreement reviewed by Barclays. In addition, Barclays assumed the accuracy of the representations and warranties contained in the merger agreement and all agreements related thereto. Barclays also assumed, upon the advice of Zygo, that all material governmental, regulatory and third party approvals, consents and releases for the merger would be obtained within the constraints contemplated by the merger agreement and that the merger would be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any material term, condition or agreement thereof. Barclays did not express any opinion as to any tax or other consequences that might result from the merger, nor did Barclays’ opinion

36

address any legal, tax, regulatory or accounting matters, as to which Barclays understands that Zygo has obtained such advice as it deemed necessary from qualified professionals.

The following is a summary of the material financial, comparative and other analyses used by Barclays in preparing its opinion to Zygo’s board of directors. Certain financial, comparative and other analyses summarized below include information presented in tabular format. In order to fully understand the financial, comparative and other analyses used by Barclays, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial, comparative and other analyses. In performing its analyses, Barclays made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Zygo or any other parties to the proposed transaction. None of Zygo, AMETEK, Merger Sub, Barclays or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the businesses do not purport to be appraisals or reflect the prices at which the businesses may actually be sold.

Selected Comparable Company Analysis

In order to assess how the public market values shares of similar publicly traded companies, Barclays reviewed and compared specific financial and operating data relating to Zygo with selected companies that Barclays deemed comparable to Zygo. The selected comparable companies were:

•	Electro Scientific Industries, Inc.

•	II-VI Incorporated

•	Nanometrics Incorporated

•	Newport Corporation

•	Nova Measuring Instruments Ltd.

•	Orbotech Ltd.

•	Rofin-Sinar Technologies Inc.

•	Rudolph Technologies, Inc.

Barclays calculated and compared various financial multiples and ratios of Zygo and the selected comparable companies. As part of its selected comparable company analysis, Barclays calculated and analyzed each company’s enterprise value to certain financial criteria (including revenue and earnings before interest, taxes, depreciation and amortization, or EBITDA) for calendar years 2013 and 2014 (referred to below as CY13E and CY14E, respectively) and each company’s ratio of its current stock price to estimated earnings per share (commonly referred to as a price earnings ratio, or P/E) for the same period. The enterprise value of each company was obtained by adding its short and long-term debt to the sum of the market value of its common equity, the value of any preferred stock (at liquidation value) and the book value of any minority interest, and subtracting its cash and cash equivalents. All of these calculations were performed, and based on publicly available financial data and closing prices, as of April 9, 2014, the last trading date prior to the delivery of Barclays’ opinion. The results of this selected comparable company analysis are summarized below:

37

	Multiple Range of Comparable Companies
	CY13E						CY14E
	Low		Median		High		Low		Median		High
EV / Revenue	0.88	x	1.52	x	2.25	x	0.83	x	1.30	x	1.56	x
EV / EBITDA	7.2	x	8.9	x	13.3	x	5.9	x	8.2	x	10.0	x
P / E	17.0	x	20.4	x	21.0	x	12.9	x	17.3	x	27.6	x

Barclays selected the comparable companies listed above because their businesses and operating profiles are reasonably similar to that of Zygo. However, because of the inherent differences between the business, operations and prospects of Zygo and those of the selected comparable companies, Barclays believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable company analysis. Accordingly, Barclays also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of Zygo and the selected comparable companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk between Zygo and the companies included in the selected comparable company analysis. Based upon these judgments, Barclays selected a range of 1.30x to 1.70x multiples of CY14E revenue, 6.5x to 8.5x multiples of CY14E EBITDA and 15.0x to 18.0x multiples of CY14E net income and applied such ranges to the corresponding metric in the management projections to calculate the following implied prices per share of Zygo common stock:

	Low	High
CY14E Revenue	$17.00	$20.63
CY14E EBITDA	$17.68	$21.52
CY14E Net Income	$14.92	$17.77

Barclays noted that on the basis of the selected comparable company analysis, the transaction consideration of $19.25 per share was within the range of values per share implied by the analysis of CY14E revenue and CY14E EBITDA and above the range of values implied by the analysis of CY14E net income.

Selected Precedent Transaction Analysis

Barclays reviewed and compared the purchase prices and financial multiples paid in selected other transactions that Barclays deemed relevant. Barclays chose such transactions based on, among other things, the similarity of the applicable target companies in the transactions to Zygo with respect to the size, mix, margins and other characteristics of their businesses, including the end markets served and product categories or technologies produced.

The following list sets forth the transactions analyzed based on such characteristics (and the date each transaction was announced):

•	Entegris’ acquisition of ATMI (February 4, 2014);

•	AMETEK’s acquisition of Creaform (October 29, 2013);

•	Atlas Copco’s acquisition of Edwards Group (August 19, 2013);
38

•	Sisram Medical’s acquisition of Alma Lasers (April 27, 2013);

•	Cynosure’s acquisition of Palomar Medical Tech (March 18, 2013);

•	Konica Minolta’s acquisition of Instrument Systems (December 3, 2012);

•	ASML’s acquisition of Cymer (October 17, 2012);

•	Tokyo Electron Limited’s acquisition of FSI International (August 13, 2012);

•	Tokyo Electron Limited’s acquisition of NEXX Systems (March 16, 2012);

•	L-3 Communications’ acquisition of Kollmorgen Corporation (December 12, 2011);

•	Newport’s acquisition of Ophir Optronics (July 7, 2011);

•	IDEX Corporation’s acquisition of CVI Melles Griot (May 11, 2011);

•	Applied Materials’ acquisition of Varian Semiconductor (May 3, 2011);

•	Advantest’s acquisition of Verigy (December 6, 2010);

•	Rheinmetall AG’s acquisition of Simrad Optronics ASA (May 6, 2010);

•	Applied Materials’ acquisition of Semitool, Inc. (November 17, 2009);

•	Syneron’s acquisition of Candela (September 9, 2009);

•	Teradyne’s acquisition of Eagle Test Systems, Inc. (September 2, 2008);

•	GSI Group’s acquisition of Excel Technology (July 10, 2008);

•	Orbotech’s acquisition of Photon Dynamics (June 26, 2008);

•	Fig Combination’s acquisition of Optium Corporation (May 16, 2008);

•	L-3 Communications’ acquisition of Electro Optical Systems (March 12, 2008);

•	KLA-Tencor’s acquisition of ICOS Vision Systems (February 21, 2008); and

•	Sumitomo Heavy and TPG’s acquisition of Axcelis Technologies (February 12, 2008).

Barclays calculated and compared various financial multiples and ratios of Zygo and the target company in each of the selected precedent transactions listed above. As part of its selected precedent transactions analysis, Barclays calculated, among other things, the ratio of the target company’s enterprise value to its estimated last twelve months (or “LTM”) revenue as of the announcement date of such transaction (referred to as Enterprise Value/LTM Revenue below), and the ratio of the target company’s enterprise value to its estimated LTM EBITDA as of the announcement date of such transaction, (referred to as Enterprise Value/LTM EBITDA below). The results of this selected precedent transactions analysis are summarized below:

39

Multiple Range of Comparable Transactions
Enterprise Value as a Multiple of:	Low	Median	High
LTM 12/31/13 Revenue	0.35x	2.12x	4.46x
LTM 12/31/13 EBITDA	6.7x	10.1x	14.1x

The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of Zygo and the companies included in the selected precedent transaction analysis. Accordingly, Barclays believed that a purely quantitative selected precedent transaction analysis would not be particularly meaningful in the context of considering the proposed transaction. Barclays therefore made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the proposed transaction which would affect the acquisition values of the selected target companies and Zygo. Based upon these judgments, Barclays selected a range of 1.70x to 2.20x multiples of LTM revenue and 9.0x to 11.0x multiples of LTM EBITDA for Zygo and applied such ranges to the corresponding metrics as of December 31, 2013 in the financial forecasts to calculate the following implied prices per share of Zygo common stock:

	Low	High
LTM 12/31/13 Revenue	$18.65	$22.60
LTM 12/31/13 EBITDA	$15.65	$17.98

Barclays noted that on the basis of the selected precedent transaction analysis, the transaction consideration of $19.25 per share was within the range of values per share implied by the analysis of LTM 12/31/13 revenue and above the range of values implied by the analysis of LTM 12/31/13 EBITDA.

Discounted Cash Flow Analysis

In order to estimate the present value of Zygo common stock, Barclays performed a discounted cash flow analysis of Zygo. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

To calculate the estimated enterprise value of Zygo using the discounted cash flow method, Barclays added (i) Zygo’s projected after-tax unlevered free cash flows for the 6 months ending June 30, 2014, and fiscal years 2015 through 2017 based on financial forecasts to (ii) the “terminal value” of Zygo as of fiscal year end 2017, and discounted such amount to its present value using a range of selected discount rates. The after-tax unlevered free cash flows were calculated by taking the tax-affected earnings before interest, tax expense and amortization and subtracting net capital expenditures and adjusting for changes in working capital.

Barclays used two methods for calculating the present value of Zygo’s future cash flows. The first calculation, using the “perpetuity growth” method, was estimated by selecting a range of 4.0% to 6.0% of annual growth rates for Zygo in perpetuity after June 30, 2017, which range was derived by Barclays’ utilizing its professional judgment and experience, taking into account the financial forecasts and market expectations regarding long-term growth of gross domestic product and inflation. The second calculation, using the “terminal EBITDA multiple” method, was estimated by selecting a range of terminal value multiples for the period ending June 30, 2017 of 6.5x to 8.5x, which was derived by analyzing the results from the selected comparable company analysis and applying such range to the financial forecasts. The range of after-tax discount rates of 13.5% to 15.5% was selected based on an analysis in accordance with the capital asset pricing model of the weighted average cost of capital of Zygo and the comparable companies. Barclays then calculated a range of implied prices per share of Zygo by taking the estimated equity value

40

using the discounted cash flow method and dividing such amount by the fully diluted number of shares of Zygo common stock to calculate the following implied prices per share of Zygo common stock:

	Low	High
Perpetuity Growth Method	$15.99	$19.04
Terminal EBITDA Multiple Method	$18.02	$21.99

Barclays noted that on the basis of the discounted cash flow analysis, the transaction consideration of $19.25 per share was above the range of values per share implied by the analysis based on the perpetuity growth rate method and within the range of values implied by the analysis based on the terminal EBITDA multiple method.

Leveraged Acquisition Analysis

Barclays performed a leveraged acquisition analysis in order to ascertain a price for Zygo common stock which might be achieved in an illustrative leveraged buyout transaction with a financial buyer. Barclays assumed the following in its analysis: (i) a leverage ratio of 3.5x, (ii) an equity investment of $267 million that would achieve a rate of return of approximately 20% to 25% over 3.5 years, and (iii) projected EBITDA terminal value multiples of 6.5x to 8.5x for the period ending June 30, 2017. Barclays then applied such assumptions to the financial forecasts to calculate a range of implied prices per share of Zygo common stock ranging from $14.74 to $18.84.

Barclays noted that on the basis of the leveraged acquisition analysis, the transaction consideration of $19.25 per share was above the range of implied values per share calculated using the financial forecasts.

Historical Trading Analysis

To illustrate the trend in the historical trading prices of Zygo common stock, Barclays considered historical data with regard to the trading prices of Zygo common stock for the period from April 2013 to April 2014. Barclays noted that during the period from April 2013 to April 2014, the transaction consideration of $19.25 per share represented:

•	a premium of 27.6% to $15.09, the closing price of Zygo common stock on April 9, 2014;

•	an enterprise value premium of 41.8% to $204 million, the implied enterprise value based on the closing price of Zygo common stock on April 9, 2014 (and based upon cash, debt and non-controlling interest balances as of January 31, 2014);

•	a premium of 22.5% to $15.71, the trailing 30-trading day average share price of Zygo common stock for the period ending April 9, 2014;

•	a premium of 27.3% to $15.12, the average share price of Zygo common stock for the 90-trading day period ending April 9, 2014;

•	a premium of 13.6% to $16.94, the highest intra-day price of Zygo common stock for the 52-week period ending April 9, 2014; and

•	a premium of 46.7% to $13.12, the lowest intra-day price of Zygo common stock for the 52 week period ending on April 9, 2014.
41

General

Barclays is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Zygo’s board of directors selected Barclays because of its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in transactions comparable to the proposed transaction.

Barclays is acting as financial advisor to Zygo in connection with the proposed transaction. As compensation for its services in connection with the proposed transaction, $350,000 became payable by Zygo upon the delivery of Barclays’ opinion. Additional compensation of $4.6 million will be payable on completion of the proposed transaction, against which any amounts paid for the opinion will be credited. In addition, Zygo has agreed to reimburse Barclays for a portion of its reasonable out-of-pocket expenses incurred in connection with the proposed transaction and to indemnify Barclays for certain liabilities that may arise out of its engagement by Zygo and the rendering of Barclays’ opinion. Barclays has performed limited investment banking and financial services for Zygo, AMETEK and their respective affiliates in the past, for which Barclays has not received any investment banking or financial advisory fees in the past two years. Barclays may in the future provide investment banking or financial advisory services to Zygo, AMETEK and their respective affiliates for which Barclays may receive compensation.

Barclays and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays and its affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of Zygo, AMETEK and their respective affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

Barclays’ opinion, the issuance of which was approved by Barclays’ Valuation and Fairness Opinion Committee, is addressed to, and is for the use and benefit of, the board of directors of Zygo, addresses only the fairness, from a financial point of view, of the consideration to be offered to the stockholders of Zygo and does not constitute a recommendation to any stockholder of Zygo as to how such stockholder should vote or act with respect to the proposed transaction or any other matter.

Certain Financial Forecasts

Zygo does not as a matter of general practice publicly disclose financial projections due to, among other reasons, the unpredictability of the underlying assumptions and estimates inherent in preparing financial projections. In evaluating Zygo’s strategic alternatives, including a potential transaction with AMETEK, Zygo’s management prepared the “Base case,” “Upside case” and “Updated base case” financial forecasts described below (referred to collectively in this proxy statement as the financial forecasts) and provided them to the Zygo board of directors, its advisors and, as specified below, to AMETEK and other potential buyers of Zygo. The financial forecasts constitute forward-looking statements. See “Cautionary Statement Concerning Forward-Looking Information.”

This summary of the financial forecasts is not provided to influence your decision regarding whether to vote for the adoption of the merger agreement, but is only being included because such financial forecasts were made available to the Zygo board of directors and its advisors in evaluating Zygo’s strategic alternatives, including a potential transaction with AMETEK, and, as specified below, to AMETEK and other potential buyers of Zygo. The inclusion of this information in this proxy statement should not be regarded as an indication that the Zygo board of directors or its advisors or any other person considered, or now considers, the financial forecasts to be a reliable prediction of actual future results, and the financial forecasts should not be relied upon as such. Zygo’s internal financial projections, upon which the financial forecasts were based, are subjective in many respects. There can be no assurance that the financial forecasts will be realized or that actual results will not be significantly higher or lower than projected. The financial forecasts also cover multiple years and such information by its nature becomes subject to greater uncertainty with each successive year. Economic and business environments may change quickly, which adds an additional significant level of uncertainty as to whether the results portrayed in the financial forecasts will be achieved. As a result, the inclusion of the financial forecasts in this proxy statement does not constitute an

42

admission or representation by Zygo that the information is material. Readers of this proxy statement are cautioned not to place undue reliance on the financial forecasts set forth below.

Summary of Financial Forecasts

The following is a summary of the financial forecasts prepared by Zygo’s management and provided to the Zygo board of directors, its advisors and, only to the extent specified below, to AMETEK and other potential buyers of Zygo.

During October and November 2013, Zygo’s management prepared “Base case” and “Upside case” financial forecasts to be included in a management presentation to all participants in the process. Zygo’s management updated the “Base case” financial forecast at the end of March 2014 (referred to below as the “Updated base case”), to reflect a revised outlook for fiscal 2014 and to update projections for fiscal years 2015, 2016 and 2017. The “Updated base case” financial forecast was used by Barclays in their valuation of Zygo presented to Zygo’s board of directors on April 3, 2014 and April 10, 2014. The “Updated base case” financial forecasts for fiscal 2014 and fiscal 2015 were also included, with inconsequential differences, in a presentation to AMETEK at the end of March 2014.

Certain Projected Financial Information

The following is a summary of certain projected financial information that was included in the “Base case” and “Upside case” financial forecasts prepared by Zygo’s management in October and November 2013, and in the “Updated base case” financial forecast prepared by Zygo’s management at the end of March 2014:

43

	FY 2014E	FY 2015E	FY 2016E	FY 2017E
	($ Amounts in millions)
Revenue
Base case	$175.0	$190.9	$213.9	$240.4
% growth (year over year)	17.2%	9.1%	12.0%	12.4%
Upside case	$185.0	$216.8	$270.7	$342.8
% growth (year over year)	23.9%	17.1%	24.9%	26.6%
Updated base case	$181.8	$191.8	$203.3	$215.5
% growth (year over year)	21.7%	5.5%	6.0%	6.0%
Gross Profit
Base case	$88.1	$95.8	$108.0	$122.6
% margin	50.3%	50.2%	50.5%	51.0%
Upside case	$93.7	$109.3	$136.6	$175.1
% margin	50.6%	50.4%	50.5%	51.1%
Updated base case	$90.0	$97.5	$103.5	$109.9
% margin	49.5%	50.8%	50.9%	51.0%
EBIT
Base case	$28.4	$33.8	$43.1	$53.1
% margin	16.2%	17.7%	20.1%	22.1%
Upside case	$30.5	$43.6	$68.0	$101.6
% margin	16.5%	20.1%	25.1%	29.6%
Updated base case	$27.7	$37.0	$40.0	$43.3
% margin	15.2%	19.3%	19.7%	20.1%
EBITDA
Base case	$35.0	$40.7	$50.5	$61.0
% margin	20.0%	21.3%	23.6%	25.4%
Upside case	$37.6	$51.3	$76.6	$111.4
% margin	20.3%	23.7%	28.3%	32.5%
Updated base case	$34.3	$44.7	$48.2	$51.9
% margin	18.9%	23.3%	23.7%	24.1%
Net Income
Base case	$16.3	$21.9	$29.1	$37.2
% margin	9.3%	11.5%	13.6%	15.5%
Upside case	$17.6	$28.4	$45.9	$71.1
% margin	9.5%	13.1%	17.0%	20.8%
Updated base case	$16.0	$22.9	$24.9	$27.0
% margin	8.8%	11.9%	12.3%	12.5%
Unlevered Free Cash Flow
Base case	$34.0	$31.0	$32.0	$39.0
% margin	19.2%	16.2%	14.9%	16.4%

The “Base case” and “Upside case” financial forecasts set forth above were included in presentations made during December 2013 and January 2014 to each of the parties interested in a potential business combination with Zygo. The projections were based on the following assumptions:

Revenue. Base case revenue in fiscal 2014 was forecast based on orders already in backlog, forecasts received from customers, continuation of run rates on certain products and additional traction expected on products recently introduced and to be introduced during fiscal 2014. Projected revenue for fiscal 2015 through fiscal 2017 was based on expected continued additional traction on new products in existing and new end markets, an expanded selling footprint and expansion of certain optics division businesses.

Upside case revenue in fiscal 2014 was forecast based on better-than-forecast performance during the second

44

quarter of fiscal 2014 and indications for the remainder of the year. Upside revenue for fiscal 2015 through fiscal 2017 represented theoretical upside opportunities on the basis of customer forecasts, robust customer acceptance of existing new products and additional new products anticipated to be introduced in the future.

Gross Profit. Gross profit in fiscal 2014 and beyond was forecast based on improvements in gross profit margin from:

•	Better capacity utilization by executing the revenue forecast;

•	Change in product mix, with a higher proportion of product revenue from metrology products;

•	Higher metrology margin based on higher proportion of new product revenue;

•	Improved costs from improved supply chain management;

•	Ongoing effect from the continuous improvement process; and

•	Continued cost-out engineering efforts.

Earnings Before Interest and Taxes (EBIT) and Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA). EBIT and EBITDA forecast for fiscal 2014 and beyond was based on improved gross margin and forecast of operating expenses at historical run rate, increased by inflationary effects, incentive compensation and other variable costs associated with additional volume. For purposes of the financial forecasts described herein, EBIT is calculated as net earnings before interest and taxes and EBITDA is calculated as net earnings before interest, taxes, depreciation and amortization.

Net Income. Net income in fiscal 2015 and beyond anticipated reduced income tax rates resulting from a transition of manufacturing to lower tax rate jurisdictions.

Unlevered Free Cash Flow. A forecast of unlevered free cash flow was included only in the original Base case, and not in the Upside case or Updated base case. The forecast of unlevered free cash flow for fiscal 2014 was based upon budgeted capital expenditures and maintaining similar working capital metrics for the remainder of the year. Free cash flow beyond fiscal 2014 was based on maintaining similar working capital metrics and capital expenditures at approximately 4% of revenues. For purposes of the financial forecasts described herein, unlevered free cash flow is calculated as EBIT less taxes and capital expenditures, plus depreciation, amortization and share-based compensation, plus or minus change in working capital for the applicable period.

The “Updated base case” financial forecasts set forth above were prepared at the end of March 2014 based on actual results achieved through February 2014, together with changes in Zygo management’s perception of macro- and industry-specific dynamics since the original Base case forecast was compiled. Results for fiscal 2014 were anticipated to be similar to those in the original Base case forecast, with the exception of adjustments to reflect certain unusual non-recurring expenses incurred since the original Base case forecast was prepared. The updated forecast for fiscal 2015 reflects the expected benefits of certain cost savings and facility consolidation initiatives planned for implementation in fiscal 2015. The updated forecasts for fiscal 2016 and fiscal 2017 reflected reduced revenue growth rates based on Zygo management’s reduced risk-weighted expectations for end-market growth and customer demand for Zygo’s future new product introductions.

Important Information About Our Financial Forecasts

Our management believes that our financial forecasts were prepared in good faith and on a reasonable basis on the best information available to our management at the time of their preparation. Our financial forecasts, however, are not fact and should not be relied upon as necessarily indicative of actual future results, and actual results may differ materially from those contained in our financial forecasts.

The financial forecasts were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the SEC or U.S. GAAP. Neither the independent registered public accounting firm of Zygo nor any other independent accountants have compiled, examined, or performed any audit or other procedures with respect to the financial forecasts contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

45

As noted above, our financial forecasts include assumptions as to certain business decisions that are subject to change, as well as assumptions related to industry performance and general economic conditions, each of which assumptions is inherently subjective and beyond the control of Zygo, including but not limited to expectations for demand and sales of new and existing products, customer and supplier relationships, research and development programs, market and technology opportunities, international trends, business strategies, business opportunities, objectives of management for future operations, industry growth and trends in the markets in which Zygo participates.

By including our financial forecasts in this proxy statement, none of Zygo, AMETEK or any of their respective representatives has made or makes any representation to any stockholder or to any other person regarding the ultimate performance of Zygo compared to the information contained in our financial forecasts. Zygo made no representation to AMETEK or Merger Sub, in the merger agreement or otherwise, concerning the probability of achieving the financial forecasts. Our financial forecasts summarized in this section were prepared during the periods described above and have not been updated to reflect any changes since the date they were made. We undertake no obligation, except as required by law, to update or otherwise revise our financial forecasts to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in our business or general economic or industry conditions.

Certain Effects of the Merger

If the merger agreement is adopted by our stockholders and the other conditions to closing are satisfied or waived, Merger Sub will merge with and into Zygo, and Zygo will continue as the surviving corporation and a wholly owned subsidiary of AMETEK. Upon completion of the merger, each share of Zygo common stock issued and outstanding immediately prior to the effective time of the merger (other than shares of Zygo common stock owned by Zygo as treasury stock or owned by AMETEK, Merger Sub or any of their respective subsidiaries or shares of Zygo common stock the holders of which have properly demanded and perfected their appraisal rights under Delaware law) will be converted into the right to receive $19.25 in cash, without interest thereon, and less any applicable withholding taxes.

As a result of the merger, Zygo will cease to be a publicly traded company and will become wholly owned by AMETEK. You will no longer have any interest in the future earnings or growth, if any, of Zygo. Following consummation of the merger, the registration of Zygo common stock and our reporting obligations with respect to Zygo common stock under the Exchange Act will be terminated upon application to the SEC. In addition, upon completion of the proposed merger, shares of Zygo common stock will no longer be listed on the NASDAQ Global Select Market, or any other stock exchange or quotation system.

Effects on Zygo if the Merger is Not Completed

If the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of Zygo common stock in connection with the merger. Instead, we will remain an independent public company, and Zygo common stock will continue to be quoted on the NASDAQ Global Select Market.

If the merger is not consummated, we expect that our management will operate the business in a manner similar to that in which it is being operated today and that our stockholders will be subject to the same risks and opportunities to which our business is currently subject, but there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Zygo common stock. In the event the merger is not completed, our board of directors will continue to evaluate and review our business operations, projects and capitalization, make such changes as are deemed appropriate and seek to identify acquisitions, joint ventures or strategic alternatives to enhance stockholder value. If the merger agreement is not adopted by our stockholders or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operations will not be adversely impacted.

If the merger agreement is terminated under certain circumstances, we may be obligated to pay AMETEK a

46

termination fee or reimburse AMETEK for certain expenses. See the section of this proxy statement entitled “The Merger Agreement — Termination Fees and Reimbursement of Expenses.”

Financing of the Merger

AMETEK and Merger Sub have acknowledged and agreed that their obligations under the merger agreement are not subject to any conditions regarding AMETEK’s, Merger Sub’s or any other person’s ability to obtain financing for the consummation of the transactions contemplated by the merger agreement. AMETEK has represented in the merger agreement that it has and will have available to it at and at all times prior to the closing of the merger, sufficient cash, marketable securities and/or other sources of immediately available funds to consummate the merger, to pay the aggregate merger consideration and any other amounts required to be paid by it in connection with the merger as provided in the merger agreement and to pay any other amounts incurred or otherwise payable by AMETEK, Merger Sub or the surviving corporation in connection with the transactions contemplated by the merger agreement, and that there is no restriction on the use of such cash for such purposes.

Material U.S. Federal Income Tax Consequences

The following is a general summary of material U.S. federal income tax consequences of the merger to U.S. holders whose shares of Zygo common stock are converted into the right to receive cash in the merger. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our stockholders. For purposes of this summary, the term “U.S. holder” means a beneficial owner of shares of Zygo common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions;

•	a trust if (i) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons is authorized to control all substantial interests of the trust; or (ii) it was in existence on August 30, 1996 and has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

A “non-U.S. holder” is a beneficial owner (other than a partnership or any entity or arrangement treated as a partnership for U.S. federal income tax purposes) of Zygo common stock that is not a U.S. holder. If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds Zygo common stock, the tax treatment of a partner generally will depend on the status of the partners and the activities of the partnership. A partner of a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holding Zygo common stock should consult its independent tax advisor.

This summary is based on the Internal Revenue Code of 1986, as amended (referred to in this proxy statement as the Code), its legislative history, U.S. Treasury regulations promulgated thereunder, published rulings by the Internal Revenue Service, and judicial and administrative decisions in effect as of the date of this proxy statement, all of which are subject to differing interpretations and to change, possibly with retroactive effect. This summary applies only to beneficial owners who hold shares of Zygo common stock as “capital assets” within the meaning of Section 1221 of the Code and does not apply to shares of Zygo common stock received in connection with the cancellation or exercise of employee stock options, restricted stock unit awards or otherwise as compensation for services or through a tax-qualified retirement plan, or to certain types of beneficial owners who may be subject to special rules (such as insurance companies, banks, tax-exempt organizations, retirement plans or other tax-deferred accounts, financial institutions, broker dealers, dealers in currencies, partnerships, S corporations or other pass-through entities (or investors in a partnership, an S corporation or other pass-through entity), mutual funds, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, traders in securities who elect the mark-to-market method of accounting for their securities, U.S. expatriates, stockholders subject to the alternative minimum tax, stockholders that have a functional currency other than the U.S. dollar, or stockholders who hold Zygo common stock as part of a hedge, straddle, constructive sale, conversion transaction or other

47

integrated transaction). This summary does not address any aspect of state, local, foreign or federal non-income tax laws.

U.S. Holders

Exchange of Shares of Zygo Common Stock for Cash Pursuant to the Merger Agreement. The receipt of cash in exchange for shares of Zygo common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Zygo common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received in the merger with respect to such shares and the holder’s adjusted tax basis in such shares. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction). Such gain or loss will be long-term capital gain or loss, provided that a U.S. holder’s holding period is more than one year at the time of the consummation of the merger. Certain limitations apply to the use of capital losses. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of federal income taxation. In addition, certain non-corporate U.S. holders, including individuals, may be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of the gain recognized in connection with the merger.

Appraisal Rights. Generally, a U.S. holder of Zygo common stock who properly demands and perfects appraisal rights under Delaware law with respect to such holder’s Zygo common stock will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received in respect to such shares and the holder’s adjusted tax basis in such shares, except that a portion of the cash received may be taxable as interest.

Non-U.S. Holders

Exchange of Shares of Zygo Common Stock for Cash Pursuant to the Merger Agreement. Any gain realized on the receipt of cash in the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•	such gain is effectively connected with the conduct of a trade or business by the non-U.S. holder in the U.S. (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base in the U.S.), in which case the non-U.S. holder generally will be subject to U.S. federal income tax on such gain in the same manner as a U.S. holder, provided such non-U.S. holder provides an Internal Revenue Service Form W-8ECI and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty);

•	the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition, and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax (or such reduced rate as may be provided in an applicable treaty) on the non-U.S. holder’s net gain realized in the merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

•	the non-U.S. holder owned (directly, indirectly or constructively) more than 5% of the outstanding Zygo common stock at any time during the five years preceding the merger, and we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during such non-U.S. holder’s ownership of more than 5% of Zygo common stock. Although there can be no assurances in this regard, we do not believe that we are or have been at any time during the five years preceding the merger a “United States real property holding corporation” for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

Payments made in exchange for shares of Zygo common stock generally will be subject to information reporting unless the holder is an “exempt recipient” and may also be subject to backup withholding at a rate of 28%. To avoid backup withholding, U.S. holders that do not otherwise establish an exemption should complete and return

48

Internal Revenue Service Form W-9, certifying that such U.S. holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding. A non-U.S. holder that provides the applicable withholding agent with an Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate, will generally establish an exemption from backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a holder’s U.S. federal income tax liability, provided the relevant information is timely furnished to the Internal Revenue Service.

The U.S. federal income tax consequences described above are not intended to constitute tax advice nor a complete discussion of all tax consequences relating to the merger. Because individual circumstances may differ, each stockholder should consult such stockholder’s independent tax advisor regarding the applicability of the rules discussed above and the particular tax effects to the stockholder of the merger in light of such stockholder’s particular circumstances, the application of state, local, foreign and federal non-income tax laws, and, if applicable, the tax consequences of the receipt of cash in connection with the cancellation or exchange of options or restricted stock unit awards, including the transactions described in this proxy statement relating to our other equity compensation and benefit plans.

Interests of Certain Persons in the Merger

When considering the recommendation by our board of directors that our stockholders adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of our other stockholders generally. Our board of directors was aware of these interests and considered them, among other matters, in unanimously approving and declaring advisable the execution, delivery and performance of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and determining that entering into the merger agreement and consummating the merger, are fair to, and in the best interests of, Zygo’s stockholders, and in making its recommendation that Zygo’s stockholders adopt the merger agreement. These interests are described below.

Beneficial Ownership and Treatment of Zygo Common Stock

As of May 16, 2014, the record date for the special meeting, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, approximately 4,754,155 shares of Zygo common stock, or approximately 24.9% of the total Zygo common stock outstanding on that date. These numbers do not give effect to outstanding stock options and restricted stock unit awards, which are not entitled to vote at the special meeting.

Our directors and executive officers will receive the same $19.25 per share for their outstanding shares of Zygo common stock as our other stockholders. For further information with respect to the ownership of Zygo common stock of our directors and executive officers, see “Security Ownership of Certain Beneficial Owners, Directors and Executive Officers.”

Voting Agreement

On April 10, 2014, the MAK Funds, which collectively beneficially own 4,370,060 shares (approximately 23.1%) of the outstanding Zygo common stock, and Gary K. Willis, Zygo’s Chief Executive Officer who is the record holder of 101,646 shares (less than 1%) of the outstanding Zygo common stock, entered into a voting agreement with Zygo and AMETEK with respect to the merger in which each of them granted an irrevocable proxy to specified officers of AMETEK and generally agreed to vote, in their capacities as stockholders of Zygo, all of their shares of Zygo common stock in favor of the merger and against any alternative transactions. The MAK Funds are affiliated with Michael A. Kaufman, the Chairman of the Board of Zygo. The voting agreement generally prohibits the supporting stockholders from transferring their shares of Zygo common stock, other than to their affiliates who agree to become bound by the voting agreement, until the earliest of (i) approval of the merger by Zygo’s stockholders, (ii) termination of the merger agreement in accordance with its terms or (iii) termination of the voting agreement by mutual written agreement of the parties thereto. Each supporting stockholder that is a director or officer of Zygo is obligated under the voting agreement solely in his capacity as a holder of Zygo common stock and undertakes no obligation under the voting agreement in his capacity as an officer or director of Zygo.

49

Treatment of Outstanding Equity Awards

Stock Options

The merger agreement provides that, immediately prior to the effective time of the merger, any outstanding option to acquire shares of Zygo common stock that has not previously expired or been exercised (whether or not previously vested) will be cancelled in exchange for the right to receive an amount in cash from the surviving corporation equal to the product of (i) the total number of shares of Zygo common stock subject to such option immediately prior to the effective time of the merger multiplied by (ii) the excess, if any, of the merger consideration of $19.25 per share of Zygo common stock over the exercise price per share of Zygo common stock underlying such option, less any applicable withholding taxes. Notwithstanding the foregoing, if the exercise price per share of Zygo common stock of any such option is equal to or greater than the merger consideration of $19.25 per share of Zygo common stock, such option will be canceled and terminated without any payment or other consideration being made in respect of such cancellation.

Restricted Stock Unit Awards

The merger agreement also provides that, immediately prior to the effective time of the merger, each outstanding restricted stock unit award granted with respect to shares of Zygo common stock will be cancelled and converted into the right to receive a cash payment equal to the product of (i) the merger consideration of $19.25 per share of Zygo common stock multiplied by (ii) the total number of shares of Zygo common stock then subject to such restricted stock unit award (treating any performance-based vesting condition as having been attained at the target (100%) level of achievement under the applicable award agreement), less any applicable withholding taxes.

Summary Table

The following table shows, for each executive officer and each director, as applicable, (i) the number of shares of Zygo common stock subject to vested and unvested options held by him or her; (ii) the cash consideration that he or she will receive for such options upon completion of the merger; (iii) the number of shares of Zygo common stock subject to restricted stock unit award (treating any performance-based vesting condition as having been attained at the target (100%) level of achievement under the applicable award agreement) held by him or her; (iv) the cash consideration that he or she will receive for such restricted stock unit awards upon completion of the merger; and (v) the total cash consideration he or she will receive for all outstanding equity awards upon completion of the merger, in each case as of an assumed merger closing date of June 30, 2014, based on applicable holdings on the date hereof and assuming continued employment or service through the assumed merger closing date (assuming no new grants will be made after the date hereof).

Name	Number of Shares Subject to Stock Options (1)	Number of Shares Subject to Unvested Stock Options (#)	Cash-Out Payment for Stock Options ($) (2)	Number of Shares Subject to Company Restricted Stock Unit Awards (#) (3)	Cash-Out Payment for Company Restricted Stock Unit Awards ($) (4)	Total Payment for Outstanding Equity ($)
Executive Officers
Gary K. Willis	16,000	—	226,560.00	10,000	192,500.00	419,060.00
Anthony Allan	66,300	12,500	265,529.00	20,100	386,925.00	652,454.00
John M. Stack	150,100	26,250	1,112,289.00	31,429	605,008.25	1,717,297.25
John P. Jordan	98,050	47,488	390,824.00	29,637	570,512.25	961,336.25
William H. Bacon	81,500	18,700	668,719.00	16,822	323,823.50	992,542.50
John A. Tomich	21,000	15,375	106,635.00	15,497	298,317.25	404,952.25
Michael Vehlies	9,500	6,625	46,030.00	10,807	208,034.75	254,064.75

Non-Employee Directors
Steven D. Fantone	16,000	—	226,560.00	5,000	96,250.00	322,810.00
Samuel H. Fuller	6,000	—	27,060.00	5,000	96,250.00	123,310.00
Michael A. Kaufman	—	—	—	—		—
Seymour E. Liebman	12,000	—	77,040.00	5,000	96,250.00	173,290.00
Carol P. Wallace	18,000	—	106,380.00	5,000	96,250.00	202,630.00

(1)	Includes the aggregate number of shares that are subject to vested and unvested options to purchase shares of Zygo common stock.
(2)	Includes the aggregate cash-out value of vested and unvested options to purchase shares of Zygo common
50

stock. The value of each stock option to purchase shares of Zygo common stock is calculated as (a) the merger consideration of $19.25 per share of Zygo common stock minus the exercise price of the stock option multiplied by (b) the number of shares of Zygo common stock subject to the stock option (except for stock options the exercise price of which is greater than $19.25 per share, which have no cash-out value).

(3)	Includes shares of Zygo common stock that are subject to unvested restricted stock unit awards, with the number of shares determined based on treating any performance-based vesting condition as having been attained at the target (100%) level of achievement under the applicable award agreement.
(4)	The cash-out value of restricted stock unit awards is calculated as the product of (a) the merger consideration of $19.25 per share of Zygo common stock multiplied by (b) the total number of shares of Zygo common stock subject to such restricted stock unit (treating any performance-based vesting condition as having been attained at the target (100%) level of achievement under the applicable award agreement).

Executive Transition Agreements

Effective August 29, 2012, Zygo entered into executive transition agreements with certain executive officers, including John M. Stack, President, Optical Systems Division; John P. Jordan, Chief Financial Officer and Treasurer; William H. Bacon, Vice President—Quality & Support Services; John A. Tomich, Vice President, Secretary & General Counsel; and Michael Vehlies, Corporate Controller of Zygo. Zygo also entered into an executive transition agreement with Anthony Allan, Chief Operating Officer, in February 2013, upon the commencement of his employment by Zygo. The executive transition agreements provide severance payments and benefits to a covered executive whose employment is terminated in a “qualifying termination” (described below) within one year after a “change in control.” A “qualifying termination” is a termination of employment by the acquiring or successor company without “cause” (as defined in the agreements) or by the executive for “good reason” (as defined in the agreements). If consummated, the proposed merger transaction would be a “change in control” within the meaning of the executive transition agreements. The executive transition agreements with Messrs. Allan, Stack and Jordan were amended on April 10, 2014 to provide additional severance protection (increasing the severance multiple from one to two, as described below) and a tax reimbursement arrangement. The amendments to the executive transition agreements were discussed with AMETEK prior to their execution and entered into with the concurrence of AMETEK.

As amended, the executive transition agreements provide the following severance payments and benefits in the event of a qualifying termination of employment within one year after the merger: (i) pro rata bonus for the year of termination, based upon the executive’s target bonus opportunity for that year and the number of days elapsed from the beginning of the year to the executive’s employment termination date, payable in a lump sum; (ii) cash severance equal to the applicable severance multiple (two in the cases of Messrs. Allan, Stack and Jordan, and one for the other covered executive officers) times the sum of the executive’s annual salary rate plus the executive’s target bonus opportunity for the year in which the executive’s employment is terminated, payable as a lump sum; and (iii) up to one year of continuing group health plan coverage on substantially the same subsidized basis as that provided to active employees. No severance will be payable under the executive transition agreements if a covered executive’s employment is not terminated during the first year after the merger or if the executive’s employment is terminated during the first year in a non-qualifying termination.

The amended executive transition agreements with Messrs. Allan, Stack and Jordan also provide that, if the executive is subject to the 20% excise tax under Section 4999 of the Internal Revenue Code (relating to so-called excess parachute payments described in Section 280G of the Code), the acquiring or surviving company will pay additional cash compensation to the executive in order to place the executive in the same after-tax position as would have been the case if no excise tax was imposed. No such tax reimbursements are expected to become payable to Messrs. Stack and Jordan if their employment is not involuntarily terminated within one year after the merger (since no severance would then be payable to them, resulting in their being below the applicable dollar threshold and therefore not subject to the 20% excise tax).

The amount, if any, payable to a named executive officer pursuant to the executive transition agreements will be reduced by the amount, if any, of the severance payments that may be payable to such named executive under his employment agreement (which also provide for certain severance benefits on certain qualifying terminations regardless of the merger), in order to avoid duplication. The executives’ rights to receive payments under the executive transition agreements may be conditioned upon the delivery of a general release of claims.

See “Proposal 3: Advisory Vote Regarding Merger-Related Executive Compensation” for additional discussion and quantification of the

51

payments and benefits to which Messrs. Allan, Stack and Jordan would be entitled under their respective executive transition agreements, as amended, upon a qualifying termination of employment within one year after the merger.

Incentive and Retention Agreements

On April 10, 2014, Zygo entered into incentive and retention agreements with each of Messrs. Allan, Stack, Jordan, Bacon, Tomich and Vehlies. The incentive and retention agreements provide for the payment of incentive compensation if the covered executive’s employment continues for at least one year following the merger or the executive’s employment is “involuntarily terminated” (as described below) during such one-year period. For this purpose, an executive’s employment is deemed to be involuntarily terminated if the executive’s employment is terminated (i) due to the executive’s death or “disability,” (ii) by the acquiring or successor company without “cause,” or (iii) by the executive for “good reason” (as such quoted terms are defined in the agreement). The amount of the potential incentive payments that may be earned is $750,000 by Mr. Allan, $300,000 by each of Messrs. Stack and Jordan, and $200,000 by each of Messrs. Bacon, Tomich and Vehlies. An executive’s right to receive an incentive and retention bonus is conditioned upon the executive’s delivery of a general release of claims. The incentive and retention agreements were discussed with AMETEK prior to their execution and entered into with the concurrence of AMETEK.

See “Proposal 3: Advisory Vote Regarding Merger-Related Executive Compensation” for additional discussion and quantification of the potential incentive and retention bonuses that may be earned by Messrs. Allan, Stack and Jordan under the incentive and retention agreements.

Indemnification and Insurance

All rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger existing in favor of the current or former directors or officers of Zygo or any of its subsidiaries and each of their respective employees who serves as a fiduciary of a Zygo benefit plan as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification or other similar agreements of Zygo or any of its subsidiaries, in each case as in effect on the date of the merger agreement, will continue in full force and effect in accordance with their terms.

For no less than six years following the effective time of the merger, the surviving company will, and AMETEK will cause the surviving company to, maintain in effect the provisions in its certificate of incorporation and by-laws to the extent they provide for indemnification, advancement of expenses and exculpation of each indemnified party described above, with respect to facts or circumstances occurring at or prior to the effective time of the merger, on the same basis as set forth in the Zygo charter and Zygo by-laws in effect on the date of the merger agreement, to the fullest extent permitted from time to time under applicable law, which provisions may not be amended in any manner that would adversely affect the rights thereunder for any individuals immediately before the effective time who were current or former directors, officers or employees of Zygo or its subsidiaries.

AMETEK and the surviving corporation have agreed to reasonably cooperate with the indemnitees in the defense of any proceeding and to provide access to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested by an indemnitee. AMETEK has agreed not to settle or compromise or consent to the entry of judgment or otherwise seek termination with respect to any proceeding unless such settlement, compromise, consent or termination provides for no obligation or admission of wrongdoing on the part of any indemnitee (other than the payment of money, which payment will be satisfied in full by AMETEK) and includes an unconditional release of all of the indemnitees covered by the proceeding from all liability arising out of such proceeding.

For a period of six years after the effective time of the merger, the surviving company will cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by Zygo and its subsidiaries, or provide comparable coverages with respect to matters arising on or before the effective time either through Zygo’s existing insurance provider or another provider reasonably selected by AMETEK, provided that Parent shall not be required to pay annual premiums in excess of 200% of the

52

last annual premium paid by Zygo prior to the date of the merger agreement in respect of such coverage, but in such case shall purchase as much coverage as reasonably practicable for such amount. In lieu of such insurance, prior to the closing date of the merger, at AMETEK’s request, Zygo shall purchase “tail” insurance coverage, at a cost no greater than the aggregate amount which AMETEK would be permitted to spend during the six–year period provided for above, that provides coverage not materially less favorable than the coverage described above. In the event Zygo purchases such tail policy coverage, the obligations of the surviving company set forth in this paragraph shall cease.

In the event that AMETEK or the surviving corporation consolidates with or merges into another entity and is not the continuing or surviving entity of such consolidation or merger or transfers substantially all of its assets to any entity, then proper provision must be made so that the successors and assigns of AMETEK and the surviving corporation will assume all of the indemnification and insurance obligations described above.

Governmental and Regulatory Approvals

Under the HSR Act, and the rules promulgated thereunder by the FTC, the merger may not be completed until notification and report forms have been filed with the FTC and the Antitrust Division of the DOJ, and the applicable waiting period has expired or been terminated. Zygo and AMETEK filed the notification and report forms under the HSR Act with the FTC and the DOJ on April 18, 2014, which triggered an initial 30-day waiting period. The DOJ, the FTC, state Attorneys General or private parties may also challenge the merger on antitrust grounds either before or after the transaction has closed. Accordingly, while the parties believe that the transaction complies with the applicable antitrust laws, it is possible that at any time before or after expiration or termination of the HSR Act waiting period or even after the completion of the merger, any of the DOJ, the FTC, state Attorneys General or private parties could take action under the antitrust laws as deemed necessary or desirable in the public or other interest, including without limitation seeking to enjoin the completion of the merger or permitting completion subject to regulatory concessions or conditions. The waiting period for HSR Act notification has expired.

At any time before or after consummation of the merger, notwithstanding expiration or early termination of the waiting period under the HSR Act, the DOJ, the FTC or state regulators could take such action under the applicable antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger or seeking divestiture of substantial assets of Zygo or AMETEK. In order to obtain antitrust clearance, in no event will AMETEK or any of its subsidiaries or affiliates be required to agree to (nor shall Zygo any of its subsidiaries agree unless AMETEK so directs them (and they will, if AMETEK so directs, agree, so long as such agreements are conditioned upon the closing)), to (i) divest, license, hold separate or otherwise dispose of, or allow a third party to utilize, any portion of its or their respective businesses, assets or contracts or (ii) otherwise take any other action that may be required or requested by any governmental authority in connection with obtaining the consents, authorizations, orders or approvals contemplated by the merger agreement that would have an adverse impact, in any material respect, on the business of AMETEK, Zygo or any of their respective subsidiaries or affiliates (including the surviving corporation). See the section of this proxy statement entitled “The Merger Agreement — Regulatory Matters”. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

In addition to those approvals required pursuant to the HSR Act, and the rules promulgated thereunder, the parties have agreed to obtain certain other approvals under non-U.S. antitrust laws as a condition to the closing of the merger. Under the merger control rules of certain jurisdictions outside the United States where the parties conduct business, filings will be required and it may be necessary to observe waiting periods and/or obtain approvals prior to the completion of the merger. The period for review of the merger will vary from jurisdiction to jurisdiction and may be affected by a variety of factors. German antitrust clearance has been obtained.

The term “antitrust laws” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act and all other applicable laws issued by a governmental authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

We cannot assure you that an antitrust or other regulatory challenge to the merger will not be made, or if made,

53

will be successfully disposed of to enable the completion of the merger.

Delisting and Deregistration of Zygo Common Stock

If the merger is completed, Zygo common stock will no longer be traded on the NASDAQ Global Select Market and will be deregistered under the Exchange Act, and we will no longer be required to file periodic reports with the SEC in respect of Zygo common stock.

Litigation Related to the Merger

On or about April 17, 2014, a putative class action complaint challenging the merger was filed in the Court of Chancery in the State of Delaware, captioned Salafia v. Zygo Corp., C.A. No. 9551-VCN. The complaint was filed on behalf of the public stockholders of Zygo and names as defendants Zygo, the members of its board of directors, a former director, AMETEK and Merger Sub. The complaint generally alleges that Zygo’s directors breached their fiduciary duties to Zygo’s stockholders by agreeing to sell Zygo for inadequate and unfair consideration and pursuant to an inadequate and unfair process, and that Zygo, AMETEK and Merger Sub aided and abetted those alleged breaches. The complaint seeks, among other things, a court order to enjoin the merger. The defendants have not yet responded to the complaint, but believe that the claims asserted against them are without merit.

On or about April 21, 2014, a putative class action complaint challenging the merger was filed in the Court of Chancery in the State of Delaware, captioned Gordon v. Zygo Corporation, Case No. 9561. The complaint was filed on behalf of Natalie Gordon, on behalf of herself and other similarly situated public stockholders of Zygo, and names as defendants Zygo, the members of its board of directors, a former director, AMETEK and Merger Sub. The complaint generally alleges that the merger undervalues Zygo and was the result of an unfair sales process, and that Zygo’s directors breached their fiduciary duties to Zygo’s stockholders. Additionally, the complaint alleges that the defendants agreed to unreasonable deal-protection devices that discouraged potential bidders. The complaint seeks, among other things, to enjoin the merger. The defendants have not yet responded to the complaint, but believe that the claims asserted against them are without merit.

By order dated April 29, 2014, the Court of Chancery consolidated the Salafia and Gordon actions under the caption In re Zygo Corp. Shareholder Litigation, Cons. C.A. 9551-VCN.

54

THE MERGER AGREEMENT

The following describes certain material provisions of the merger agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference herein. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. Zygo encourages you to read carefully the merger agreement in its entirety before making any decisions regarding the merger because it is the principal document governing the merger.

The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement. Factual disclosures about Zygo contained in this proxy statement or in Zygo’s public reports filed with the SEC may supplement, update or modify the factual disclosures about Zygo contained in the merger agreement and described in this summary. The representations, warranties and covenants made in the merger agreement by Zygo were qualified and subject to important limitations agreed to by Zygo in connection with negotiating the terms of the merger agreement and may be subject to a contractual standard of materiality which may differ from what may be viewed as material by investors. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. Information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement.

The Merger

Subject to the terms and conditions of the merger agreement and in accordance with the DGCL, at the effective time of the merger, Merger Sub, a wholly owned subsidiary of AMETEK and a party to the merger agreement, will merge with and into Zygo. Zygo will survive the merger as a direct wholly owned subsidiary of AMETEK (following the merger, Zygo is referred to in this proxy statement as the surviving company) and the separate corporate existence of Merger Sub will cease.

Effective Time; Closing

The effective time of the merger will occur at the time the parties file a certificate of merger with the Secretary of State of the State of Delaware on the closing date of the merger or such later time as agreed to by AMETEK and Zygo and specified in the certificate of merger.

Unless Zygo and AMETEK agree otherwise, the closing of the merger will occur on the second business day after the conditions to the merger set forth in the merger agreement have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions at such time).

Merger Consideration

Zygo Common Stock

The merger agreement provides that each share of Zygo common stock outstanding immediately prior to the effective time of the merger (other than shares of Zygo common stock owned by Zygo as treasury stock or owned by AMETEK, Merger Sub or any of their respective subsidiaries or shares of Zygo common stock the holders of which have properly demanded and perfected their appraisal rights under Delaware law) will be cancelled and converted into the right to receive $19.25 in cash, without interest thereon, and less any applicable withholding taxes.

The merger agreement provides that each share of Zygo common stock held by Zygo as treasury stock and each share of Zygo common stock owned by AMETEK, Merger Sub or any of their respective subsidiaries will be cancelled and no consideration will be delivered in exchange therefor. Shares of Zygo common stock held by a stockholder who has not voted in favor of the merger and is entitled to demand and has properly demanded his

55

appraisal rights will not be converted into the right to receive the merger consideration. Such stockholder will instead be entitled to the appraisal rights provided under the DGCL as described under “Appraisal Rights.”

Each issued and outstanding share of capital stock of Merger Sub will be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01, of the surviving company.

Surrender and Payment

Exchange Agent

Prior to the effective time of the merger, AMETEK shall designate a bank or trust company acceptable to Zygo to act as the exchange agent for the purpose of exchanging shares of Zygo common stock for the merger consideration. AMETEK shall deposit the aggregate merger consideration with the exchange agent to be invested in short-term direct obligations of the United States or their equivalents. Within five business days following the effective time of the merger, the exchange agent will deliver to each Zygo common stockholder (i) a letter of transmittal, and (ii) instructions for effecting the surrender of stock certificates in exchange for the merger consideration.

Withholding

Zygo, AMETEK, the surviving company, the exchange agent or other applicable withholding agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the merger agreement such amounts as are required to be deducted and withheld with respect to the making of any such payment under applicable tax law. Amounts withheld and timely paid to the appropriate governmental entity will be treated for purposes of the merger agreement as having been paid to the person in respect of which such deduction or withholding was made.

Unexchanged Shares

No cash payment with respect to the merger consideration will be paid to the holder of any unsurrendered certificate (or shares of Zygo common stock held in book entry form) until the surrender of such certificate (or shares of Zygo common stock held in book entry form).

Termination of Fund

At any time following the first anniversary of the effective time of the merger, the surviving corporation shall be entitled to require the exchange agent to deliver all remaining funds to the surviving corporation. Thereafter, any person entitled to receive payment shall be entitled to only look to the surviving corporation. Any amounts remaining unclaimed shall become the property of the surviving corporation.

Treatment of Zygo Stock Options, Restricted Stock Unit Awards and Employee Stock Purchase Plan

Zygo Stock Options

The merger agreement provides that, immediately prior to the effective time of the merger, any outstanding option to acquire shares of Zygo common stock that has not previously expired or been exercised (whether or not previously vested) will be cancelled in exchange for the right to receive an amount in cash from the surviving corporation equal to the product of (i) the total number of shares of Zygo common stock subject to such option immediately prior to the effective time of the merger multiplied by (ii) the excess, if any, of the merger consideration of $19.25 per share of Zygo common stock over the exercise price per share of Zygo common stock underlying such option, less any applicable withholding taxes. Notwithstanding the foregoing, if the exercise price per share of Zygo common stock of any such option is equal to or greater than the merger consideration of $19.25 per share of Zygo common stock, such option will be canceled and terminated without any payment or other consideration being made in respect of such cancellation.

Restricted Stock Unit Awards

The merger agreement also provides that, immediately prior to the effective time of the merger, each outstanding restricted stock unit award granted with respect to shares of Zygo common stock will be cancelled and converted into the right to receive a cash payment equal to the product of (i) the merger consideration of $19.25 per

56

share of Zygo common stock multiplied by (ii) the total number of shares of Zygo common stock then subject to such restricted stock unit award (treating any performance-based vesting condition as having been attained at the target (100%) level of achievement under the applicable award agreement), less any applicable withholding taxes.

Employee Stock Purchase Plan

The merger agreement requires Zygo to take all actions necessary to terminate its Employee Stock Purchase Plan, which we have done. As a result, no further purchases of our stock will be made pursuant to the ESPP and the amount of the accumulated unused contributions of the participating employees will be refunded to them.

Adjustments

If at any time after the date of the merger agreement but before the closing date of the merger there is any change in the outstanding shares of Zygo capital stock as a result of reclassification, stock split or combination, exchange or readjustment of shares or any stock dividend, or any similar transaction, the merger consideration and other similarly dependent items shall be equitably adjusted.

Conditions to the Completion of the Merger

The obligations of AMETEK, Merger Sub and Zygo to effect the merger are subject to the satisfaction or waiver of the following conditions:

•	the merger agreement must have been adopted by holders of a majority of the outstanding shares of Zygo common stock entitled to vote thereon;

•	all consents, approvals and actions of, filings with and notices to any government authority required to consummate the merger shall have been made or obtained, subject to a material adverse effect threshold;

•	the waiting period (and any extension thereof) applicable to the merger under the HSR Act must have expired or early termination thereof must have been granted and all other required antitrust approvals have been received; and

•	no law or order, whether preliminary, temporary or permanent, shall be in effect enjoining, restraining, preventing or otherwise prohibiting the consummation of the merger or making the consummation of the merger illegal.

AMETEK’s and Merger Sub’s obligations to effect the merger are subject to the following additional conditions:

•	the representations and warranties of Zygo contained in the merger agreement must be true and correct in all respects as of the date of the merger agreement and as of the closing date of the merger, subject to certain materiality or material adverse effect thresholds;

•	Zygo must have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date of the merger; and

•	since the date of the merger agreement through the closing date of the merger, there shall not have occurred and be continuing a material adverse effect on Zygo.

Zygo’s obligations to effect the merger are subject to the following additional conditions:

•	the representations and warranties of AMETEK and Merger Sub contained in the merger agreement must be true and correct in all respects as of the date of the merger agreement and as of the closing date of the merger, subject to certain materiality or material adverse effect thresholds; and
57

•	AMETEK and Merger Sub must have performed in all material respects all obligations required to be performed by them under the merger agreement at or prior to the closing date of the merger.

For purposes of the merger agreement, “material adverse effect” means, with respect to Zygo, any change, event, occurrence, development or effect (including any of the foregoing arising after the date of this the merger agreement) that, individually or in the aggregate, (a) would materially impair, delay or prevent the compliance or performance by Zygo of its obligations hereunder or the consummation of the merger and the other transactions substantially upon the terms and conditions provided for in the merger agreement, or (b) has or would have a material adverse effect on the business, results of operations or financial condition of Zygo and its subsidiaries taken as a whole; provided, however, that in the case of clause (b) only, no change, event, occurrence, development or effect, directly or indirectly, relating to, arising out of or resulting from the following, either alone or in combination, shall constitute, or be taken into account in determining whether there is or has been, a material adverse effect: (i) any condition, change, event, occurrence or effect in (A) any of the semiconductor, industrial or other industries or markets in which Zygo or its subsidiaries operate or are involved (including by way of their customer base) or (B) the United States or global economy; (ii) any enactment of, change in, or change in interpretation of any law or GAAP (or other applicable accounting standards) or governmental policy following the date of the merger agreement; (iii) general economic, regulatory, political or business conditions (or changes therein); (iv) changes, events or occurrences in financial, credit, banking or securities markets (including any disruption thereof and any decline in the price of any security or market index) or any interest rate or exchange rate changes or general financial or capital market conditions, including interest rates, or changes therein; (v) any acts of God, natural disasters, terrorism, armed hostilities, sabotage, war or any escalation or worsening of acts of terrorism, armed hostilities or war; (vi) except for breaches of the noncontravention representation, the negotiation, execution, announcement or performance of the merger agreement or the announcement, pendency of or performance of the transactions, including by reason of the identity of AMETEK or any communication by AMETEK regarding the plans or intentions of AMETEK with respect to the conduct of the business of Zygo or any of its subsidiaries and including the impact of any of the foregoing on any relationships, contractual or otherwise, with customers, suppliers, distributors, collaboration partners, stockholders, lenders, employees or regulators; (vii) any action taken pursuant to and required by the terms of the merger agreement or with the express written consent or at the express written direction of AMETEK or Merger Sub (or any action not taken by Zygo or any of its subsidiaries as a result of the failure of AMETEK to consent to such action where such action (A) requires AMETEK’s consent and (B) would be taken in the ordinary course of business consistent with past practice), or any action otherwise taken by AMETEK or Merger Sub; (viii) any change in the market price, or change in trading volume, of the capital stock of Zygo (it being understood that the facts or occurrences giving rise to or contributing to such change may be taken into account in determining whether there has been or would be a material adverse effect); (ix) any failure by Zygo or its subsidiaries to meet internal, analysts’ or other earnings estimates or financial projections, or forecasts for any period, or any changes in credit ratings and any changes in any analysts recommendations or ratings with respect to Zygo or any of its subsidiaries (it being understood that the facts or occurrences giving rise to or contributing to such failure or change may be taken into account in determining whether there has been or would be a material adverse effect); (x) any claims or litigation arising from allegations of any breach of fiduciary duty or allegations of violation of law (but not any finally adjudicated breach of fiduciary duty or violation of law itself) against Zygo, any of its subsidiaries or any of their respective officers or directors, in each case, arising out of or relating to the execution of this the merger agreement or the announcement, pendency or performance of the transactions; and (xi) the effect of incurring and paying expenses consistent in the aggregate with the estimates (and subject to the qualifications contained in such estimates) provided by Zygo to AMETEK prior to the date of this the merger agreement to Barclays and other advisors to Zygo in connection with negotiating, entering into, performing and consummating the transactions contemplated by the merger agreement, except in the case of the foregoing subclauses (i) through (v) (inclusive) to the extent those events, changes, effects, developments, state of facts, conditions, circumstances or occurrences have a greater materially disproportionate adverse effect on Zygo and its subsidiaries, taken as a whole, relative to other participants operating in the same industries in similar geographic markets in which Zygo and any of its subsidiaries operate.

For purposes of the merger agreement, “material adverse effect” means, with respect to AMETEK, a material adverse effect on AMETEK’s and Merger Sub’s ability to consummate the transactions contemplated by the merger agreement on the terms and conditions provided for therein.

58

Zygo Stockholders Meeting

Zygo has agreed to call a meeting of its stockholders for the purpose of adopting the merger agreement, as soon as reasonably possible after the date of the merger agreement to consider the approval of the merger. Unless the Zygo board of directors has effected an adverse recommendation change (as described in “— Non-Solicitation of Alternative Proposals” below) and otherwise subject to its fiduciary obligations, Zygo, through the Zygo board of directors, must recommend to its stockholders to approve the merger and solicit proxies in connection therewith. Zygo may delay or postpone the special meeting only if the Zygo board of directors, with consultation of outside legal counsel, reasonably determines that failure to delay or postpone the special meeting would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

In connection with the stockholders meeting, Zygo has prepared and filed this proxy statement with the SEC. AMETEK, Merger Sub and Zygo agreed to cooperate and consult with each other in the preparation of this proxy statement. Zygo agreed not file the proxy statement without providing AMETEK a reasonable opportunity to review and comment on it. Zygo also agreed to use its commercially reasonable efforts to resolve all SEC comments with respect to the proxy statement and to consult with AMETEK prior to responding to SEC comments. In addition, Zygo agreed to notify AMETEK of any comments from the SEC with respect to the proxy statement and provide copies of any written correspondence with the SEC.

Unless the merger agreement is terminated in accordance with its terms, Zygo’s obligations to hold the Zygo stockholders meeting will not be affected by the commencement, public proposal, public disclosure or communication to Zygo of any takeover proposal or by the making of any adverse recommendation change by the Zygo board of directors (each as described below under “— Non-Solicitation of Alternative Proposals”).

Non-Solicitation of Alternative Proposals

The merger agreement contains detailed provisions prohibiting Zygo from seeking an alternative transaction to the merger. Under these “no solicitation” provisions, Zygo has agreed that, from the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger agreement in accordance with its terms, Zygo shall will not, and shall not authorize its subsidiaries to, and shall not permit its or their officers, directors or representatives to, directly or indirectly:

•	initiate, knowingly encourage, knowingly facilitate or solicit any inquiries with respect to, or the making, submission, announcement or implementation of, any proposal or offer (written or oral) that constitutes, or would reasonably be expected to lead to, a “takeover proposal” (as defined below);

•	initiate, knowingly encourage, participate in or solicit any discussions or negotiations (whether such discussions or negotiations are initiated by Zygo, any of its representatives or a third party), other than AMETEK or any of its representatives, regarding or in furtherance of such inquiries or relating to a takeover proposal;

•	provide any non-public information, documentation or data of Zygo or any of its subsidiaries relating to a takeover proposal;

•	otherwise cooperate with any effort or attempt to make, implement or accept any takeover proposal;

•	take any action to make the provisions of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation, or any restrictive provision of any applicable anti-takeover provision in Zygo charter documents inapplicable to any transactions contemplated by a takeover proposal;

•	enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or related to, or which is intended to or is reasonably likely to lead to, any takeover proposal; or

•	adopt or approve any takeover proposal, or propose the approval or adoption of any takeover proposal, or resolve or agree to take any such action.
59

The merger agreement requires Zygo to cease, and to cause its subsidiaries and its and their directors, officers and other representatives to terminate all discussions and negotiations with any person that may have been ongoing with respect to any takeover proposal as of the date of the merger agreement. Zygo also agreed to request the prompt return or destruction of all non-public information previously furnished to any person relating to a takeover proposal.

In the event that Zygo’s board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel, that such bona fide written takeover proposal constitutes or could reasonably be expected to lead to a “superior proposal” (as described below) and that failure to take such action would reasonably be expected to constitute a breach of directors’ fiduciary duties under applicable law, then Zygo is also permitted to:

•	furnish, pursuant to an acceptable confidentiality agreement, information (including non-public information) with respect to Zygo and its subsidiaries to the person or group of persons who has made such takeover proposal, provided that Zygo concurrently provides or makes available to AMETEK all information concerning Zygo or its subsidiaries that is provided or made available to such person which was not previously provided to AMETEK or its representatives; and

•	engage in or otherwise participate in discussions or negotiations with the person or group of persons making such takeover proposal.

Zygo has also agreed in the merger agreement that it will promptly notify AMETEK orally and in writing after receipt by Zygo or any of its subsidiaries or any of its or their representatives of any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding any takeover proposal. Such prompt notice will include the identity of the person making the takeover proposal or other request and the material terms and conditions thereof. In addition, Zygo has agreed to keep AMETEK informed on a prompt basis as to any material modifications to the financial or the material terms and conditions of such takeover proposal (and in any event within 24 hours) of receipt thereof. Zygo shall not, and shall not authorize or permit its subsidiaries to, and shall not permit its or their representatives to, enter into any contract subsequent to the date of the merger agreement that prohibits Zygo from providing such information to AMETEK, and shall otherwise keep AMETEK reasonably informed on a timely basis of the status of any such discussions or negotiations.

For purposes of the merger agreement, the term “takeover proposal” means any bona fide inquiry, proposal, offer or other expression or indication of interest from any person (other than AMETEK or Merger Sub and any of its affiliates) relating to or that could reasonably be expected to lead to the purchase or other acquisition, in a single transaction or series of related transactions, of:

•	assets of Zygo and its subsidiaries (including securities of subsidiaries, but excluding sales of assets in the ordinary course of business) that collectively account for 20% or more of Zygo’s consolidated assets (based on the fair market value thereof) or from which 20% or more of Zygo’s revenues, earnings, or cash flow on a consolidated basis are derived; or

•	20% or more of the outstanding Zygo common stock pursuant to a merger, consolidation or other business combination, recapitalization, sale of shares of capital stock, joint venture, liquidation, dissolution, tender offer, exchange or similar transaction.

For purposes of the merger agreement, “superior proposal” means any bona fide written takeover proposal (with all references to “20%” in the definition of takeover proposal being deemed to be references to “50%”), which proposal was not a result of a material breach by Zygo of the “no solicitation” provisions of the merger agreement, that the Zygo board of directors (or any committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel):

•	(i) if consummated, would be more favorable from a financial point of view to the holders of Zygo common stock than the merger (taking into account any adjustments or modifications to the terms of the merger agreement that AMETEK has made in response to a takeover proposal or an intervening event), and (ii) is reasonably likely to be completed in accordance with its terms on a timely basis; and
60

•	for which financing, to the extent required, is then committed, or, in good faith judgment of the Zygo board of directors (or any committee thereof), is reasonably likely to be obtained.

Change of Recommendation

The merger agreement provides that the Zygo board of directors will not effect an adverse recommendation change or authorize Zygo or any of its subsidiaries to enter into any letter of intent, merger, acquisition or similar agreement that is intended or could reasonably be expected to result in, any takeover proposal (other than an acceptable confidentiality agreement), except in the limited circumstances described below. For purposes of the merger agreement, an “adverse recommendation change” would occur if the Zygo board of directors were to do any of the following:

•	withhold, withdraw, qualify or modify, or propose publicly to withhold, withdraw, qualify or modify, in a manner adverse to AMETEK, the Zygo board of directors’ recommendation that Zygo’s stockholders adopt the merger agreement (referred to in this proxy statement as the Zygo recommendation);

•	make any other public statement in connection with the Zygo stockholder meeting that would reasonably have the same effect; or

•	approve, determine to be advisable, or recommend, or propose publicly to approve, determine to be advisable, or recommend, to the Zygo stockholders a takeover proposal.

At any time prior to the Zygo stockholders meeting, provided Zygo shall not have breached in any material respect its obligations under the “no solicitation” provisions of the merger agreement, the Zygo board of directors may:

•	in response to an intervening event (as described below), or

•	if Zygo receives a takeover proposal which the Zygo board of directors determines in good faith, after consultation with outside legal counsel and financial advisors, constitutes a superior proposal (after taking into account all of the adjustments to the terms of the merger agreement which may be offered by AMETEK in accordance with its “matching rights” described below), if it determines in good faith, after consultation with Zygo’s outside legal counsel, that not taking such action would reasonably be expected to constitute a breach of the fiduciary duties of the Zygo board of directors under applicable law, (a) effect an adverse recommendation change or (b) only in the case of the second bullet above, approve or recommend such superior proposal and/or terminate the merger agreement pursuant to the terms thereof to enter into a definitive agreement with respect to such superior proposal, provided Zygo pays the applicable termination fee to AMETEK at or concurrently with, and as a condition to, such termination. Zygo shall not take any of the foregoing actions if it has breached the non-solicitation provisions of the merger agreement. In addition, Zygo may only take such actions if:

•	Zygo has provided at least three business days’ prior written notice to AMETEK of the Zygo board of directors’ intention to take such action, describing such intervening event or superior proposal in reasonable detail and, in the case of a superior proposal, such notice to be accompanied with the most current version of all relevant written agreements or proposals relating to the transaction that constitutes such superior proposal; and
61

•	AMETEK does not make, within such three business day period, a binding, written, irrevocable offer to modify the terms of the merger agreement so that such terms, as so modified, would, in the good faith judgment of Zygo’s board of directors (after consultation with legal counsel and financial advisors), cause the takeover proposal previously constituting the superior proposal to no longer constitute a superior proposal or that would obviate the need to make an adverse recommendation change in the event of an intervening event, as applicable, in each case, taking into consideration any risk of non-consummation and all legal, financial, regulatory and other aspects of each such proposal; provided, however, that Zygo agrees that, during the three business day period prior to its effecting an adverse recommendation change or taking another permitted action, if requested by AMETEK, Zygo will negotiate in good faith with AMETEK and its representatives regarding any revisions to the terms of the transactions contemplated under the merger agreement such that the takeover proposal in question would no longer constitute a superior proposal or that would obviate the need to make an adverse recommendation change in the event of an intervening event. Each successive modification to the price or any other material term of any takeover proposal will constitute a new takeover proposal and will require a new notice of an adverse recommendation change, if applicable.

Zygo agrees not to waive or fail to enforce any standstill provision of any confidentiality or standstill agreement to which it or any of its subsidiaries is a party relating to a potential or actual takeover proposal, in each case unless the Zygo board of directors determines in good faith that failing to do so would reasonably be expected to constitute a breach of fiduciary duties to Zygo. For purposes of the merger agreement with respect to Zygo, an “intervening event” means any material development or change in circumstances that is not related to a takeover proposal, to the extent such material development or change in circumstances occurs or arises after the date of the merger agreement but prior to obtaining the Zygo stockholder approval and was neither known to, nor reasonably foreseeable by, Zygo or any of its subsidiaries or any of its or their representatives as of the date of the merger agreement (or if known, the magnitude or material consequences of which were not known to or reasonably foreseeable by the Zygo board of directors as of the date of the merger agreement); provided, however, that (i) changes in the market price or trading volume of Zygo common stock or the fact that Zygo meets or exceeds internal or published projections, forecasts or revenue or earnings predictions for any period shall not constitute an intervening event (it being understood that the facts or occurrences giving rise to or contributing to such change or fact may be taken into account in determining whether there has been an intervening event) and (ii) the results of the introduction of new or modified products or the results of sales or marketing initiatives (including any increase in sales as a result thereof whether to new or existing customers) are reasonably foreseeable and shall not be considered a material development or change in circumstances.

The merger agreement permits Zygo or its board of directors to comply with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to a takeover proposal or to make other disclosures to the stockholders of Zygo if the Zygo board of directors (after consultation with outside legal counsel) concludes that the failure to do so would reasonably be likely to be inconsistent with its fiduciary duties under applicable law, provided, that any adverse recommendation change may only be made in accordance with the merger agreement. Any disclosure of a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act, other than a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act or an express rejection of any applicable takeover proposal together with an express reaffirmation of the recommendation of the Zygo board of directors that Zygo’s stockholders adopt the merger agreement, shall be deemed to be an adverse recommendation change.

Reasonable Best Efforts Covenant

Zygo, AMETEK and Merger Sub have agreed to use their reasonable best efforts to take (or cause to be taken) all actions and use their reasonable best efforts to do, or cause to be done, all things necessary or advisable to consummate the merger, including using reasonable best efforts to:

•	(i) cause the merger to be consummated as soon as reasonably practicable, (ii) make promptly any required submissions and filings under applicable antitrust laws, (iii) promptly furnish information
62

required in connection with such submissions and filing under such antitrust laws, (iv) keep the other parties reasonably informed with respect to the status of any such submissions and filings under antitrust laws, and (v) make all necessary notices to and obtain all actions or non-actions, approvals, consents, waivers, registrations, permits, authorizations and other confirmations from any governmental authority or third party necessary, proper or advisable to consummate the merger as soon as practicable;

•	(i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the merger as soon as practicable and in any event within ten business days of the date of the merger agreement, (ii) supply as soon as practicable any additional information and documentary material that may be requested pursuant to the HSR Act, (iii) cooperate with each other in determining whether any filings are required to be made in connection with the merger and timely make all such filings, and (iv) use reasonable best efforts to take, or cause to be taken, all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act and foreign filings as soon as practicable;

•	(i) promptly notify the other parties in writing and furnish the others with copies of any communications from a governmental authority and permit the others to review and discuss in advance any proposed written communication to a governmental authority, (ii) keep the others reasonably informed on a timely basis of any developments, meetings or discussions with any governmental authority in respect of any filings, investigation or inquiry concerning the merger, and (iii) not independently participate in any meeting or discussions with a governmental authority in respect of any filings, investigation or inquiry concerning the merger without giving the other party prior notice of such meeting or discussions and, unless prohibited by such governmental authority, the opportunity to attend and participate;

•	cooperate in all reasonable respects with each other and use reasonable best efforts to contest and resist any administrative or judicial action or proceeding instituted challenging the merger as violative of antitrust laws, provided, however, that in no event shall the parties (i) divest, license, hold separate or otherwise dispose of, or allow a third party to utilize, any portion of their respective businesses, assets or contracts or (ii) otherwise take any other action that may be required or requested by any governmental authority in connection with obtaining the consents, authorizations, orders or approvals that would have an adverse impact, in any material respect, on the businesses of the parties; and

•	not acquire any rights, assets, business, entity or division if such acquisition would reasonably be expected to increase the risk of not obtaining any applicable clearance, consent, approval or waiver under the antitrust laws with respect to the merger.

Termination

Zygo and AMETEK may terminate the merger agreement at any time before the effective time of the merger under the following circumstances:

•	by mutual written consent of Zygo and AMETEK;

•	if the merger has not been completed on or before January 10, 2015 (referred to in this proxy statement as the end date); however, if as of such date all of the conditions to closing have been satisfied (other than those conditions that by their terms are to be satisfied at the closing and the conditions relating to the receipt of required antitrust clearances and the absence of legal restraints in respect of any antitrust or competition laws, then the termination date will be extended to April 10, 2015;

•	if any governmental entity of competent authority issues a final, non-appealable order or enacts a law that prohibits, restrains or makes illegal the consummation of the merger; or

•	if Zygo stockholder approval will not have been obtained at a duly convened and concluded Zygo stockholders meeting.

In addition, Zygo may terminate the merger agreement under the following circumstances:

63

•	at any time before the effective time of the merger, if AMETEK or Merger Sub has breached any representation, warranty, covenant or agreement contained in the merger agreement, or if any representation or warranty of AMETEK or Merger Sub has become untrue, in each case, such that the conditions to closing relating to the accuracy of AMETEK’s and Merger Sub’s representations and warranties or the performance by AMETEK and Merger Sub of their obligations under the merger agreement could not be satisfied as of the closing date of the merger; however, Zygo may not terminate the merger agreement under this provision unless any such breach or failure to be true has not been cured within 30 days after written notice by Zygo to AMETEK, except that no cure period is required for a breach that cannot be cured by the end date and Zygo may not terminate the merger agreement if Zygo is then in breach of the merger agreement in any material respect; or

•	prior to adoption of the merger agreement by Zygo’s stockholders, in order for Zygo to enter into a definitive written agreement providing for a superior proposal in compliance with the non-solicitation provisions of the merger agreement, except that Zygo may only terminate the merger agreement if Zygo is not in material breach of the non-solicitation provisions of the merger agreement and Zygo, concurrently with, and as a condition to such termination, pays the termination fee to AMETEK.

In addition, AMETEK may terminate the merger agreement under the following circumstances:

•	at any time before the effective time of the merger, if Zygo has breached any representation, warranty, covenant or agreement contained in the merger agreement, or if any representation or warranty of Zygo has become untrue, in each case, such that the conditions to closing relating to the accuracy of Zygo’s representations and warranties or the performance by Zygo of its obligations under the merger agreement could not be satisfied as of the closing date of the merger; however, AMETEK may not terminate the merger agreement under this provision unless any such breach or failure to be true has not been cured within 30 days after written notice by AMETEK to Zygo, except that no cure period is required for a breach that cannot be cured by the end date and AMETEK may not terminate the merger agreement if AMETEK is then in breach of the merger agreement in any material respect; or

•	prior to adoption of the merger agreement by Zygo’s stockholders, if (i) an adverse recommendation change has occurred, (ii) Zygo fails to include the Zygo board of directors’ recommendation in the proxy statement, (iii) Zygo’s board of directors shall have recommended or approved any takeover proposal, (iv) Zygo’s board of directors or an authorized committee thereof shall have failed to affirm publicly the Zygo board of directors’ recommendation following any reasonably written request by AMETEK to provide such reaffirmation within ten calendar days following such request, (v) Zygo materially breaches its obligations with regards to calling a stockholder meeting or responding to solicitations, or (vi) Zygo’s board of directors formally resolves to take or public announce an intention to take any of the foregoing actions.

In some cases, termination of the merger agreement may require Zygo to pay a termination fee to AMETEK or AMETEK to pay a reverse termination fee to Zygo, in each case, as described below under “— Termination Fees and Reimbursement of Expenses.”

Except as set forth above, whether or not the merger is consummated, all fees and expenses incurred in connection with the merger, the merger agreement and the other transactions contemplated by the merger agreement will be paid by the party incurring or required under the merger agreement to incur such fees or expenses.

In the event of a termination of the merger agreement, written notice shall be given to the other parties specifying the reason for such termination and the merger agreement shall become null and void except for certain provisions that survive the termination, and there shall be no liability for any of the parties unless the liability arises from (i) a material and intentional breach of the party’s obligations under the merger agreement, (ii) fraud or willful misconduct, or (iii) material and intentional breach of the party’s representations or warranties.

64

Termination Fee and Reimbursement of Expenses

Zygo Termination Fee

The merger agreement requires Zygo to pay a termination fee of $8.6 million to AMETEK in each of the following circumstances:

•	if the merger agreement is terminated by Zygo in order to enter into a definitive written agreement providing for a superior proposal;

•	if the merger agreement is terminated by AMETEK in the event that an adverse recommendation change has occurred; or

•	if (i) in the event that (A) Zygo stockholder consent could not be obtained or (B) Zygo materially breaches its obligations to prepare a proxy statement and hold a stockholder meeting or respond to solicitations, (ii) a takeover proposal is publicly disclosed other than by AMETEK; and (iii) within one year following such termination Zygo enters into an alternative acquisition agreement with respect to, or will have approved or recommended to Zygo’s stockholders or otherwise not opposed, a takeover proposal that is subsequently consummated. For purposes of this paragraph, references to the “20%” in the definition of the term “takeover proposal” will be deemed to be references to “50%.”

The termination fee shall be the sole and exclusive remedy available to AMETEK and Merger Sub with respect to the merger agreement, except for specific performance and liability that arises from (i) a material and intentional breach of the party’s obligations under the merger agreement, (ii) fraud or willful misconduct, or (iii) material and intentional breach of the party’s representations or warranties. The termination fee, if paid, shall be credited against any damages recovered by Zygo arising from a breach by AMETEK.

If Zygo fails to pay the termination fee when due, Zygo will also be required to pay any costs and expenses (including attorneys’ fees) incurred by AMETEK in connection with any legal action taken in order to obtain such payment, together with interest on the amount due.

Reimbursement of Expenses

If the merger agreement is terminated because of failure to obtain Zygo stockholder approval, then Zygo shall reimburse AMETEK for all documented out-of-pocket expenses, fees and costs relating to the merger actually incurred prior to termination, not to exceed $3 million in the aggregate, within ten business days after demand. However, Zygo shall not be required to pay such expenses on more than one occasion.

Conduct of Business Pending the Merger

Under the merger agreement, Zygo has undertaken certain covenants that place restrictions on it and its respective subsidiaries from the date of the merger agreement until the earlier of the termination of the merger agreement in accordance with its terms or the effective time of the merger, unless AMETEK gives its prior written consent (which cannot be unreasonably withheld, conditioned or delayed). In general, Zygo has agreed to, and has agreed to cause its subsidiaries to conduct its business in all material respects in the ordinary course consistent with past practice and use commercially reasonable efforts to: (i) preserve intact its present business organization, (ii) maintain in effect all necessary foreign, federal, state and local licenses, permits, consents, franchises, approvals and authorizations, and (iii) maintain satisfactory relationships with its material customers, lenders, suppliers and others having material business relationships with it and with governmental authorities having jurisdiction over matters related to its business. In addition, without limiting the requirements described above, unless the other party consents in writing (which consent cannot be unreasonably withheld, conditioned or delayed), Zygo has agreed to certain restrictions limiting its and its subsidiaries’ ability to, among other things:

•	(i) issue, sell or grant any shares of its capital stock, (ii) split, combine, subdivide or reclassify any shares of capital stock or authorize or propose the issuance of any other securities in substitution for capital stock, (iii) authorize, declare, set aside payment for or pay any dividend on capital stock, or (iv) otherwise make any payments to its stockholders in their capacity as such, except for (A) the
65

issuance of capital stock pursuant to any existing contract, (B) the issuance of capital stock upon the exercise of stock options or stock unit awards, (C) the issuance or grant of stock options in the ordinary course of business, and (D) transactions among Zygo and its subsidiaries;

•	redeem, purchase or otherwise acquire any of its outstanding shares of capital stock except (i) pursuant to existing commitments, or (ii) in connection with tax withholding obligations with respect to stock options or stock unit awards;

•	incur any indebtedness or make loans or capital contributions in other persons in excess of $1 million (subject to certain exceptions);

•	redeem, repurchase, repay, defease or cancel any indebtedness for borrowed money;

•	sell, lease, license, transfer, exchange or swap, mortgage or otherwise encumber, permit to go abandoned or otherwise dispose of any material properties or assets (subject to certain exceptions);

•	make or authorize capital expenditures in excess of $1 million in the aggregate for Zygo and its subsidiaries taken as a whole during any consecutive 3-month period (subject to certain exceptions);

•	make an acquisition (including by merger) of the capital stock or a material portion of the assets of any person for consideration in excess of $1 million, except pursuant to existing contracts;

•	grant or commit to grant any stock options, stock appreciation rights, stock unit awards, restricted stock units, deferred equity units, awards based on the value of Zygo common stock or accelerating any vesting except as required pursuant to the merger agreement or stock plans in effect as of the merger agreement date (subject to certain exceptions);

•	(i) increase (or promise to increase) the compensation or other benefits payable or provided to, or grant or increase (or promise to grant or increase) any severance or termination pay or other benefits or supplemental retirement or post-employment benefit to (or materially amend any existing arrangement with), any current or former (A) directors or officers or (B) other than in the ordinary course of business consistent with past practice, employees, consultants or independent contractors; (ii) enter into any employment, consulting, indemnification, severance, retention, termination, change in control, deferred compensation or other similar agreement (or materially amend any such existing agreement) with any current or former (A) directors or officers or (B) other than in the ordinary course of business, employees, consultants or independent contractors; (iii) except in connection with the hiring of employees in the ordinary course of business, establish, adopt, enter into, freeze, amend, become a party to, or commence participation in any company benefit plan, or take any action to accelerate entitlement to material compensation or benefits under any company benefit plan or otherwise, in each case, for the benefit of any current or former directors, officers, employees, consultants or independent contractors, or any of their beneficiaries, or (iv) increase, or promise to increase, any bonus or incentive (including opportunities) for any directors, officers, employees, consultants or independent contractors or set any performance metrics or targets under any bonus or incentive plan;

•	execute, adopt, amend or terminate any defined benefit pension plan, retiree plan, multiemployer pension plan, welfare plan, severance plan or collective bargaining contract (subject to certain exceptions);

•	make any material change to its methods or principles of accounting, except as required by GAAP, the Exchange Act or by a governmental or quasi-governmental authority;

•	amend the certificate of incorporation or by-laws of Zygo or its subsidiaries;

•	adopt a plan of complete or partial liquidation, dissolution, merger or conversion of Zygo or its subsidiaries;

•	take any action that would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the merger;

•	make any loans, advances or capital contributions to, or investments in any person other than
66

transactions among Zygo and its subsidiaries or as required by Zygo material contracts;

•	enter into, modify, or amend a material contract or lease of real property other than in the ordinary course of business;

•	enter into, modify or amend, continue, cancel, renew or terminate any contract, or waive, release or assign any material rights under any contract that would have a material adverse effect;

•	make or change any material tax election, settle or compromise any material tax liability, make any material change in any method of tax accounting, file any material amendment to an income or other material tax return or waive or extend any statute of limitations in respect of any material taxes;

•	waive, settle or compromise any claim or action in excess of specified amounts;

•	enter into, amend, waive or terminate (other than terminations in accordance with their terms) any contract with any affiliate;

•	disclose, other than to AMETEK, any material trade secret unless a written non-disclosure agreement is executed by the recipient of such information prior to disclosure;

•	take any action (or omit to take any actions) that would reasonably be expected to result in result in closing conditions not being satisfied; and

•	agree, resolve or commit, or announce an intention, to take any of the foregoing actions.

From the date of the merger agreement until the earlier of the closing date of the merger or termination of the merger agreement, Zygo and AMETEK shall not, and shall not permit any of their respective subsidiaries to, take any action that would reasonably be expected to prevent, materially delay or materially impede the consummation of the merger.

Litigation Related to the Merger

The merger agreement requires Zygo and AMETEK to keep the other parties reasonably informed and cooperate with respect to the status of any litigation involving or affecting the merger agreement, the merger or any other transaction contemplated by the merger agreement that is brought or threatened against any party and/or the members of the board of directors, officers or employees of any party; provided, however, that Zygo and AMETEK shall not be required to provide any information that may result in waiver of any attorney/client or similar privilege. Each party shall use commercially reasonable efforts to prevail in such litigation as to permit the consummation of the merger, provided that Zygo will give AMETEK the right to consult on the settlement with respect to such litigation and no such settlement will be agreed to without AMETEK’s prior written consent (which will not be unreasonably withheld, delayed or conditioned).

Public Announcements

Subject to certain exceptions, AMETEK and Zygo have agreed to consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the merger, and each of AMETEK and Zygo has agreed not to issue any press release or make any such public statement without the other party’s consultation.

Additional Covenants

The merger agreement also contains additional agreements relating to, among other things, access to information, confidentiality, notification of certain matters, Section 16(a) of the Exchange Act, no control over other party’s business, takeover laws, and stock exchange delisting and deregistration.

Governance of the Surviving Company

The merger agreement provides that the directors of Merger Sub immediately prior to the effective time of the merger will become, at the effective time of the merger, the directors and officers of the surviving company until the

67

earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be. At the effective time of the merger, AMETEK will specify the officers of the surviving corporation until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be. At the effective time of the merger, the Zygo certificate of incorporation and the Zygo by-laws will be amended in the merger to be the same as the certificate of incorporation and bylaws of Merger Sub as in effect immediately prior to the effective time of the merger, except that in each case the name of the surviving company will be provided by AMETEK in writing no less than two business days prior to the effective time and, as so amended, will be the certificate of incorporation and by-laws of the surviving company until thereafter amended.

Employee Matters

The merger agreement provides that for one year following the effective time, AMETEK and the surviving corporation will, or will cause its subsidiaries to, provide each person who is an employee of Zygo or any of its subsidiaries immediately prior to the effective time and who remains in the employment of AMETEK or any of its subsidiaries following the effective time of the merger (such employee is referred to in this proxy statement as a continuing employee) with base salary, base wages, commissions, annual cash incentive compensation opportunities, 401(k) plan and other health and welfare benefits that are no less favorable in the aggregate than what is provided or made available to such employees prior to the effective time.

In addition, AMETEK and the surviving corporation shall provide (or cause to be provided) to each continuing employee whose employment terminates within one year following the effective time of the merger with severance benefits at levels and on terms no less favorable than such continuing employee would have been entitled to pursuant to Zygo’s severance policies as disclosed by Zygo to AMETEK.

AMETEK will, or will cause its subsidiaries to, credit continuing employees for service earned on and prior to the effective time of the merger with Zygo and its affiliates, or any of their respective predecessors, to the extent such service was credited by Zygo or its subsidiaries under the corresponding Zygo benefit plan prior to the closing of the merger (but excluding any retiree healthcare plans or programs, equity compensation or defined benefit pension plans), in addition to service earned with AMETEK and its subsidiaries on or after the closing date of the merger, for vesting and eligibility purposes (but not for (i) purposes of early retirement subsidies under any AMETEK defined benefit pension plan or (ii) benefit accrual purposes, except for seniority for severance or vacation, if applicable); provided that such service credit does not result in a duplication of benefits.

AMETEK will, and will cause each of its subsidiaries to, use commercially reasonable efforts to waive limitations on benefits relating to any pre-existing conditions of continuing U.S. employees and their dependents under AMETEK’s or its subsidiaries’ plans (to the extent such limitations were waived under a corresponding Zygo benefit plan prior to the closing of the merger).

In addition, if requested by AMETEK at least 10 days prior to the effective time of the merger, Zygo will terminate its 401(k) plan.

On or before the effective time of the merger, Zygo shall provide a list of all employees who have experienced, or will experience, an “employment loss” or “layoff” as defined in the WARN Act at any time during the 90 days prior to the effective time of the merger. During such 90 days, Zygo shall not, without complying with the notice and other requirements of the WARN Act, effectuate (i) a “plant closing” affecting any site of employment or (ii) a “mass layoff” at any site of employment.

68

Representations and Warranties

The merger agreement contains representations and warranties by Zygo, AMETEK and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement or in the disclosure schedules delivered by AMETEK and Zygo in connection with the merger agreement.

These representations and warranties relate to, among other things:

•	corporate organization and similar corporate matters;

•	approval and authorization of the merger agreement;

•	required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement and non-contravention;

•	litigation;

•	brokers fees and expenses;

•	anti-takeover provisions;

•	share ownership in the other party; and

•	information provided in the Zygo proxy statement.

Additional representations and warranties made only by Zygo relate to, among other things, capital structure, SEC documents, undisclosed liabilities, absence of certain changes or events, compliance with laws, tax matters, benefits matters and ERISA compliance, environmental matters, intellectual property, absence of rights agreement, real and personal properties and assets, material contracts, employee and labor matters, insurance, interested party transactions, opinion of its financial advisor and stockholder approval.

Additional representations and warranties made only by AMETEK and Merger Sub relate to, among other things, ownership of Merger Sub and financing for the merger.

The representations and warranties in the merger agreement of each of Zygo, AMETEK and Merger Sub will not survive the consummation of the merger or the termination of the merger agreement pursuant to its terms.

Waiver

At any time prior to the effective time of the merger, the parties may, subject to applicable law, (i) waive any inaccuracies in the representations and warranties contained in the merger agreement or any document delivered pursuant to the merger agreement, (ii) extend the time for the performance of any obligations of the other parties, or (iii) waive compliance with any of the covenants or conditions contained in the merger agreement. No failure or delay by the parties in exercising any right of waiver shall operate as a waiver, nor shall any single or partial exercise preclude any further exercise of any right. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in a written instrument signed on behalf of such party.

Amendment

The merger agreement may be amended by written agreement of the parties at any time before or after the merger is approved by Zygo’s stockholders; provided, however, that after the merger has been approved by Zygo’s stockholders, there shall be made no amendment which by applicable law would require further approval by Zygo’s stockholders without the further approval of Zygo’s stockholders.

Governing Law; Jurisdiction; Waiver of Jury Trial

The parties have agreed that the merger agreement and all causes of action arising out of or relating to the merger agreement, any of the transactions contemplated by the merger agreement or the actions of AMETEK, Merger Sub or Zygo in the negotiation, execution, or performance thereof will be governed by Delaware law. Each

69

party irrevocably submitted to the exclusive jurisdiction of the Chancery Court of the State of Delaware and any state appellate court therefrom sitting in New Castle County in the State of Delaware (or, if such Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court within the State of Delaware) over any dispute arising out of or relating to the merger agreement or any of the transactions contemplated thereby and each party irrevocably agreed that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties will not attempt to deny or defeat personal jurisdiction. Each of the parties agreed that a final judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party has further irrevocably and unconditionally waived any right such party may have to a trial by jury with respect to any litigation directly or indirectly arising out of or relating to the merger agreement or the transactions contemplated by the merger agreement.

Specific Performance

If any party shall have failed to perform its obligations under the merger agreement or otherwise breached the merger agreement, then the party seeking to enforce the agreement shall be entitled (in addition to any other remedy to which it is entitled at law or in equity) to specific performance and the issuance of immediate injunctive or equitable relief without proving the inadequacy of money damages. The merger agreement further provides that the parties will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the merger agreement without the requirement of posting a bond or other security.

70

APPRAISAL RIGHTS

Under the DGCL, you have the right to dissent from the merger and to receive payment in cash for the fair value of Zygo common stock as determined by the Delaware Court of Chancery, together with a fair rate of interest, if any, as determined by the court, in lieu of the consideration you would otherwise be entitled to pursuant to the merger agreement. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Strict compliance with the statutory procedures will be required.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex C to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in a termination or waiver of your appraisal rights.

Section 262 requires that stockholders be notified that appraisal rights will be available not less than 20 days before the stockholders’ meeting to vote on the merger. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to our stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex C to this proxy statement because failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•	You must deliver to us a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. Voting against or failing to vote for the adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262.

•	You must not vote in favor of the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement. Therefore, a stockholder who votes by proxy and who wishes to perfect appraisal rights must vote against the merger agreement or abstain from voting on the merger agreement.

If you fail to comply with either of these conditions and the merger is completed, you will be entitled to receive the cash payment for your shares of Zygo common stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of Zygo common stock.

All demands for appraisal should be addressed to Zygo Corporation, Laurel Brook Road, Middlefield, Connecticut 06455, Attention: Secretary, and must be delivered before the vote on the merger agreement is taken at the special meeting, and should be executed by, or on behalf of, the record holder of the shares of Zygo common stock. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

To be effective, a demand for appraisal by a holder of Zygo common stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder’s name appears on his, her or its stock certificate(s). Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to us. The beneficial holder must, in such cases, have the registered owner, such as a broker, bank or other nominee, submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares are owned of record by more than one person, as in a joint tenancy or

71

tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may seek to perfect such right of appraisal with respect to the shares held for one or more beneficial owners, while not seeking to perfect this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares of Zygo common stock in a brokerage account or in other nominee form and you wish to perfect appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Within ten days after the effective time of the merger, the surviving corporation must give written notice that the merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement. At any time within 60 days after the effective time, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his, her or its shares of Zygo common stock. Within 120 days after the effective date of the merger, any stockholder who has complied with Section 262 will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. Such written statement will be mailed to the requesting stockholder within ten days after such written request is received by the surviving corporation or within ten days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the surviving corporation. We have no present obligation or intention to file such a petition or to initiate negotiations in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to dissenting stockholders who demanded appraisal of their shares, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided by Section 262. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of Zygo common stock, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

In determining fair value, and, if applicable, a fair rate of interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc. , the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise

72

admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.”

You should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement. You should also be aware that investment banking opinions as to the fairness from a financial point of view of the consideration payable in a merger are not opinions as to fair value under Section 262.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro-rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time of the merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its Zygo common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective time of the merger may only be made with the written approval of the surviving corporation and must, to be effective, be made within 120 days after the effective time.

In view of the complexity of Section 262, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

73

PROPOSAL 2
AUTHORITY TO ADJOURN THE SPECIAL MEETING

The Adjournment Proposal

If at the special meeting, our board of directors determines it is necessary or appropriate to adjourn the special meeting, we intend to move to adjourn the special meeting. For example, our board of directors may make such a determination if the number of shares of Zygo common stock represented and voting in favor of the proposal to adopt the merger agreement at the special meeting is insufficient to adopt that proposal under the DGCL, in order to enable our board of directors to solicit additional votes in respect of such proposal. In addition, the Zygo board of directors could postpone the special meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If our board of directors determines that it is necessary or appropriate to adjourn the special meeting, we will ask our stockholders to vote only upon the proposal to adjourn the special meeting, and not the proposal to adopt the merger agreement (Proposal 1) or the non-binding advisory vote on the Merger-Related Compensation Proposal (Proposal 3).

In this proposal, we are asking you to authorize the holder of any proxy solicited by our board of directors to vote in favor of the proposal to adjourn the special meeting to another time and place. If the stockholders approve the proposal to adjourn the special meeting, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional votes, including the solicitation of votes from stockholders that have previously voted. Among other things, approval of the proposal to adjourn the special meeting could mean that, even if we had received proxies representing a sufficient number of votes against the proposal to adopt the merger agreement to defeat that proposal, we could adjourn the special meeting without a vote on the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of the proposal to adopt the merger agreement.

Board of Directors Recommendation

Our board of directors unanimously recommends that you vote “FOR” the proposal to adjourn the special meeting.

74

PROPOSAL 3

ADVISORY VOTE REGARDING MERGER-RELATED EXECUTIVE COMPENSATION

Advisory Vote Regarding Merger-Related Executive Compensation

This section sets forth the information required by Item 402(t) of Regulation S-K under the Exchange Act regarding the compensation that may become payable to each named executive officer that is based on or otherwise relates to the merger. The compensation described below is referred to as “golden parachute compensation” by the applicable SEC disclosure rules and in this section is sometimes also referred to as “merger-related executive compensation.” Further details regarding the merger-related compensation that may become payable to our named executive officers in connection with the merger can be found at “Proposal 1: Adoption of the Merger Agreement — Interests of Certain Persons in the Merger,” and the tables below. The merger-related compensation that may become payable to our named executive officers is subject to a non-binding advisory vote of Zygo’s stockholders.

Equity Awards

Stock Options

The merger agreement provides that, immediately prior to the effective time of the merger, any outstanding option to acquire shares of Zygo common stock that has not previously expired or been exercised (whether or not previously vested) will be cancelled in exchange for the right to receive an amount in cash from the surviving corporation equal to the product of (i) the total number of shares of Zygo common stock subject to such option immediately prior to the effective time of the merger multiplied by (ii) the excess, if any, of the merger consideration of $19.25 per share of Zygo common stock over the exercise price per share of Zygo common stock underlying such option, less any applicable withholding taxes. Notwithstanding the foregoing, if the exercise price per share of Zygo common stock of any such option is equal to or greater than the merger consideration of $19.25 per share of Zygo common stock, such option will be canceled and terminated without any payment or other consideration being made in respect of such cancellation.

Restricted Stock Unit Awards

The merger agreement also provides that, immediately prior to the effective time of the merger, each outstanding restricted stock unit award granted with respect to shares of Zygo common stock will be cancelled and converted into the right to receive a cash payment equal to the product of (i) the merger consideration of $19.25 per share of Zygo common stock multiplied by (ii) the total number of shares of Zygo common stock then subject to such restricted stock unit award (treating any performance-based vesting condition as having been attained at the target (100%) level of achievement under the applicable award agreement), less any applicable withholding taxes.

Estimated Payments and Benefits—All Arrangements

The table below sets forth an estimate of the approximate values of the compensation that may become payable to our named executive officers in connection with the merger, as described herein and under the heading “Proposal 1: Adoption of the Merger Agreement — Interests of Certain Persons in the Merger.” This table reflects the maximum amounts that may become payable pursuant to all arrangements, including those that were previously covered by a stockholder advisory vote on executive compensation (“say-on-pay” vote) and any new arrangements that were not previously covered by a say-on-pay vote. The following table thus reflects the amounts that may become payable under the executive transition agreements, as amended on April 10, 2014 to include increased severance protection and excise tax reimbursement for each of Messrs. Allan, Stack and Jordan, as well as the new incentive and retention bonus opportunities that were offered. Some additional background information regarding the new arrangements included in the April 10th amendments to the executive transition agreements of Messrs. Allan, Stack and Jordan is set forth below.

Our strategic review process leading to the merger, together with the continuation of our business, has been greatly enhanced by the focus, dedication and extraordinary efforts of certain key executives. In order to help ensure the continuing focus, dedication and efforts of these individuals, including with respect to the strategic review process, and to enable us to retain and deliver an intact senior management team, and in response to concerns raised by certain key executives, we agreed to amend the executive transition agreements of Messrs. Allan, Stack and Jordan to provide them with enhanced severance protection if they are terminated without “cause” or terminate

75

their employment for “good” reason before the first anniversary of the merger. In addition, for similar reasons and in conjunction with discussions held with these key executives, we offered an incentive and retention bonus opportunity to certain key executives (including Messrs. Allan, Stack and Jordan), contingent upon their continuing employment for at least one year after the merger (or their involuntary termination during that year). In addition, we agreed to an excise tax reimbursement arrangement with each of Messrs. Allan, Stack and Jordan in the event that they become subject to the 20% excise tax on excess compensation in connection with the merger. In general, the 20% excise tax is imposed on an executive who receives merger-related compensation (including, for example, severance and retention or transaction incentives) that equals or exceeds 3 times the executive’s average annual compensation for the 5 years preceding the year of the merger. Absent a tax reimbursement arrangement, the 20% excise tax could significantly reduce the value of the enhanced severance protection the three executives would be eligible to receive and, in the case of Mr. Allan, the value of the incentive and retention bonus opportunity, thereby potentially negating a significant portion of the protections and incentives intended to be provided. Here, the excise tax is triggered in part due to historic compensation levels of the executives and, in the cases of Messrs. Allan and Jordan, their relatively short tenures with Zygo. Our board was sensitive to the fact that excise tax reimbursement arrangements are often viewed with disfavor. At the same time, however, our board determined that the potential cost of the tax reimbursements was outweighed by the value the company and our stockholders would receive from providing the additional severance protection and incentive compensation opportunities. The board also believed that it was likely that AMETEK or another acquiring company would desire to retain the executives in the business for at least one year and, therefore, that the severance payments (and related tax reimbursements) were unlikely to be made. Assuming no severance is paid, the cost of the tax reimbursement arrangement would be reduced to zero in the cases of Messrs. Stack and Jordan, and reduced significantly (to no more than approximately $463,000) in the case of Mr. Allan.

In making its decision to provide the proposed compensation enhancements, including the tax reimbursement protection, the board considered the views and advice of an outside compensation consultant, who indicated that excise tax reimbursement arrangements exist in the market and, under the right circumstances, are a more efficient vehicle compared to higher levels of transaction incentives, and that, as a percentage of the total transaction value of our shares, the potential cost of the cash payments, including any excise tax reimbursements, was determined to be reasonable for transations of this type and size. The consultant also indicated that, with a review of the market, and under the unique facts and circumstances of our situation (including the company’s need to provide additional incentive compensation to the named executive officers, the fact that none or, in the case of Mr. Allan, only a minority percentage of the severance and tax reimbursement payments will be made if the executives’ employment continues for one year after the merger, the fact that no CEO merger-related compensation is or will become payable, the fact that the enhancements expire if the merger is not consummated, and the fact that the total amount of the potential payments, expressed as a percentage of the total value of our shares, is reasonable), the tax reimbursement arrangement and the potential payments to the named executives as a whole are justifiable and not unreasonable. Thus, the board determined that, in our situation, the tax reimbursement arrangements are consistent with the best interests of the company and our stockholders.

The footnotes to the table below distinguish between the payments available in connection with the merger without a qualifying termination of employment (“single-trigger” benefits) and the amounts that may become payable only if there is a qualifying termination in connection with the merger (“double-trigger” benefits). The amounts in the column with the heading “Equity” are single trigger payments, and the amounts in the columns with the headings “Cash”, “Perquisites/Benefits” and “Tax Reimbursement” are double-trigger payments. The table shows the maximum amounts that may become payable and do not reflect reductions that would result if an executive’s employment continues for at least one year following the merger or if an executive’s employment is terminated voluntarily by the executive (without “good reason”) or terminated for “cause” by the acquiring or successor company during that one-year period.

76

In accordance with SEC rules, the table assumes the closing of the merger occurs on June 30, 2014, and the employment of our named executive officers is terminated without cause immediately following the closing on June 30, 2014. If the merger were to close, and the associated terminations of employment were to occur, on a date other than June 30, 2014, certain amounts paid to the named executive officers may be lower than the amounts shown in the table. The information below is based on the merger consideration of $19.25 per share.

Named Executive Officer	Cash(1) ($)	Equity(2) ($)	Pension/ Non-Qualified Deferred Compensation(3) ($)	Perquisites/ Benefits(4) ($)	Tax Reimbursement (5) ($)	Other(6) ($)	Total(7) ($)
Gary K. Willis	0	0	0	0	0	0	0
Anthony Allan	1,742,000	609,829	0	12,948	1,052,614	0	3,417,391
John M. Stack	1,077,900	721,571	0	12,864	574,978	0	2,387,313
John P. Jordan	1,234,080	775,299	0	12,945	717,483	0	2,739,807

(1)	Cash. Includes for each of Messrs. Allan, Stack and Jordan, (a) potential severance of $992,000, $777,900 and $934,080, respectively; and (b) potential incentive and retention bonuses of $750,000, $300,000 and $300,000, respectively. The severance portion will be payable only if an executive’s employment is terminated within one year following the merger, either by the acquiring or successor company without “cause” or by the executive for “good reason.” The incentive and retention bonus is payable only if an executive’s employment continues for at least one year after the merger (or, under certain circumstances, his employment is involuntarily terminated before the end of that one-year period). Both types of cash payment are “double trigger” in the sense that they are contingent on completion of the merger and the occurrence of a specified employment-related event. More information regarding these contingent payments is provided under the heading “Proposal 1: Adoption of the Merger Agreement — Interests of Certain Persons in the Merger.”
(2)	Equity. Includes for each of Messrs. Allan, Stack and Jordan, cash payable in cancellation of outstanding unvested stock options and outstanding restricted stock units. These payments are “single trigger” in nature because AMETEK will not assume any outstanding Zygo stock options or restricted stock units and, in accordance with the merger agreement, the vesting of all such unvested options and restricted stock units will be accelerated, and all such options and restricted stock units must be canceled immediately before the merger in exchange for the right to receive these payments (without regard to a subsequent termination of employment or other event). More information regarding these payments is provided under the heading “Proposal 1: Adoption of the Merger Agreement — Interests of Certain Persons in the Merger.”
(3)	Pension/Non-Qualified Deferred Compensation. None of the named executive officers will receive any increased pension or non-qualified deferred compensation benefits in connection with the merger.
(4)	Perquisites/Benefits. Includes the estimated value of 12 months of continuing group health plan coverage on the same contributory basis as is currently in effect. This benefit is provided only if an executive’s employment is involuntarily terminated within one year following the merger. This benefit is “double trigger” in nature because it is contingent on completion of the merger and the occurrence of a specified employment-related event.
(5)	Tax Reimbursement. The amounts shown in the table would become payable only if an executive would be subject to the 20% excise tax on excess golden parachute payments pursuant to Section 4999 of the Internal Revenue Code. In the case of each of Messrs. Stack and Jordan, the excise tax would be imposed only if his employment is terminated during the first year after the merger either by AMETEK without “cause” or by him for “good reason” and he becomes entitled to the severance payments shown in the column labeled “Cash” and described in note 1 above (i.e., unless he were to be terminated without “cause” or he were to terminate for “good reason” during the first year following the merger, neither Mr. Stack nor Mr. Jordan would receive severance payments ($777,900 or $934,080, respectively) and would thus not be subject to the excise tax). Assuming Mr. Allan’s employment were to continue for at least a year, he would not be entitled to receive the $992,000 cash severance payment, but he would still be subject to excise tax and receive a tax reimbursement payment, although the maximum amount of his potential tax reimbursement payment would be reduced to approximately $463,000. Absent the tax reimbursement payments, a significant portion of the severance payments and retention and incentive bonuses would be forfeited by the executives, thus negating much of the incentive value intended to be provided by the severance protection and incentive/retention payments that were agreed upon with the executives.
77

More information regarding these contingent payments is provided above under the heading “Estimated Payments and Benefits—All Arrangements” and under the heading “Proposal 1: Adoption of the Merger Agreement — Interests of Certain Persons in the Merger.”
(6)	Other. There are no additional compensation elements that fall within the first five categories shown in the table.
(7)	Total. These amounts represent the individual totals of all of the payments shown in the table and represent the maximum potential value of all of the payments. As indicated, the total amounts will be significantly less if the executives continue their employment for at least one year following the merger.

As noted in the following section, only certain portions of the amounts included under the column heading “Cash” and the excise tax and perquisite benefits amounts were agreed to in connection with the current strategic review process and contemplated merger. The remaining amounts reflect accelerated vesting for all participants under Zygo’s equity plans and the pre-existing executive transition agreements for the named executive officers.

Estimated Payments and Benefits--New Arrangements Only

The following table shows only those payments included in the above table that are provided by new arrangements that were not previously covered by a shareholder say-on-pay advisory vote. For this purpose, the new arrangements include the previously-described April 10, 2014 amendments made to the executive transition agreements with Messrs. Allan, Stack and Jordan, and the incentive and retention opportunities offered to several key executives, including Messrs. Allan, Stack and Jordan. All amounts that may become payable under the new arrangements are “double trigger” in nature, in the sense that they are contingent upon completion of the merger and the occurrence of a subsequent employment-related event. The table shows the maximum amounts that may become payable and do not reflect reductions that would result if an executive’s employment continues for at least one year following the merger or if an executive’s employment is terminated during such one-year period by the executive without “good reason” or by the acquiring or successor company for “cause.”

In accordance with SEC rules, the table assumes the closing of the merger occurs on June 30, 2014, and the employment of our named executive officers is terminated without cause immediately following the closing on June 30, 2014. If the merger were to close, and the associated terminations of employment were to occur, on a date other than June 30, 2014, certain amounts paid to the named executive officers may be lower than the amounts shown in the table. The information below is based on the merger consideration of $19.25 per share.

Named Executive Officer	Cash(1) ($)	Equity(2) ($)	Pension/ Non-Qualified Deferred Compensation(3) ($)	Perquisites/ Benefits(4) ($)	Tax Reimbursement (5) ($)	Other(6) ($)	Total(7) ($)
Gary K. Willis	0	0	0	0	0	0	0
Anthony Allan	1,246,000	0	0	0	1,052,614	0	2,298,614
John M. Stack	688,950	0	0	0	574,978	0	1,263,928
John P. Jordan	767,040	0	0	0	717,483	0	1,484,523

(1)	Cash. Includes for each of Messrs. Allan, Stack and Jordan, (a) potential severance of $992,000, $777,900 and $934,080, respectively; and (b) potential incentive and retention bonuses of $750,000, $300,000 and $300,000, respectively. The severance portion will be payable only if an executive’s employment is terminated within one year following the merger, either by the acquiring or successor company without “cause” or by the executive for “good reason.” The incentive and retention bonus is payable only if an executive’s employment continues for at least one year after the merger (or, under certain circumstances, if his employment is terminated before the end of that one-year period). Both types of cash payment are “double trigger” in the sense that they are contingent on completion of the merger and the occurrence of a specified employment-related event. More information regarding these contingent payments is provided under the heading “Proposal 1: Adoption of the Merger Agreement — Interests of Certain Persons in the Merger.”

(2)	Tax Reimbursement. The amounts shown in the table would become payable only if an executive would be subject to the 20% excise tax on excess golden parachute payments pursuant to Section 4999 of the Internal Revenue Code. In the case of each of Messrs. Stack and Jordan, the excise tax would be imposed only if his employment is terminated during the first year after the merger either by AMETEK without “cause” or by him for “good reason” and he becomes entitled to the cash payments shown in the column labeled “Cash” and described in note 1 above (i.e., unless he were to be terminated without “cause” or he were to terminate for “good reason” during the first year following the merger, neither Mr. Stack nor Mr. Jordan would receive severance payments of ($777,900 or $934,080, respectively) and would thus not be subject to the excise tax). Assuming Mr. Allan’s employment were to continue for at least a year, he would not be entitled to receive the $992,000 cash severance payment, but he would still be subject to excise tax and receive a tax reimbursement payment, although the maximum amount of his potential tax reimbursement payment would be reduced to approximately $463,000. Absent the tax reimbursement payments, a significant portion of the severance payments and retention and incentive bonuses would be forfeited by the executives, thus negating much of the incentive value intended to be provided by the severance protection and incentive/retention payments that were offered to the executives.
78

More information regarding these contingent payments is provided above under the heading “Estimated Payments and Benefits—All Arrangements” and under the heading “Proposal 1: Adoption of the Merger Agreement — Interests of Certain Persons in the Merger.”
(3)	Total. These amounts represent the individual totals of all of the payments shown in the table and represent the maximum potential value of those payments. The total amounts will be significantly less if the executives continue their employment for at least one year following the merger.

Section 951 of the Dodd-Frank Act and Rule 14a-21(c) under the Exchange Act require that we seek a non-binding advisory vote from our stockholders to approve the golden parachute compensation payable to our named executive officers in connection with the merger. Accordingly, we are asking you to approve the following resolution:

“RESOLVED, that the stockholders approve, pursuant to a non-binding advisory vote, the merger-related executive compensation payments and benefits that may become payable to the named executive officers of Zygo and that are based on or otherwise relate to the merger, all as disclosed in the section of the Proxy Statement entitled ‘Proposal 3: Advisory Vote Regarding Merger-Related Executive Compensation.’ “

Board of Directors Recommendation

Our board of directors unanimously recommends that you vote “FOR” approval, by non-binding advisory vote, of the merger-related compensation proposal described in this section.

Approval of the Merger-Related Executive Compensation Proposal (Proposal 3) is not a condition to the completion of the merger. The vote on this proposal is an advisory vote and will not be binding on us or AMETEK. Further, the underlying plans and arrangements are contractual in nature and are not subject to stockholder approval. Accordingly, regardless of the outcome of the non-binding advisory vote, if the merger agreement is adopted by the stockholders and completed, our named executive officers will be eligible to receive the merger-related executive compensation described above, subject to the terms and conditions of the applicable arrangements.

79

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding the beneficial ownership of Zygo common stock as of May 16, 2014 (except as otherwise noted), (i) by each person known by us to own beneficially 5% or more of the Zygo common stock, (ii) by each current director, (iii) by each named executive officer of Zygo, and (iv) by all directors and executive officers of Zygo as a group. All such beneficial owners have sole voting and investment power with respect to the shares of Zygo common stock shown as owned by them, except for shares which can be acquired by the exercise of stock options, and as may otherwise be noted. No shares owned by any director or named executive officer are pledged as security. Unless otherwise indicated, the address for the named persons is c/o Zygo Corporation, Laurel Brook Road, Middlefield, Connecticut 06455.

	Amount and Nature of Beneficial Ownership (1)			Percentage
		Options		of Total
		Exercisable and		Shares
	Shares of	RSUs Vesting		Outstanding
	Common Stock	within 60 days	Total	(1)
5% or Greater Stockholders:
MAK Capital One LLC (2)	4,370,060	—	4,370,060	23.1%
T. Rowe Price Associates, Inc. (3)	1,679,520	—	1,679,520	8.9%
GAMCO Investors, Inc. (4)	1,541,043	—	1,541,043	8.1%
Canon Inc. (5)	1,210,410	—	1,210,410	6.5%
Dimensional Fund Advisors LP (6)	1,205,243	—	1,205,243	6.4%
BlackRock, Inc. (7)	1,097,527	—	1,097,527	5.9%

Non-Employee Directors:
Stephen D. Fantone	18,000	—	18,000	*
Samuel H. Fuller	40,892	—	40,892	*
Michael A. Kaufman (2)	4,370,060	—	4,370,060	23.1%
Seymour E. Liebman (8)	86,000	—	86,000	*
Carol P. Wallace	36,000	—	36,000	*

Named Executive Officers:
Gary K. Willis	101,646	—	101,646	*
John P. Jordan	8,576	—	8,576	*
Anthony Allan	—	—	—	*
John M. Stack	40,731	—	40,731	*
All Directors and Executive Officers as a group (12 persons) (8)	4,754,155	—	4,754,155	24.9%

*	Less than 1%

(1)	A person is deemed to be the beneficial owner of securities owned or which can be acquired by such person within 60 days of May 16, 2014 upon the exercise of stock options or vesting of restricted stock units (“RSUs”). Each person’s percentage ownership is determined by assuming that such options and RSUs beneficially owned by such person (but not those owned by any other person) have been exercised or have vested, as appropriate.

(2)	Share ownership information is based on information contained in a Schedule 13D (Amendment No. 4) filed with the Securities and Exchange Commission on April 16, 2014. The address of this holder is 590 Madison Ave., 9th Floor, New York, New York 10022.
80

(3)	Share ownership information is based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2014. The Schedule 13G for T. Rowe Price Associates, Inc. indicates sole voting power for 273,700 shares and sole dispositive power for 1,679,520 shares. In certain cases, subsidiaries of T. Rowe Price Associates, Inc. may act as an adviser or sub-adviser to certain other commingled group trusts and separate accounts (“TRP Funds”). In this role, neither T. Rowe Price Associates, Inc. nor its subsidiaries possess voting and/or investment power over the securities of the Company that are owned by the TRP Funds, and may be deemed to be the beneficial owner of the shares of the Common Stock held by the TRP Funds. T. Rowe Price Associates, Inc. disclaims beneficial ownership of such securities. The address of this holder is 100 E. Pratt Street, Baltimore, Maryland 21202.

(4)	Share ownership information is based on information contained in a Schedule 13D (Amendment No. 1) filed by GAMCO Investors, Inc. on May 2, 2014, which includes shares beneficially owned by Gabelli Funds, LLC, GAMCO Asset Management Inc., Teton Advisors, Inc. and Gabelli Securities, Inc. The address of this holder is One Corporate Center, Rye, New York 10580.

(5)	Information derived from Continental Stock Transfer and Trust Company as of May 16, 2014. The address of this holder is Canon, Inc., 20-2 Kiychara-Kogyo-Danchi, Utsunamiya-Shi, Tochigi-Ken 321-3292, Japan.

(6)	Share ownership information, and other information contained in this footnote (5) is based on information contained in a Schedule 13G (Amendment No. 5) filed with the Securities and Exchange Commission on February 10, 2014. The Schedule 13G for Dimensional Fund Advisors LP indicates sole voting power for 1,178,295 shares and sole dispositive power for 1,205,243 shares. In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain other commingled group trusts and separate accounts (“Dimensional Funds”). In this role, neither Dimensional Fund Advisors LP nor its subsidiaries possess voting and/or investment power over the securities of Zygo that are owned by the Dimensional Funds, and may be deemed to be the beneficial owner of the shares of the common stock held by the Dimensional Funds. Dimensional Fund Advisors LP disclaims beneficial ownership of such securities. The address of this holder is Dimensional Fund Advisors LP, Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(7)	Share ownership information is based on information contained in a Schedule 13G (Amendment No. 1) filed with the Securities and Exchange Commission on January 31, 2014. The Schedule 13G for BlackRock, Inc. indicates sole voting power for 1,054,324 shares and sole dispositive power for 1,097,527 shares. The address of this holder is 40 East 52nd Street, New York, New York 10022.

(8)	Does not include 1,210,410 shares owned by Canon, Inc., an affiliate of Canon U.S.A., Inc.
81

  MARKET PRICE OF ZYGO COMMON STOCK AND DIVIDEND INFORMATION

Zygo common stock is traded on the NASDAQ Global Select Market under the trading symbol “ZIGO.” The following table sets forth, for the indicated calendar periods, the daily high and low sales prices of Zygo common stock as reported by the NASDAQ Global Select Market:

	High	Low
Fiscal Year Ending June 30, 2014:
Fourth Quarter (through May 20, 2014)	$19.65	$14.55
Third Quarter	16.94	13.12
Second Quarter	16.48	14.28
First Quarter	16.51	13.29
Fiscal Year Ended June 30, 2013:
Fourth Quarter	16.92	13.36
Third Quarter	16.80	14.15
Second Quarter	19.02	13.14
First Quarter	20.00	17.03
Fiscal Year Ended June 30, 2012:
Fourth Quarter	20.44	15.24
Third Quarter	20.26	15.50
Second Quarter	18.65	10.60
First Quarter	14.69	9.40

We have never paid cash dividends on Zygo common stock and have no current plans to do so. Under the terms of the merger agreement, between the signing of the merger agreement and the earlier of the closing of the merger and termination of the merger agreement, we are not permitted to pay any dividends.

The closing sale price of Zygo common stock on the NASDAQ Global Select Market on April 10, 2014, the last trading day prior to announcement of the execution of the merger agreement, was $14.68 per share. On May 20, 2014, which is the most recent practicable date prior to the date of this proxy statement, the closing sale price of Zygo common stock was $19.19 per share. You are encouraged to obtain current market quotations for Zygo common stock.

FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, we will have no public stockholders, and there will be no public participation in any of our future stockholder meetings. We intend to hold the 2014 Annual Meeting of Stockholders only if the merger is not completed.

All stockholder proposals which are intended to be presented at the 2014 Annual Meeting of Stockholders must be received by us no later than June 25, 2014 for inclusion in the proxy statement and form of proxy we issue related to that meeting (if any). Additionally, we must have notice of any stockholder proposal to be submitted at the 2014 Annual Meeting of Stockholders (but not required to be included in the proxy statement) by August 20, 2014, or such proposal will be considered untimely pursuant to Rule 14a-4 and Rule 14a-5(e) under the Exchange Act. The persons named in the proxies solicited by management may exercise discretionary voting authority with respect to any such stockholder proposal for which notice of the matter was not received by us by August 20, 2014.

82

HOUSEHOLDING OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.

This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Zygo and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares in your own name. You can notify us by sending a written request to Secretary, Zygo Corporation, Laurel Brook Road, Middlefield, Connecticut 06455.

OTHER MATTERS COMING BEFORE THE SPECIAL MEETING

At this time, we know of no other matters to be submitted to our stockholders at the special meeting or any adjournment or postponement of the special meeting. If any other business properly comes before the special meeting or any adjournment or postponement of the special meeting, it is intended that the holders of the proxies named in the enclosed proxy card will vote the shares they represent in accordance with their best judgment.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. You also may obtain free copies of the documents we file with the SEC by going to the “Investor—General Investor Info” section of our website at http://www.zygo.com. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to Secretary, Zygo Corporation, Laurel Brook Road, Middlefield, Connecticut 06455, telephone (860) 347-8506, or on our website at http://www.zygo.com or from the SEC through the SEC’s website at http://www.sec.gov. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

AMETEK has supplied all information pertaining to AMETEK and Merger Sub in this proxy statement and we have supplied all information pertaining to us.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT.

83

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference certain information into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting:

•	our Annual Report on Form 10-K filed with the SEC on September 13, 2013;

•	our Quarterly Reports on Form 10-Q filed with the SEC on November 12, 2013, February 25, 2014 and May 12, 2014; and

•	our Current Reports on Form 8-K filed with the SEC on July 25, 2013, September 12, 2013, October 21, 2013, November 14, 2013, November 15, 2013, November 15, 2013, February 25, 2014 and April 15, 2014.

Notwithstanding the foregoing, information furnished under items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this proxy statement.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, as described in the section of this proxy statement entitled “Where You Can Find More Information.”

We have not authorized anyone to provide information that is different from what is contained in this proxy statement and, if given, such information must not be relied upon as having been authorized by us or any other person.

THIS PROXY STATEMENT IS DATED MAY 21, 2014. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE OR SUCH OTHER DATE AS MAY BE SPECIFIED HEREIN, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

84

Annex A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

Dated as of April 10, 2014

by and among

AMETEK, INC.,

AMETEK MATTERHORN, INC.

and

ZYGO CORPORATION

-i-

-ii-

-iii-

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of April 10, 2014 (this “Agreement”), is entered into by and among AMETEK, INC., a Delaware corporation (“Parent”), AMETEK MATTERHORN, INC., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), and ZYGO CORPORATION, a Delaware corporation (the “Company”). Defined terms used herein have the meanings set forth in Section 8.13.

W I T N E S S E T H:

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company’s stockholders to enter into the business combination described herein;

WHEREAS, the Board of Directors of the Company has (a) approved the execution and delivery of and performance under this Agreement and (b) resolved that the transactions contemplated by this Agreement (including the consummation of the Merger upon the terms and subject to the conditions set forth in this Agreement and in accordance with the relevant provisions of the General Corporation Law of the State of Delaware (the “DGCL”)) (the “Transactions”), are advisable, fair to and in the best interests of Company’s stockholders and recommended the adoption of this Agreement by the Company’s stockholders;

WHEREAS, the Boards of Directors of Parent and Merger Sub have approved this Agreement, and Parent, as the sole stockholder of Merger Sub, has adopted this Agreement;

WHEREAS, in furtherance of the foregoing, Merger Sub will, in accordance with the DGCL, merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned Subsidiary of Parent (the “Merger”), on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, Parent and Merger Sub are entering into a Voting Agreement with the Persons set forth on Schedule A attached hereto (the “Voting Agreement”); and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements specified herein in connection with this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (in such capacity, the “Surviving Corporation”).

Section 1.2 Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Norton Rose Fulbright, 666 Fifth Avenue, New York, New York 10103 at 10:00 a.m. (local time) on the date that is two (2) Business Days following the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), or such other date, time or place as is agreed to in writing by the parties hereto. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

Section 1.3 Effective Time. Subject to the provisions of this Agreement, at the Closing, the parties hereto shall file with the Secretary of State of the State of Delaware a certificate of merger, executed in accordance with, and in such form as is required by, the relevant provisions of the DGCL with respect to the Merger (the “Certificate of Merger”). The Merger shall become effective upon the acceptance of the Certificate of Merger by the Secretary of State of the State of Delaware or at such later time as is agreed to in writing by the parties hereto and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

Section 1.4 Effects of the Merger. The Merger shall have the effects set forth herein and in the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.5 Certificate of Incorporation and By-laws of the Surviving Corporation. At the Effective Time, the certificate of incorporation and by-laws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time to be in the form of (except with respect to the name of the Company (which shall be provided by Parent in writing no less than two (2) Business Days prior to the Effective Time)) the certificate of incorporation and by-laws of Merger Sub as of the date hereof, and as so amended shall be the certificate of incorporation and by-laws of Surviving Corporation until thereafter amended as provided therein or by applicable Law (and subject to Section 5.8).

Section 1.6 Directors and Officers of the Surviving Corporation and Parent.

(a) Each of the parties hereto shall take all necessary action to cause the directors of Merger Sub immediately prior to the Effective Time to be the directors of the Surviving Corporation immediately following the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

(b) The individuals to be specified by Parent prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

ARTICLE II

EFFECT OF THE MERGER ON CAPITAL STOCK

Section 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, par value $0.10 per share, of the Company (“Company Common Stock”), any other securities of the Company or any shares of capital stock or other securities of Merger Sub or, except as expressly set forth herein, on the part of the Company or Merger Sub:

(a) Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(b) Cancellation of Treasury Stock and Parent-Owned Stock. Any shares of Company Common Stock that are owned by the Company as treasury stock immediately prior to the Effective Time , and any shares of Company Common Stock owned by Parent or Merger Sub or any of their respective Subsidiaries immediately prior to the Effective Time, shall be automatically cancelled and shall cease to exist and no consideration shall be delivered in exchange therefor.

(c) Conversion of Company Common Stock. Each issued and outstanding share of Company Common Stock (other than shares to be cancelled in accordance with Section 2.1(b) and Dissenting Shares) shall be converted automatically into, and shall thereafter represent the right to receive, subject to Section 2.4, an amount in cash equal to $19.25 without interest (collectively, the “Merger Consideration”).

(d) As of the Effective Time, all shares of Company Common Stock converted into the Merger Consideration pursuant to this Section 2.1 shall no longer be outstanding and shall automatically be cancelled and shall cease to exist; and the holders immediately prior to the Effective Time of shares of Company Common Stock not represented by certificates (“Book-Entry Shares”), and the holders of certificates which immediately prior to the Effective Time represented shares of Company Common Stock (each, a “Certificate”), shall cease to have any rights with respect thereto, except the right to receive the Merger

Consideration to be paid in consideration therefor upon surrender of such Book-Entry Share or Certificate in accordance with Section 2.2, without interest and subject to any applicable withholding Taxes.

Section 2.2 Surrender and Payment.

(a) Exchange Agent. Prior to the Effective Time, Parent shall designate a bank or trust company mutually acceptable to Parent and the Company (the “Exchange Agent”) for the purpose of exchanging shares of Company Common Stock for the Merger Consideration and enter into an agreement reasonably acceptable to the Company with the Exchange Agent relating to the services to be performed by the Exchange Agent. Parent shall deposit, or cause to be deposited, the aggregate Merger Consideration with the Exchange Agent no later than the Effective Time. The Merger Consideration so deposited with the Exchange Agent shall, pending its disbursement to the holders immediately prior to the Effective Time of Company Common Stock, be invested by the Exchange Agent in (i) short-term direct obligations of the United States of America, (ii) short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, or (iii) money market funds that invest solely in such obligations. Any interest and other income from such investments shall become part of the funds held by the Exchange Agent for purposes of paying the Merger Consideration, subject to Section 2.2(e). No investment by the Exchange Agent of the Merger Consideration shall relieve Parent, the Surviving Corporation or the Exchange Agent from making the payments required by this Article II and Parent shall promptly replace any funds deposited with the Exchange Agent lost through any investment made pursuant to this Section 2.2(a). No investment by the Exchange Agent of the Merger Consideration shall have maturities that could prevent or delay payments to be made pursuant to this Agreement. Following the Effective Time, Parent agrees to promptly make available to the Exchange Agent, from time to time as needed, any additional cash to pay the Merger Consideration as contemplated by this Article II.

(b) Payment Procedures. As soon as reasonably practicable after the Effective Time (but in no event more than five (5) Business Days thereafter), the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of Company Common Stock (i) a letter of transmittal (which, in the case of shares of Company Common Stock represented by Certificates, shall specify that delivery shall be effected, and risk of loss and title to the shares of Company Common Stock represented by such Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent, upon adherence to the procedures set forth in the letter of transmittal, and shall be in such form and have such other provisions as Parent and the Company may reasonably agree and shall be prepared prior to Closing) and (ii) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for payment of the Merger Consideration payable in respect thereof. Upon surrender of Certificates for cancellation to the Exchange Agent or receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of Book-Entry Shares, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions (and such other customary documents as may reasonably be required by the Exchange Agent), the holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor, subject to any required withholding Taxes, the Merger Consideration payable in respect thereof, without interest, for each share of

Company Common Stock surrendered, and any Certificates and Book Entry Shares surrendered shall forthwith be cancelled. If payment of such Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share in exchange therefor is registered, it shall be a condition of payment that (A) the Person requesting such exchange present proper evidence of transfer or shall otherwise be in proper form for transfer and (B) the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of such Merger Consideration to a Person other than the registered holder of such Certificate or Book-Entry Share surrendered or shall have established to the reasonable satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate and Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration payable in respect thereof as contemplated by this Article II, without interest and subject to any applicable withholding Taxes.

(c) Transfer Books; No Further Ownership Rights in Company Common Stock. The applicable Merger Consideration paid in respect of shares of Company Common Stock upon the surrender for exchange in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock and, at the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Certificates or Book-Entry Shares that evidenced ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock other than the right to receive the Merger Consideration payable in respect thereof, except as otherwise provided for herein or by applicable Law. Subject to the last sentence of Section 2.2(e), if, at any time after the Effective Time, Certificates or Book Entry Shares are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

(d) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent or the Surviving Corporation, the posting by such Person of a bond and/or the providing by such Person of an indemnity, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration payable in respect of the shares of Company Common Stock formerly represented by such Certificate, as contemplated by this Article II.

(e) Termination of Fund. At any time following the first (1st) anniversary of the Closing Date, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any funds or other property (including any interest received with respect thereto) that had been made available to the Exchange Agent and which have not been disbursed in accordance with this Article II, and thereafter Persons entitled to receive payment pursuant to this Article II shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the payment of any Merger Consideration that may be payable upon surrender of any Company Common Stock held by such holders, as determined pursuant to this Agreement, in each case without any interest thereon and subject to any applicable withholding Taxes. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

(f) No Liability. Notwithstanding any provision of this Agreement to the contrary, none of Parent, the Merger Sub, the Surviving Corporation, the Company or the Exchange Agent shall be liable to any Person for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g) Withholding Taxes. Parent, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement (including, without limitation, payments under Section 2.3 with respect to the cancellation of outstanding equity compensation awards) such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986 (the “Code”), or under any applicable provision of state, local or foreign Law related to Taxes. To the extent amounts are so withheld and paid over to the appropriate Taxing authority, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 2.3 Treatment of Equity Awards.

(a) The Company shall provide a notice to each holder (an “Optionholder”) of an outstanding option to acquire shares of Company Common Stock granted (x) under a Company Stock Plan or (y) under the circumstances described on Section 2.3(a) of the Company Disclosure Schedule (an “Option”), pursuant to which all Options held by such Optionholder (whether or not then vested or exercisable) may be exercised by such Optionholder for a period of at least fifteen (15) days prior to the Effective Time (but in no event later than the date the Option would otherwise expire in accordance with its terms). Immediately prior to the Effective Time, any then outstanding Option that previously has not expired or been exercised shall be cancelled in exchange for the right to receive a cash amount equal to the product of (i) the total number of shares of Company Common Stock then still covered by the Option multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock under such Option; provided that if the exercise price per share under any such Option is equal to or greater than the Merger Consideration, such Option shall be canceled at the Effective Time without any payment or other consideration being made in respect thereof.

(b) Immediately prior to the Effective Time, each then outstanding restricted stock unit award granted under a Company Stock Plan (“Company Stock Unit Award”) shall be cancelled in exchange for the right of the holder thereof to receive from the Company, in full and final settlement of such Company Stock Unit Award, an amount in cash equal to the product of (i) the Merger Consideration multiplied by (ii) the total number of shares of Company Common Stock that are then still subject to such Company Stock Unit Award. If the number of shares of Company Common Stock that may be earned under a Company Stock Unit Award is subject to any performance conditions and if the Effective Time occurs prior to the end of the stated performance period, then, for the purposes of this subsection, the number of shares subject to such Company Stock Unit Award will be equal to the number of shares that could have been earned at the applicable target (100%) level of achievement.

(c) Parent shall provide, or shall cause to be provided, to the Surviving Corporation all funds necessary to fulfill the obligations under this Section 2.3. All payments required under this Section 2.3 shall be made, without interest, at or as soon as reasonably practicable (but not more than three (3) Business Days) after the Effective Time, and shall be subject to applicable Tax withholding in accordance with Section 2.2(g) above.

(d) The parties agree that, following the Effective Time, no holder of an Option or a Company Stock Unit Award or any participant in any Company Stock Plan shall have any right hereunder to acquire any shares of capital stock or other equity interest (including stock appreciation rights, restricted share units, performance shares, phantom units, deferred share units and dividend equivalents) in the Company, any Company Subsidiary or the Surviving Corporation. Prior to the Effective Time, the Company shall use commercially reasonable efforts to effectuate the actions contemplated by this Section 2.3.

Section 2.4 Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur as a result of any reclassification, stock split (including a reverse stock split) or combination, exchange or readjustment of shares or any stock dividend or stock distribution with a record date during such period, or any similar transaction or any transaction having the effect of any of the foregoing, the Merger Consideration and any other similarly dependent items shall be equitably adjusted; provided, however, that nothing in this Section 2.4 shall be deemed to permit or authorize any party hereto to effect any such change that it is not otherwise authorized or permitted to undertake pursuant to this Agreement.

Section 2.5 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time which are held by a stockholder who did not vote in favor of the Merger (or consent thereto in writing) and who (a) is entitled to demand and properly demands appraisal of such shares pursuant to and (b) complies in all respects with, the provisions of Section 262 of the DGCL (the “Dissenting Stockholders”) shall not be converted into the right to receive the Merger Consideration payable in respect of such shares of Company Common Stock (the “Dissenting Shares”), but instead such Dissenting Stockholder shall be entitled to receive the “fair value” of such Dissenting Shares as may be determined to be due to such Dissenting Stockholder pursuant to Section 262 of the DGCL (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and such Dissenting Stockholder shall cease to have any rights with respect thereto, except the rights set forth in Section 262 of the DGCL), unless and until such Dissenting Stockholder shall have failed to perfect or shall have effectively waived, withdrawn or lost rights to appraisal under the DGCL. If any Dissenting Stockholder shall have failed to perfect or shall have effectively waived, withdrawn or lost such rights to appraisal, or if appraisal rights are unavailable to the Company’s stockholders pursuant to Section 262 of the DGCL in connection with the Transactions, such Dissenting Stockholder’s shares of Company Common Stock shall thereupon be treated as if they had been converted into the right to receive, as of the Effective Time, the Merger Consideration payable in respect of each such share of Company Common Stock, in accordance with Section 2.1, without any interest thereon and less any applicable withholding Taxes. The Company shall give Parent (i) prompt notice (within three (3) Business Days) of any written demands for appraisal of any shares of Company Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders’ rights of appraisal and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub that, except as disclosed in the disclosure schedule delivered by the Company to Parent simultaneously with the execution of this Agreement (the “Company Disclosure Schedule”) (provided that a matter disclosed in the Company Disclosure Schedule with respect to one representation or warranty shall also be deemed to be disclosed with respect to each other representation or warranty to the extent that it is readily apparent from the text of such disclosure that such disclosure applies to or qualifies such other representation or warranty) or as set forth in (or incorporated by reference in) any of the Company SEC Documents filed prior to the date of this Agreement (the “Filed Company SEC Documents”) (excluding disclosures in any Filed Company SEC Documents under the heading “Risk Factors” (other than any Company-specific factual matters disclosed under such heading) or any disclaimers made in any Filed Company SEC Documents as to the use of forward-looking or predictive statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995):

Section 3.1 Organization, Standing and Corporate Power.

(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified or in good standing does not have and would not have a Company Material Adverse Effect.

(b) Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, except in each case as does not have and would not have a Company Material Adverse Effect. Each of the Company’s Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified or in good standing does not have and would not have a Company Material Adverse Effect. Section 3.1(b) of the Company Disclosure Schedule lists all Subsidiaries of the Company as of the date of this Agreement. All the outstanding shares of capital stock of, or other equity interests in, each such Subsidiary are duly authorized and validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company (except as set forth on Section 3.1(b) of the Company Disclosure Schedule) free and clear of all Liens other than the Permitted Liens and such transfer restrictions of general applicability as may be provided under the Securities Act of 1933 (the “Securities Act”), and other applicable securities Laws, and are free of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right.

(c) The Company has made available to Parent true, complete and correct copies of the certificate of incorporation and by-laws of the Company, in each case as amended as of the date of this Agreement (the “Company Charter Documents”).

Section 3.2 Capitalization.

(a) The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock. At the close of business on April 7, 2014, (a) 18,999,546 shares of Company Common Stock were issued and outstanding, (b) 2,441,512 shares of Company Common Stock were held by the Company in its treasury, (c) Options to purchase an aggregate of 1,268,078 shares of Company Common Stock were outstanding, of which Options to purchase an aggregate of 1,018,078 shares of Company Common Stock were granted under the Company Plans, (d) unvested rights to receive an aggregate of 381,356 shares of Company Common Stock were covered by outstanding Company Stock Unit Awards granted under the Company Plans, and (e) no shares of Company Common Stock were held by any of the Company’s Subsidiaries. Since such date, no additional shares of Company Common Stock have been issued except for exercises of Options and stock issuances pursuant to Company Stock Unit Awards, in each case, in accordance with their terms. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and no shares of Company Common Stock were issued in violation of any preemptive or similar rights of any Person or were (or in the case of shares of Company Common Stock that have not yet been issued, will be) issued in violation of the Company Charter Documents or any applicable Laws. Except for the Voting Agreement, neither the Company nor any of its Subsidiaries is a party to (i) any voting agreement or trust with respect to the voting of any such securities, or (ii) any other agreements or understandings with respect to the voting of the capital stock of the Company. There are no bonds, debentures, notes or other Indebtedness having voting rights or similar rights (or which are convertible or exchangeable into shares of Company Common Stock or other securities having such rights) of the Company or any Subsidiary, whether issued by the Company or any Subsidiary, issued and outstanding.

(b) Section 3.2(b) of the Company Disclosure Schedule contains a complete and correct list, as of April 7, 2014, of each outstanding Option and each outstanding Company Stock Unit Award, including, as applicable, the holder, date of grant, exercise price (to the extent applicable), vesting schedule and number of shares of Company Common Stock subject thereto. With respect to the Options, (i) each grant of an Option was duly authorized no later than the date on which the grant of such Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Company Board, or a committee thereof, or a duly authorized delegate thereof, and any required approval by the stockholders of the Company by the necessary number of votes or written consents, (ii) each such grant was made in accordance with the terms of the applicable Company Stock Plan (in the case of grants made under a Company Stock Plan), the Securities Exchange Act of 1934 (the “Exchange Act”) and all other applicable Law, including the rules of Nasdaq, (iii) the per share exercise price of each Option was not less than the fair market value of a share of Company Common Stock on the applicable Grant Date, and (iv) each such grant was properly accounted for in all material respects in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the SEC in accordance with the Exchange Act and all other applicable Laws. All Options and Company Stock Unit Awards may, by their terms, be treated in accordance with Section 2.3. After the Effective Time no holder of any Option or Company Stock Unit Awards or current or former participant in the Company Stock Plans or any other Company Plan shall have any right thereunder to acquire any capital stock of the Company or any other equity interest therein (including phantom stock or stock appreciation rights).

(c) (i) Except as set forth above or in Section 3.2(c) of the Company Disclosure Schedule, as of the Effective Time, there will not be any outstanding securities, options, warrants, calls, rights, commitments, agreements, derivative contracts, forward sale contracts or undertakings of any kind to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries is bound, obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any Subsidiary of the Company or obligating the Company or any Subsidiary of the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, derivative contract, forward sale contract or undertaking, or obligating the Company to make any payment based on or resulting from the value or price of the Company Common Stock or of any such security, option, warrant, call, right, commitment, agreement, derivative contract, forward sale contract or undertaking.

(ii) Except for acquisitions, or deemed acquisitions, of Company Common Stock or other equity securities of the Company in connection with (A) the payment of the exercise price of Options with Company Common Stock (including in connection with “net” exercises), (B) required tax withholding in connection with the exercise of Options, vesting of options, Company Stock Unit Awards and (C) forfeitures of Options or Company Stock Unit Awards, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to (x) repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of any of its Subsidiaries, or (y) make any investment (in the form of a loan, capital contribution or otherwise) in any of the Company’s Subsidiaries or any other Person.

(iii) Except as set forth on Section 3.2(c) of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its Subsidiaries owns, or has any contractual or other obligation to acquire, any capital stock or other equity securities or other securities of any Person (other than Subsidiaries of the Company) or any membership interest, partnership interest, joint venture interest or other direct or indirect equity or ownership interest in any other Person or business or any interest convertible, exchangeable or exercisable for any of the foregoing, nor will the Company or any Subsidiary of the Company have any of the foregoing on the Closing Date except as permitted by this Agreement.

(d) The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of its Subsidiaries, free and clear of any Liens, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right, except as does not have and would not have a Company Material Adverse Effect.

(e) Except as set forth on Section 3.2(e) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries directly or indirectly owns as of the date of this Agreement any capital stock, membership interests, partnership interests, joint venture interests and other equity interests in, or any interest convertible or exchangeable or exercisable for any equity or similar interests in any Person (other than a Company Subsidiary).

Section 3.3 Authority; Noncontravention.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Company Stockholder Approval, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of and performance by the Company under this Agreement, and the consummation of the Transactions, have been duly authorized and approved by the Company Board, and except for obtaining the Company Stockholder Approval, no other corporate action on the part of the Company or any Subsidiary of the Company (or its or their stockholders) is necessary to authorize the execution and delivery of and performance by the Company under this Agreement and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

(b) Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the Transactions, nor compliance by the Company with any of the terms or provisions hereof, will (i) assuming the Company Stockholder Approval is obtained, conflict with or violate any provision of the Company Charter Documents, (ii) assuming that each of the consents, authorizations and approvals referred to in Section 3.4 and the Company Stockholder Approval are obtained (and any condition precedent to any such consent, authorization or approval has been satisfied) and each of the filings referred to in Section 3.4 are made and any applicable waiting periods referred to therein have expired, violate or conflict with any Law or Order applicable to the Company or any of its Subsidiaries or their respective assets or properties or (iii) except as set forth in Section 3.3(b)(iii) of the Company Disclosure Schedule, conflict with, result in any breach of, or loss of a benefit under, constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, amendment, acceleration or cancellation of, or require the consent of any Person under, any Contract to which the Company or any Subsidiary is a party, or by which any of their respective assets or properties are bound, or result in the creation of a Lien, other than any Permitted Lien, upon any of the properties or assets of the Company or any of its Subsidiaries, other than, in the case of clauses (ii) and (iii), as does not have and would not have a Company Material Adverse Effect.

(c) The Company Board, at a meeting duly called and held, after careful consideration, has unanimously (i) approved this Agreement and the Transactions, including the Merger, in accordance with the DGCL, (ii) determined that this Agreement and the Transactions, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, and (iii) resolved, subject to Section 5.3, to make the Company Board Recommendation.

Section 3.4 Governmental Approvals. Except for (a) the filing with the SEC of the Company Proxy Statement and other filings required under, and compliance with other applicable requirements of, the Exchange Act and the rules of Nasdaq, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (c) filings required under, and compliance with other applicable requirements of, the HSR Act and any applicable foreign antitrust laws described in Section 3.4(c) of the Company Disclosure Schedule, no consents or approvals of, or filings, declarations or registrations with any Governmental Authority, are necessary for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the Transactions, other than as does not have and would not have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.5 Company SEC Documents; Undisclosed Liabilities.

(a) Except as set forth in Section 3.5(a) of the Company Disclosure Schedule, the Company has filed with or furnished to the SEC, on a timely basis, all periodic reports, proxy statements, forms, documents, reports, statements and certifications, together with any amendments required to be made with respect thereto, required to be filed or furnished since July 1, 2012 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, as the same may have been amended since the date of their filing, the “Company SEC Documents”). As of their respective filing dates, or in the case of amendments, as of the last such amendment, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or Exchange Act and Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, and the rules and regulations of the SEC thereunder, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has made available to Parent copies of all material written correspondence between the SEC, on the one hand, and the Company and any of its Subsidiaries, on the other hand, since July 1, 2012. To the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC comment.

(b) Except to the extent updated, amended, restated or corrected by a subsequently Filed Company SEC Document, as of their respective dates of filing with the SEC, the consolidated financial statements of the Company included in the Company SEC Documents (i) complied as to form in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), (ii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (A) as may be indicated in the notes thereto or (B) as permitted by Regulation S-X) and (iii) present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries, and the results of their operations, changes in stockholders equity and cash flows, for each of the dates and for the periods shown, in conformity with GAAP.

(c) The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended June 30, 2013, and, except as set forth in the Company SEC Documents, such assessment concluded that such controls were effective. The Company has disclosed, based on its most recent evaluation of internal control over financial reporting prior to the date hereof, to the Company’s auditors and the audit committee of the Company Board (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant roles in the Company’s internal controls over financial reporting. Each of the “principal executive officer” and the “principal financial officer” (each, as defined under the Sarbanes-Oxley Act) of the Company has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company SEC Documents. Neither the Company nor any of its Subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers of the Company within the meaning of Section 402 of the Sarbanes-Oxley Act.

(d) Neither the Company nor any of its Subsidiaries has any liabilities or obligations, whether accrued, absolute, contingent or threatened, either mature or unmatured, which would be required to be reflected or reserved against on a consolidated balance sheet (or in the notes thereto) of the Company prepared in accordance with GAAP or the notes thereto, except for liabilities (i) reflected or reserved against on the balance sheet of the Company and its Subsidiaries as of June 30, 2013 (the “Balance Sheet Date”) including the notes thereto included in the Company SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice, (iii) as contemplated by this Agreement, or otherwise arising in connection with the Transactions or (iv) as would not be material, individually or in the aggregate, to the financial condition of the Company and its Subsidiaries taken as a whole.

Section 3.6 Absence of Certain Changes. Between July 1, 2013 and the date of this Agreement, (a) except in connection with the Transactions and the strategic review and sale process leading up to the execution of this Agreement, the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course of business consistent with past practice and (b) there has not been any change, event, occurrence or effect that, individually or in the aggregate, has had or, to the Knowledge of the Company, would have a Company Material Adverse Effect. Since July 1, 2013 through the date of this Agreement, except as set forth in Section 3.6(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has taken any action that would have constituted a breach of, or required Parent’s consent pursuant to, Section 5.1 had the covenants therein applied at the time of such action.

Section 3.7 Legal Proceedings. There is no pending or, to the Knowledge of the Company, threatened, legal or administrative proceeding, claim, suit or action against the Company or any of its Subsidiaries, or any of their respective officers or directors in their capacities as such, or any of the properties or business of the Company or any of its Subsidiaries, nor is there any injunction, Order, judgment, ruling or decree imposed upon the Company or any of its Subsidiaries (or any of their respective properties, rights or assets), in each case, by or before any Governmental Authority, that has or would have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.8 Compliance With Laws; Permits.

(a) The Company and its Subsidiaries are in compliance with all laws, statutes, ordinances, codes, rules, regulations, decrees judgments, injunctions and orders of Governmental Authorities (collectively, “Laws”) applicable to the Company or any of its Subsidiaries, except for instances of non-compliance as do not have and would not have a Company Material Adverse Effect. The Company and each of its Subsidiaries hold, and are in compliance with, all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities required by Law (collectively, “Permits”) for the conduct of their respective businesses as they are now being conducted, except for any such Permits the absence of which do not have and would not have a Company Material Adverse Effect. To the Knowledge of the Company, since July 1, 2012, neither of the Company nor any of its Subsidiaries has received written notice that any Company Permit will be terminated or modified or cannot be renewed in the ordinary course of business, except for any terminations, modifications or nonrenewals that do not have and would not have, individually or in the aggregate, a Company Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the Merger do not and will not violate any Permit, or result in any termination, modification or nonrenewal thereof, except for such violations, terminations, modifications or nonrenewals thereof that do not have and would not have, individually or in the aggregate, a Company Material Adverse Effect.

(b) To the Knowledge of the Company, the Company and its Subsidiaries (i) are in compliance and since July 1, 2010 have been in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977 (the “Foreign Corrupt Practices Act”) and any other United States and foreign Laws concerning corrupting payments; (ii) since July 1, 2010, have not been investigated by any Governmental Authority with respect to, or been given notice by a Governmental Authority of, any violation by the Company of the Foreign Corrupt Practices Act or any other United States or foreign Laws concerning corrupting payments; and (iii) since July 1, 2010, other than as do not have and would not have, individually or in the aggregate, a Company Material Adverse Effect, have a Foreign Corrupt Practices Act/anti-corruption compliance program that includes, at a minimum, policies, procedures and training intended to enhance awareness of and compliance by the Company or such Subsidiary with the Foreign Corrupt Practices Act and any other applicable United States or foreign Laws concerning corrupting payments.

Section 3.9 Tax Matters.

(a) (i) The Company and its Subsidiaries since July 1, 2010 have timely filed all income Tax Returns and all other material Tax Returns required to be filed (giving effect to extensions), and all such returns are correct and complete in all material respects; (ii) the Company and its Subsidiaries have timely paid or caused to be paid all material Taxes in respect of the periods covered by such Tax Returns, whether or not shown due thereon; (iii) the Company made adequate provisions in accordance with GAAP in the Company Financial Statements for the payment of all Taxes for which the Company and its Subsidiaries may be liable for the periods covered thereby that were not yet due and payable as of the dates thereof, regardless of whether the liability for such Taxes is disputed; (iv) except as set forth in Section 3.9(a) of the Company Disclosure Schedule, there are no pending or, to the knowledge of the Company, threatened in writing claims, audits, examinations, suits, requests for written rulings, investigations or other proceedings in respect of Taxes or Tax Returns relating to the Company or any of its Subsidiaries; and (v) neither the Company nor any of its Subsidiaries has any liability for Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of Law), as a transferee or successor.

(b) Neither the Company nor any of its Subsidiaries is a party to any agreement or arrangement relating to the allocation, sharing or indemnification of Taxes (excluding customary indemnification provisions in commercial Contracts the principal purpose of which does not relate to Taxes).

(c) Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency or has changed its method of accounting in a manner that would require the Company or its Subsidiaries to include any material item of income in, or exclude any material item of deduction from, taxable income for any period (or portion thereof) ending after the Effective Time.

(d) Except for those matters that are immaterial in amount or nature to the financial condition of the Company and its Subsidiaries taken as a whole, the Company and each of its Subsidiaries have withheld and remitted to the appropriate taxing authority, and have properly reported, all Taxes required to have been withheld and remitted in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

(e) Neither the Company nor any of its Subsidiaries has in the past three years distributed the stock of another person or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code.

(f) Neither the Company nor any of its Subsidiaries has participated in, or is or has been required to make any disclosures with respect to, any “listed transaction” as defined in Section 6707A(c)(2) and Reg. §1.6011-4(b)(2).

(g) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code §897(c)(2) during the applicable period specified in Code §897(c)(1)(A)(ii).

(h) Except as disclosed in Section 3.9(h) of the Company Disclosure Schedule, no Subsidiary of the Company is organized in a jurisdiction other than the United States.

(i) No claim has been made in writing to the Company or any of its Subsidiaries by any Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that any such entity, is or may be, subject to taxation by such jurisdiction.

(j) There are no Liens for material Taxes upon any property or assets of the Company or any of its Subsidiaries, except for Permitted Liens.

Notwithstanding any other provisions of this Agreement, this Section 3.9 constitutes the sole and exclusive representation and warranty of the Company relating to Tax matters, including compliance with Laws relating thereto.

Section 3.10 ERISA Compliance; Employee Benefit Plans and Related Matters.

(a) Section 3.10(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of each material Company Plan (as defined herein). The Company has made available to Parent true, complete and correct copies of (i) each material Company Plan and all amendments thereto (or, in the case of any material unwritten Company Plan, a description thereof), (ii) with respect to each Company Plan, to the extent applicable, for the two (2) most recent plan years (A) the annual report on Form 5500 and attached schedules and, if applicable (B) actuarial valuation reports, (iii) if applicable, the most recent summary plan description for each material Company Plan (or other written explanation (if any) provided to employees in the case of a material Company Plan for which a summary plan description is not required), (iv) the most recent IRS determination or opinion letter with respect to each Company

Plan that is intended to be a qualified plan under Section 401(a) of the Code, and (v) if applicable, each trust agreement and group annuity contract relating to any material Company Plan. As used in this Agreement, “Company Plan” means any “employee benefit plan,” as defined in Section 3(3) of ERISA, whether or not subject to ERISA, and each stock grant, stock purchase, stock option, stock-based, severance, employment, change-in-control, fringe benefit, loan, bonus, incentive, sabbatical, medical, dental, vision, disability, cafeteria benefit, dependent care, welfare benefit, life insurance or accident insurance, retirement, supplemental retirement, deferred compensation or other compensation or benefit plan, agreement, program, policy or other arrangement that is not an “employee benefit plan” (within the meaning of Section 3(3) of ERISA), sponsored, maintained, entered into, contributed to or obligated to be contributed to, by the Company or any of its ERISA Affiliates, or to which the Company or any of its ERISA Affiliates is a party, whether written or oral, for the benefit of any present or former employee, consultant or director of the Company or any of its Subsidiaries (including their dependents or beneficiaries) or with respect to which the Company or any of its ERISA Affiliates has or would have any material liability (contingent or otherwise).

(b) No liability under Title IV of ERISA has been incurred by the Company or any of its ERISA Affiliates which has not been satisfied in full and no event has occurred and, to the Knowledge of the Company, no condition exists that could reasonably be likely to result in the Company or any of its ERISA Affiliates incurring a material liability under Title IV of ERISA. Neither the Company nor any of its ERISA Affiliates (i) maintains or contributes to or has within the past six years maintained or contributed to a pension plan that is subject to Title IV of ERISA or (ii) maintains or has an obligation to contribute to or has within the past six years maintained or had an obligation to contribute to a multiemployer plan (within the meaning of Section 3(37) of ERISA). Neither the Company nor any ERISA Affiliates contributed to or had any obligations to contribute to (i) a multiple employer plan (within the meaning of Section 413(c) of the Code), (ii) any voluntary employees’ beneficiary association (within the meaning of Section 501(c)(9) of the Code) or (iii) a multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA).

(c) Each Company Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and the plan as currently in effect has received or is covered by a favorable determination or opinion letter to that effect from the Internal Revenue Service and to the Company’s Knowledge, there are no circumstances likely to result in revocation of any such favorable determination or opinion letter. Each Company Plan has been maintained in compliance in all material respects with its terms and the requirements prescribed by any applicable Laws, including ERISA and the Code, which are applicable to such Company Plan. There are no pending or, to the Knowledge of the Company, threatened Proceedings against any Company Plan, any fiduciary thereof, or the Company or any Subsidiary with respect to any Company Plan, except as does not have and would not have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, none of the Company, any of its Subsidiaries, any officer of the Company or of any Subsidiary or any of the Company Plans which are subject to ERISA, including the Company Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company, any Subsidiary or any officer of the Company or of any Subsidiary to any tax or penalty on prohibited transactions imposed by such Section 4975 of the Code or to any liability under Section 502(i) or 502(1) of ERISA, in any such case, in an amount that would be material. All contributions required to be made under each Company Plan on or prior to the Closing Date have been made or properly accrued except as would not, individually or in the aggregate, be material to the financial condition of the Company and its Subsidiaries taken as a whole.

(d) Except as disclosed in Section 3.10(d) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries or ERISA Affiliates provides or is obligated to provide group health plan coverage for former or current employees following termination of employment, except as required by applicable Law.

(e) To the Company’s Knowledge, each Company Plan that is a “nonqualified deferred compensation plan” (as defined for purposes of Section 409A of the Code) is in documentary and operational compliance with Section 409A of the Code and all applicable IRS guidance promulgated thereunder. Except as otherwise disclosed in Section 3.10(e) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any obligation to provide any indemnity or gross-up payment to any individual with respect to any income Tax, additional Tax, excise Tax or interest charge imposed pursuant to Section 409A, 457A or 4999 of the Code.

(f) With respect to Company Plans that are subject to or governed by the Laws of any jurisdiction other than the United States (the “Non-US Company Plans”), (i) all amounts required to be reserved under each book reserved Non-US Company Plan have been so reserved in accordance with GAAP and (ii) each Non-US Company Plan required to be registered with a Governmental Authority has been registered, has been maintained in good standing with the appropriate Governmental Authorities, has been maintained and operated in all respects in accordance with its terms and is in compliance with all applicable Laws.

(g) Except as identified in Section 3.10(g) of the Company Disclosure Schedule, the execution and delivery of this Agreement and the consummation of the Transactions, will not, either alone or in combination with another event, (i) entitle any current or former director, officer, employee or independent contractor of the Company or of any of its Subsidiaries to severance pay, unemployment compensation or any other payment or benefits; (ii) result in any payment or benefits becoming due, accelerate the time of payment or vesting, or increase the amount of compensation or benefits due to any such director, officer or employee; (iii) result in any forgiveness of indebtedness, trigger any funding obligation under any Company Plan or impose any restrictions or limitations on the Company’s rights to administer, amend or terminate any Company Plan; or (iv) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulations Section 1.280G-1) that could reasonably be expected, individually or in combination with any other such payment, to constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

Section 3.11 Environmental Matters. Except as does not have and would not have, individually or in the aggregate, a Company Material Adverse Effect or as described in Section 3.11 of the Company Disclosure Schedule:

(a) the business and assets of the Company and its Subsidiaries are and have been in compliance with all Environmental Laws (as defined below) and all Permits issued to them under any Environmental Laws (collectively, “Environmental Permits”);

(b) the Company and its Subsidiaries currently possess all Environmental Permits which are required by any Environmental Laws or necessary for the conduct of their respective businesses as presently conducted or for the ownership of their respective assets. All renewals of required Environmental Permits have been timely applied for;

(c) there are no pending or, to the Knowledge of the Company, threatened claims, actions or proceedings against the Company or its Subsidiaries under any Environmental Law or Environmental Permit;

(d) all Hazardous Substances that were generated in connection with the business of the Company and its Subsidiaries and are regulated as wastes under applicable Environmental Laws are and have been transported and/or disposed of off-site in compliance with all Environmental Laws;

(e) no Hazardous Substance has been disposed of, spilled, leaked or otherwise released by the Company or its Subsidiaries, or is present on, in, under or from the real property currently or, to the Knowledge of the Company, historically leased, owned or occupied by the Company or its Subsidiaries, except in compliance with Environmental Laws or except at concentrations allowed under Environmental Laws;

(f) there are no past, or, to the Knowledge of the Company anticipated, events, conditions, circumstances, activities, practices, incidents, action or plans which are reasonably likely to interfere with or prevent compliance or continued compliance by the Company or its Subsidiaries with any Environmental Laws, or which are reasonably likely to give rise to any common law or legal liability based on or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, by the Company or any of its Subsidiaries of any Hazardous Substance;

(g) no products manufactured or sold by the Company or any of its Subsidiaries contain or have contained asbestos, and no workers’ compensation claims have been filed by any employees of the Company or any of its Subsidiaries against the Company or any of its Subsidiaries and no other clams or actions have been made, or to the Knowledge of the Company, been threatened by any employee, customer, or other individual against the Company or any of its Subsidiaries related to alleged exposure to asbestos in any products manufactured, sold, serviced, repaired or otherwise handled currently or in the past by the Company or any of its Subsidiaries;

(h) the Company shall cooperate and assist Parent in all aspects of Parent’s compliance with the Connecticut Property Transfer Act, CGS Sections 22a-134 et. seq., as amended, including, but not limited to, executing, as “Transferor,” all necessary forms and submissions; and

(i) the Company has made available to Parent copies of all material, non-privileged environmental reports, records, and assessments in the possession, custody or control of the Company relating to the environmental conditions of any real property owned or operated by the Company or its Subsidiaries and to any non-compliances with Environmental Laws or Environmental Permits relating to the operations of the Company and its Subsidiaries that are known to the Company and remain unresolved.

For purposes of this Section 3.11 only, references to “Subsidiaries” of the Company mean both current Subsidiaries of the Company and historical Subsidiaries of the Company at the time in question.

Section 3.12 Intellectual Property.

(a) For purposes of this Agreement, “Intellectual Property Rights” shall mean all United States and foreign patents, patent applications, inventions, processes, technologies, discoveries, trademarks, trademark rights, trade names, trade name rights, domain names, service marks, service mark rights, trade secrets, customer lists, copyrights, copyrightable and copyrighted works, mask work rights, technical know-how, data bases, data collections, computer programs, registrations and applications to register any of the foregoing, and all other intellectual property rights of any nature throughout the world.

(b) Section 3.12(b) of the Company Disclosure Schedule sets forth a complete listing of all registered Intellectual Property rights owned by the Company or its Subsidiaries. Each of the Company and its Subsidiaries owns, or is validly licensed or otherwise has a valid right to use, all material Intellectual Property Rights used in the business of the Company and the Company Subsidiaries. Section 3.12(b) of the Company Disclosure Schedule sets forth those licenses to use Intellectual Property Rights which require consent or approval in connection with the transactions contemplated by this Agreement.

(c) The operation of the business of the Company and its Subsidiaries, as such business currently is conducted, has not infringed or misappropriated and does not infringe or misappropriate the valid Intellectual Property Rights of any third party, except to the extent such infringement or misappropriation does not have and would not have, individually or in the aggregate, a Company Material Adverse Effect.

(d) Except as set forth in Section 3.12(d) of the Company Disclosure Schedule, no claims or proceedings are pending or, to the Knowledge of the Company, threatened that the Company or any of its Subsidiaries is infringing or misappropriating (including with respect to the manufacture, use or sale by the Company or any of its Subsidiaries of their respective commercial products) the rights of any Person with regard to any Intellectual Property Right which, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 3.12(d) of the Company Disclosure Schedule, to the Knowledge of the Company, no Person or Persons are infringing the rights of the Company or any of its Subsidiaries in any material respect with respect to any Intellectual Property Right in a manner which, individually or in the aggregate, has had or would have, individually or in the aggregate, a Company Material Adverse Effect.

(e) No claims or proceedings are pending or, to the Knowledge of the Company, threatened with regard to: (i) the ownership by the Company or any of its Subsidiaries of any of their respective Intellectual Property Rights or (ii) the validity or enforceability of any Intellectual Property Rights owned by the Company or any of its Subsidiaries, which claims or proceedings, if determined in a manner adverse to the Company, have or would have, individually or in the aggregate, a Company Material Adverse Effect.

(f) Neither this Agreement nor the transactions contemplated by this Agreement will result in (i) Parent, the Company, any of its Subsidiaries or the Surviving Company granting to any Person any right to any Intellectual Property Right owned by, or licensed to, such party, (ii) Parent, the Company, any of its Subsidiaries or the Surviving Company being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses, or (iii) Parent, the Company, any of its Subsidiaries or the Surviving Company being obligated to pay any royalties or other material amounts to any Person in excess of those payable by such party prior to the Closing.

Section 3.13 Absence of Rights Agreement; Anti-Takeover Provisions; No Other Agreement.

(a) The Company is not party to or otherwise bound by any rights agreement, “poison pill” or similar agreement or plan.

(b) Assuming the representations and warranties of Parent and Merger Sub set forth in Section 4.9 are true and correct, the Company has taken all appropriate actions to ensure that no “fair price,” “business combination,” “moratorium,” “control share acquisition” or other anti-takeover statute or similar statute or regulation enacted by any state applies to the Merger or the other Transactions contemplated by this Agreement or the Voting Agreement.

(c) As of the date hereof, the Company has no legal obligation, absolute or contingent, to any other Person to sell any material portion of the Company’s assets, to sell the capital stock or other ownership interests of the Company (other than pursuant to Options) or any of the Company’s Subsidiaries, or to effect any merger, consolidation or other reorganization of the Company or any of its Subsidiaries or to enter into any agreement with respect thereto. As of the date hereof, the Company is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to a Takeover Proposal.

Section 3.14 Property and Assets. (a) Section 3.14 of the Company Disclosure Schedule lists all real property that any of the Company and its Subsidiaries owns or leases, including the dates of and parties to all leases and any amendments thereof (such leases, as amended, the “Company Real Property Leases”). True and complete copies of all of the Company Real Property Leases have been made available to Parent. With respect to each such parcel of owned real property: (i) there are no easements, covenants, or other restrictions material to such property, other than Permitted Liens and Permitted Encumbrances; (ii) there are no leases, subleases, licenses, concessions, or other agreements granting to any party or parties the right of use or occupancy of any portion of such parcel of real property which materially impact the use of the property; (iii) there are no outstanding options or rights of first refusal to purchase such parcel of real property, or any portion thereof or interest therein; and (iv) the

Company has title insurance with respect to each such parcel and has delivered to Parent true and correct copies of such policies. Except as does not have and would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company or a Subsidiary of the Company has valid leasehold interests in all of the leased properties used by the Company in the conduct of its business, free and clear of all Liens and Encumbrances (except in all cases for Permitted Liens and Permitted Encumbrances). Except as does not have and would not have, individually or in the aggregate, a Company Material Adverse Effect and except as may be limited by the Bankruptcy and Equity Exception, (i) all leases under which the Company or any of its Subsidiaries lease any real property are valid and binding against the Company or the applicable Subsidiary party thereto, and to the Company’s Knowledge, the counterparties thereto, in accordance with their respective terms, and (ii) there is not, under any of such leases, any existing default by the Company or any of its Subsidiaries, or, to the Company’s Knowledge, the counterparties thereto which, with notice or lapse of time or both, would become a default by the Company or any of its Subsidiaries.

(b) The Company or its Subsidiaries, individually or together, own, lease or have the right to use all of their properties and assets reflected in the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2013, other than as set forth in Section 3.14(b) of the Company Disclosure Schedule or any properties or assets that have been sold or otherwise disposed of since June 30, 2013 in the ordinary course of business consistent with past practice (all such properties and assets being referred to as “Company Assets”), except as does not have and would not have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and its Subsidiaries has good title to, or in the case of leased or subleased Company Assets, valid and subsisting leasehold interests in, all of the Company Assets free and clear of Liens, other than (i) Permitted Encumbrances and (ii) Liens that, individually or in the aggregate, do not have and would not have a Company Material Adverse Effect.

Section 3.15 Contracts.

(a) All Contracts required to be filed as exhibits to the Company SEC Documents have been so filed in a timely manner. Section 3.15(a) of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of each of the following contracts (together with any Contract that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange Act, other than any such Contract that is not required to be filed under clause (iii)(C) thereof) and any Contract required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act, the “Company Material Contracts”) (other than Company Plans) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their assets or businesses are bound (and any amendments, supplements and modifications thereto):

(i) any Contract that materially limits the ability of the Company or any of its Subsidiaries, to compete or provide services in any line of business or with any Person or in any geographic area or market segment or to engage in any type of business (including any license, collaboration, agency or distribution agreements);

(ii) any Contract or series of related Contracts (A) relating to indebtedness for borrowed money (x) in excess of $1.0 million or (y) that become due and payable as a result of the Transactions, or (B) evidencing any guarantee of obligations of any Person, other than a wholly owned Subsidiary of the Company, in excess of $1.0 million;

(iii) any Contract that provides for any payments that are conditioned, in whole or in part, on a change of control of the Company or any of its Subsidiaries;

(iv) any Contract that provides for any standstill, “most favored nation” provision or equivalent preferential pricing terms, exclusivity or similar obligations to which the Company or any of its Subsidiaries is subject which is material to the Company and its Subsidiaries taken as a whole;

(v) any purchase, sale or supply contract that contains volume requirements or commitments, exclusive or preferred purchasing arrangements or promotional requirements;

(vi) any Contract that was not entered into in the ordinary course of business and involves or, to the Knowledge of the Company, would reasonably be expected to involve payments by or to the Company or any of its Subsidiaries in excess of $250,000 annually or $500,000 in the aggregate over the term of the Contract; and

(vii) any Contract for any joint venture, partnership or similar arrangement, or any contract involving a sharing of revenues, profits, losses, costs, or liabilities by the Company or any of its Subsidiaries with any other Person.

(b) Each Company Material Contract is in full force and effect and is valid and binding on the Company and any of its Subsidiaries to the extent the Company or such Subsidiary is a party thereto, as applicable, and to the Knowledge of the Company, each other party thereto, and is in full force and effect and enforceable in accordance with its terms (subject to the Bankruptcy and Equity Exception), except where the failure to be valid, binding, enforceable and in full force and effect is not and would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any Company Subsidiary, nor to the knowledge of the Company, any other party thereto is in breach or violation of or in default under (and no event has occurred which, with the passage of time or the giving of notice or both would constitute a breach or violation of or default under) any Company Material Contract to which it is a party or by which it or any of its properties or other assets is bound, except for those breaches, violations or defaults which, individually or in the aggregate, do not have and would not have a Company Material Adverse Effect.

Section 3.16 Employee and Labor Matters.

(a) Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or other Contract or understanding with a labor union or labor organization. Neither the Company nor any of its Subsidiaries is experiencing (i) a strike or work stoppage or (ii) except as does not have and would not have, individually or in the aggregate, a Company Material Adverse Effect, a dispute with any labor union, labor organization or other employee group. To the Knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or overtly threatened.

(b) The Company and each of its Subsidiaries are currently in material compliance with all applicable Laws relating to the employment of labor, including, without limitation, those related to equal employment opportunity, discrimination, harassment, affirmative action, employee safety and health, workers’ compensation, employee leaves of absence, plant closings and layoffs, wages, hours, worker classification and collective bargaining.

(c) There is no claim with respect to payment of wages, salary or overtime pay or any other labor, employment or workplace practice that is now pending or, to the Knowledge of the Company, threatened before any Governmental Authority with respect to any persons currently or formerly employed by the Company or any of its Subsidiaries, except for such claims which do not have and would not have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and its Subsidiaries is in compliance with all provisions of applicable immigration Laws, including provisions relating to the completion and retention of Form I-9, with such exceptions as do not have and would not have, individually or in the aggregate, a Company Material Adverse Effect.

(d) The Company has made available to Parent complete and accurate copies of all employment or supervisory manuals and employment or supervisory policies. The Company and the Company Subsidiaries do not have any agreements with employees regarding compensation of any nature, severance payments or retirement benefits, except as reflected in the items listed in Sections 3.10(a) and 3.16(d) of the Company Disclosure Schedule. Except as set forth in Section 3.16(d) of the Company Disclosure Schedule, there are no material consulting, independent contractor or other similar agreements of any kind between the Company or its Subsidiaries and any consultants or independent contractors providing for payments by the Company or any of its Subsidiaries in excess of $100,000 per year which are not terminable by the Company on 30 days’ notice without penalty.

Section 3.17 Insurance. All material insurance policies (“Policies”) with respect to the business and assets of the Company and its Subsidiaries are in full force and effect. Neither the Company nor any of its Subsidiaries is in material breach or default, and neither the Company nor any of its Subsidiaries have taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of any of the Policies. With respect to each of the legal proceedings set forth in the Company SEC Documents, no insurer has informed the Company or any of its Subsidiaries of any denial of coverage. The Company and its Subsidiaries have not received any written notice of cancellation of any of the Policies. All appropriate insurers under the Policies have been timely notified of all potentially insurable material losses known to the Company and pending litigation, and all appropriate actions have been taken to timely file all claims in respect of such insurable matters.

Section 3.18 Interested Party Transactions. No event, transaction, agreement, arrangement or understanding has occurred or been entered into since June 30, 2013 that would be required to be reported by the Company pursuant to Item 404(a) of Regulation S-K promulgated by the SEC under the Securities Act.

Section 3.19 Company Proxy Statement; Other Information. None of the information provided by or on behalf of the Company specifically for inclusion in the Company Proxy Statement or any other document to be filed with the SEC or any other Governmental Authority in connection with the transactions contemplated by this Agreement will (i) at the time of the mailing of the Company Proxy Statement or any amendment or supplement thereto, (ii) at the time of the Company Stockholders Meeting or (iii) at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company Proxy Statement, as to information supplied by the Company, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The letter to stockholders, notice of meeting, proxy statement (as amended or supplemented from time to time) and forms of proxy to be filed with the SEC and distributed to stockholders in connection with the Merger are collectively referred to herein as the “Company Proxy Statement.” Notwithstanding the foregoing, the Company makes no representation or warranty with respect to the information supplied by Parent or Merger Sub or any of their respective representatives in writing specifically for inclusion in the Company Proxy Statement.

Section 3.20 Opinion of Financial Advisor. The Company Board has received the opinion of Barclays Capital Inc. (the “Company Financial Advisor”), dated as of April 10, 2014, to the effect that, as of such date, and subject to the various qualifications, limitations and assumptions set forth therein, the Merger Consideration to be received in the Merger by holders of the Company Common Stock is fair from a financial point of view to the holders of the Company Common Stock. An executed copy of such opinion will be made available to Parent solely for informational purposes after receipt thereof by the Company Board and will be included in the Company Proxy Statement. As of the date of this Agreement, such opinion has not been withdrawn, revoked or modified.

Section 3.21 Brokers and Other Advisors. Except for the Company Financial Advisor, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has previously provided to Parent a copy of the engagement letter with the Company Financial Advisor, as amended or modified, and any related agreements.

Section 3.22 Company Stockholder Approval. The approval by a majority of the voting power represented by the outstanding shares of Company Common Stock entitled to vote at the Company Stockholders Meeting (the “Company Stockholder Approval”) is the only vote or approval of the holders of any class or series of capital stock of the Company necessary to approve the Transactions.

Section 3.23 Share Ownership. The Company has not been, at any time during the three (3) years preceding the date hereof, an “interested stockholder” of Parent, as defined in Section 203 of the DGCL. As of the date of this Agreement, neither the Company nor its

Subsidiaries own (directly or indirectly, beneficially or of record) any shares of capital stock of Parent and neither the Company nor its Subsidiaries hold any rights to acquire any shares of capital stock of Parent except pursuant to this Agreement.

Section 3.24 No Other Representations or Warranties. Except for the representations and warranties expressly made by the Company in this Article III, neither the Company nor any other Person makes any representation or warranty with respect to the Company or its Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Parent or any of its Affiliates or Representatives of any documentation, forecasts, projections or other information with respect to any one or more of the foregoing and, whether delivered or disclosed orally, in writing, electronically or otherwise.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub jointly and severally represent and warrant to the Company:

Section 4.1 Organization, Standing and Corporate Power.

(a) Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

(b) Parent has made available to the Company complete and correct copies of the certificate of incorporation and by-laws of Parent, in each case as amended to the date of this Agreement (the “Parent Charter Documents”).

Section 4.2 Authority; Noncontravention.

(a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the Transactions. The execution and delivery of and performance by Parent and Merger Sub under this Agreement, and the consummation by Parent and Merger Sub of the Transactions, have been duly authorized and approved by all necessary corporate action by Parent and Merger Sub (including by the Parent Board and the Merger Sub Board) and adopted by Parent as the sole stockholder of Merger Sub, and no other corporate action on the part of Parent and Merger Sub is necessary to authorize the execution and delivery of and performance by Parent and Merger Sub under this Agreement and the consummation by them of the Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) Neither the execution and delivery of this Agreement by Parent or Merger Sub, nor the consummation by Parent or Merger Sub of the Transactions, nor compliance by Parent or Merger Sub with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the Parent Charter Documents or (ii) assuming that each of the consents, authorizations and approvals referred to in Section 4.4 (and any condition precedent to any such consent, authorization or approval has been satisfied) and each of the filings referred to in Section 4.4 are made and any applicable waiting periods referred to therein have expired, violate any Law applicable to Parent or any of its Subsidiaries or (iii) result in any breach of, or constitute a default (with or without notice or lapse of time or both) under, or give rise to any right of termination, amendment, acceleration or cancellation of, any Contract to which Parent, Merger Sub or any of their respective Subsidiaries is a party, except in the case of each of clauses (ii) and (iii) above, for such violations, conflicts, defaults, terminations, accelerations or Liens which do not have and would not have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) No vote or approval of the holders of any class or series of capital stock of Parent is necessary to adopt this Agreement and approve the Transactions.

Section 4.3 Governmental Approvals. Except for (a) the filing by the Company with the SEC of the Company Proxy Statement and other filings by the Company, Parent, or Merger Sub required under, and compliance with other applicable requirements of, the Exchange Act and the rules of the NYSE, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (c) filings required under, and compliance with other applicable requirements of, the HSR Act and any applicable foreign antitrust laws, including those described in Section 3.4(c) of the Company Disclosure Schedule, and (d) such consents, approvals or authorizations the failure of which to be made or obtained does not have and would not have, individually or in the aggregate, a Parent Material Adverse Effect. No consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions.

Section 4.4 Legal Proceedings. As of the date of this Agreement, there is no pending or, to the Knowledge of the Parent, threatened, legal or administrative proceeding, claim, suit or action against the Parent or any of its Subsidiaries, including Merger Sub, nor is there any injunction, Order, judgment, ruling or decree imposed upon the Parent or any of its Subsidiaries, including Merger Sub, in each case, by or before any Governmental Authority, that would have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement on the terms and conditions provided for herein.

Section 4.5 Anti-Takeover Provisions. Assuming the representations and warranties of the Company set forth in Section 3.23 are true and correct, no “fair price,” “moratorium,” “control share acquisition” or other form of antitakeover statute or regulation is applicable to the Agreement or the Transactions.

Section 4.6 Brokers and Other Advisors. Except for Robert W. Baird and Company, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee, in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.

Section 4.7 Ownership and Operations of Merger Sub. Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub. Merger Sub was formed on April 8, 2014 solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

Section 4.8 Sufficient Funds. Parent has, and shall have available at and at all times prior to the Closing, sufficient cash, marketable securities and/or other sources of immediately available funds to deliver the aggregate Merger Consideration and other amounts payable under Article II, and any other amounts incurred or otherwise payable by Parent, Merger Sub or the Surviving Corporation in connection with the Transactions, and there is no restriction on the use of such cash for such purposes. Parent has the financial resources and capabilities to fully perform its obligations under this Agreement. Parent and Merger Sub acknowledge and agree that their obligations hereunder are not subject to any conditions regarding Parent’s, Merger Sub’s or any other Person’s ability to obtain financing for the consummation of the Transactions.

Section 4.9 Share Ownership. Neither Parent nor Merger Sub has been, at any time during the three (3) years preceding the date hereof, an “interested stockholder” of the Company, as defined in Section 203 of the DGCL. As of the date of this Agreement, none of Parent, Merger Sub or their respective Subsidiaries owns (directly or indirectly, beneficially or of record) any shares of capital stock of the Company and none of Parent, Merger Sub or their respective Subsidiaries holds any rights to acquire directly or indirectly any shares of capital stock of the Company except pursuant to this Agreement.

Section 4.10 Company Proxy Statement. None of the information with respect to Parent or Merger Sub that Parent or any of its Representatives furnishes in writing to the Company expressly for use in the Company Proxy Statement will, at the date such Company Proxy Statement is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein supplied by the Company or its Representatives expressly for inclusion or incorporation by reference in the Company Proxy Statement.

Section 4.11 No Other Representations or Warranties. Except for the representations and warranties expressly made by Parent in this Article IV, none of Parent, Merger Sub or any other Person makes any representation or warranty with respect to Parent or its Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation, forecasts, projections or other information with respect to any one or more of the foregoing and, whether delivered or disclosed orally, in writing, electronically or otherwise.

ARTICLE V

COVENANTS

Section 5.1 Conduct of Business.

(a) Except as expressly contemplated or permitted by this Agreement, as required by applicable Law or as contemplated by Section 3.10 or Section 5.1(a) of the Company Disclosure Schedule, during the period from the date of this Agreement until the Effective Time (such period, the “Interim Period”), unless Parent otherwise consents (which consent shall not be unreasonably withheld, delayed or conditioned), the Company shall conduct its business in all material respects in the ordinary course consistent with past practice and use commercially reasonable efforts to: (i) preserve intact its present business organization, (ii) maintain in effect all necessary foreign, federal, state and local licenses, Permits, consents, franchises, approvals and authorizations and (iii) maintain satisfactory relationships with its material customers, lenders, suppliers and others having material business relationships with it and with Governmental Authorities having jurisdiction over matters related to its business. Without limiting the generality of the foregoing, the Company shall not:

(i) (w) issue, sell, or grant any shares of its capital stock, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants or options to purchase any shares of its capital stock, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock, (x) split, combine, subdivide or reclassify any shares of its capital stock or other equity securities or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity securities, (y) authorize, declare, set aside for payment or pay any dividend on, or make any other actual, constructive or deemed distribution in respect of, any shares of its capital stock, other than dividends paid by any Subsidiary of the Company to the Company or any wholly-owned Subsidiary of the Company, or (z) otherwise make any payments to its stockholders in their capacity as such (whether in cash, assets, shares or other securities of the Company or any of its Subsidiaries), except for (A) the issuance of capital stock pursuant to any Contract in effect on the date hereof, (B) the issuance of shares of Company Common Stock required to be issued upon exercise or settlement of Options or Company Stock Unit Awards, in each case outstanding on the date of this Agreement, (C) the issuance or grant of Options (or shares of capital stock with respect thereto) or Company Stock Unit Awards in respect of, or representing the right to acquire, Company Common Stock in the ordinary course of business consistent with past practice and to the extent permitted by paragraph (viii) below and (D) transactions among the Company and its wholly-owned Subsidiaries;

(ii) redeem, purchase or otherwise acquire any of its outstanding shares of capital stock, or any rights, warrants or options to acquire any shares of its capital stock, except (A) pursuant to commitments in effect as of the date hereof or (B) in connection with withholding to satisfy Tax obligations with respect to Options and the

Company Stock Unit Awards, acquisitions in connection with the forfeiture of equity awards, or acquisitions in connection with the net exercise of Options;

(iii) incur any Indebtedness in an outstanding principal amount or notional principal amount in excess of $1 million in the aggregate, or modify in any material respect the terms of any existing Indebtedness for borrowed money or assume, guarantee or endorse or otherwise become responsible for any such Indebtedness of any Person other than a wholly owned Subsidiary of the Company, or issue or sell any debt securities or calls, options, warrants, or other rights to acquire any debt securities of the Company or any of its Subsidiaries, enter into any “keep well” or Contract to maintain any financial statement condition of another Person (including any Affiliate) or enter into any arrangement (including any capital lease) having the economic effect of the foregoing, except that the Company and its Subsidiaries may incur Indebtedness (A) to replace, renew, extend, refinance or refund any existing Indebtedness, (B) for borrowed money pursuant to Contracts as in effect as of the date of this Agreement, (C) in the ordinary course of business consistent with past practice in all material respects or (D) among the Company and any of its wholly-owned Subsidiaries or among any of such Subsidiaries;

(iv) redeem, repurchase, prepay, defease or cancel any Indebtedness for borrowed money;

(v) sell, lease, license, transfer, exchange or swap, mortgage or otherwise encumber (including via securitizations) or subject to any Lien (other than Permitted Liens), permit to go abandoned or otherwise dispose of (whether by merger, consolidation or acquisition of stock or assets, license or otherwise, and including by way of formation of a joint venture) any material portion of its or its Subsidiaries’ properties or assets, including the capital stock of Subsidiaries and any Intellectual Property, except (A) in the ordinary course of business consistent with past practice, (B) pursuant to Company Material Contracts in force on the date of this Agreement, (C) in accordance with the Company’s reserves set forth in the consolidated financial statements included in the Filed Company SEC Documents and (D) for dispositions of obsolete or worthless assets in an aggregate amount not in excess of the amount specified in the current fiscal year budget;

(vi) make capital expenditures in excess of $1 million in the aggregate for the Company and its Subsidiaries taken as a whole during any consecutive 3-month period, except (A) as budgeted for such period in the Company’s long term capital improvements plan as was made available to Parent prior to the date of this Agreement or (B) in the ordinary course of business consistent with past practices as to time and amount;

(vii) make any acquisition (including by merger) of the capital stock or a material portion of the assets of any other Person for consideration in excess of $1 million, except pursuant to Contracts in force on the date of this Agreement;

(viii) (A) grant or commit to grant any stock options, stock appreciation rights, Company Stock Unit Award, restricted stock units, deferred equity units, awards based on the value of shares of Company Common Stock, or other equity-based awards with respect to shares of Company Common Stock, under any equity incentive plan or otherwise, except as otherwise permitted by this Agreement; or (B) accelerate the vesting of any Options, or Company Stock Unit Awards, except as may be required pursuant to the terms of this Agreement or Company Stock Plans or Company Plans as in effect on the date hereof;

(ix) except as required by applicable Law or any Company Plan or Contract in effect on the date of this Agreement or as otherwise permitted by this Agreement, (A) increase (or promise to increase) the compensation or other benefits payable or provided to, or grant or increase (or promise to grant or increase) any severance or termination pay or other benefits or supplemental retirement or post-employment benefit to (or materially amend any existing arrangement with), any current or former (x) directors or officers or (y) other than in the ordinary course of business consistent with past practice, employees, consultants or independent contractors; (B) enter into any employment, consulting, indemnification, severance, retention, termination, change in control, deferred compensation or other similar agreement (or materially amend any such existing agreement) with any current or former (x) directors or officers or (y) other than in the ordinary course of business, employees, consultants or independent contractors; (C) except in connection with the hiring of employees in the ordinary course of business, establish, adopt, enter into, freeze, amend, become a party to, or commence participation in any Company Plan (or any plan, arrangement, agreement, program, practice, or policy that would be a Company Plan if it were in effect as of the date of this Agreement), or take any action to accelerate entitlement to material compensation or benefits under any Company Plan or otherwise, in each case, for the benefit of any current or former directors, officers, employees, consultants or independent contractors, or any of their beneficiaries or (D) increase, or promise to increase, any bonus or incentive (including opportunities) for any directors, officers, employees, consultants or independent contractors or set any performance metrics or targets under any bonus or incentive plan;

(x) except in the ordinary course of business and except for any such action which involves the implementation of a new, or new participation in, a defined benefit pension plan, retiree medical plan, multiemployer pension or welfare plan or severance plan or program, execute, adopt, amend or terminate any collective bargaining Contract;

(xi) make any material change to its methods of accounting, except as required by GAAP (or any interpretation thereof) or Regulation S-X under the Exchange Act, as required by a Governmental Authority or quasi-Governmental Authority (including the Financial Accounting Standards Board or any similar organization) or as required by applicable Law;

(xii) amend the Company Charter Documents or organizational documents of any of the Company’s Subsidiaries;

(xiii) authorize or adopt, or publicly propose, a plan or agreement of complete or partial liquidation or dissolution of the Company or any of its Subsidiaries;

(xiv) take any action that would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation by Parent or any of its Subsidiaries of the Transactions;

(xv) make any loans, advances or capital contributions to, or investments in, any Person, in each case, other than such transactions among the Company and any of its wholly-owned Subsidiaries or as required by Company Material Contracts as in effect as of the date of this Agreement;

(xvi) (A) enter into (x) any Contract that is of a type described in clause (i) of Section 3.15(a) or (y) any other Contract that would be a Company Material Contract if in effect on the date of this Agreement or any lease of real property other than in the ordinary course of business consistent with past practice, or (B) modify or amend in any material respect, or cancel, renew or terminate, or waive, release or assign any material rights or material claims under, any Company Material Contract or any Company Real Property Lease;

(xvii) enter into, modify or amend in any material respect, or continue, cancel, renew or terminate, any Contract, or waive, release or assign any material rights or claims under any Contract, if such action would have a Company Material Adverse Effect;

(xviii) except in the ordinary course of the Company’s administration of its Tax and financial accounting matters and consistent with past practice, (A) materially change any Tax or financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP, SEC rules or policy or applicable Law, or (B) make or change any material Tax election or file any amended material Tax Return;

(xix) waive, settle, satisfy or compromise (or propose to do any of the foregoing) any litigation or other Proceeding or dispute other than those that (A) do not involve the payment by the Company or any of its Subsidiaries in excess of the reserves set forth on the most recent consolidated balance sheet of the Company plus (x) $500,000 in any individual instance or (y) $1,000,000 in the aggregate, and (B) do not involve any injunctive or other non-monetary relief or impose any material restrictions on the business or operations of the Company or any of its Subsidiaries;

(xx) enter into, amend, waive or terminate (other than terminations in accordance with their terms) any Contract with any Affiliate;

(xxi) disclose, other than to representatives of Parent, any material trade secret unless a written non-disclosure agreement is executed by the recipient of such information prior to such disclosure;

(xxii) take any action (or omit to take any action) if such action (or omission), at the time of such action (or omission), would reasonably be expected to result in any of the conditions to the Transactions set forth in Article VI not being satisfied; or

(xxiii) agree, resolve or commit, or announce an intention, to take any of the foregoing actions.

Notwithstanding the foregoing, the Company shall be entitled, without the consent of Parent, to take any action that is contemplated by, and is in accordance with, the Company’s fiscal year budget as in effect on the date of this Agreement, a copy of which has been provided to Parent.

(b) From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in Article VII, and subject, in the case of the Company, in all respects to the provisions of Section 5.3, the Company and Parent shall not, and shall not permit any of their respective Subsidiaries to, take, or agree or commit to take, any action that would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Merger or the other Transactions contemplated by this Agreement.

Section 5.2 Preparation of the Company Proxy Statement; Company Stockholders Meeting.

(a) The Company shall, as soon as reasonably possible after the date of this Agreement, duly give notice of, convene and hold a meeting of its stockholders to consider the approval of the Merger and the other Transactions and such other matters as may be then legally required (after giving effect to any adjournment or postponement thereof, the “Company Stockholders Meeting”); provided, however, that the Company shall be permitted to delay or postpone convening the Company Stockholders Meeting if the Company Board (or a duly authorized committee thereof), after consultation with its outside legal counsel, reasonably determines that failure to delay or postpone the Company Stockholders Meeting would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law.

(b) In connection with the Company Stockholders Meeting, as soon as reasonably practicable following the date of this Agreement, the Company shall prepare and file the Company Proxy Statement with the SEC. Parent, Merger Sub and the Company will cooperate and consult with each other in the preparation of the Company Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub will furnish the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Company Proxy Statement. The Company shall not file the Company Proxy Statement, or any amendment or supplement thereto, without providing Parent a reasonable opportunity to review and comment thereon (which comments shall be reasonably considered by the Company). The Company shall use its commercially reasonable efforts to resolve, and each party agrees to consult and cooperate with the other party in resolving, all SEC comments with respect to the Company Proxy Statement as promptly as practicable after receipt thereof and to cause the Company Proxy Statement in definitive form to be cleared by the SEC and mailed to the Company’s stockholders as promptly as reasonably practicable following filing with the SEC. The Company agrees to consult with Parent prior to responding to SEC comments with respect to the preliminary Company Proxy Statement. Each of Parent, Merger Sub and the Company agree to correct any information provided by it for use in the Company Proxy Statement which shall have become false or misleading and the Company shall promptly prepare and mail to its stockholders an amendment or supplement setting forth such correction. The Company shall as soon as reasonably practicable (i) notify Parent of the receipt of any comments from the SEC with respect to the Company Proxy Statement and any request by the SEC for any amendment to the Company Proxy Statement or for additional information and (ii) provide Parent with copies of all written correspondence between the Company and its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Company Proxy Statement.

(c) The Company shall, through the Company Board (or a duly authorized committee thereof), but subject to the right of the Company Board to make a Company Adverse Recommendation Change pursuant to Section 5.3, (i) recommend to its stockholders that the Company Stockholder Approval be given at the Company Stockholders Meeting (the “Company Board Recommendation”) and solicit proxies in connection therewith and (ii) include the Company Board Recommendation in the Company Proxy Statement.

Section 5.3 Solicitation; Change in Recommendation.

(a) Subject to Section 5.3(b), Section 5.3(c), Section 5.4(c) and Section 5.4(d), during the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VII, the Company shall not, and shall not authorize or permit its Subsidiaries to, and shall not permit its or their Representatives to, directly or indirectly: (i) initiate, knowingly encourage, knowingly facilitate or solicit (including in each case by way of furnishing non-public information of the Company or any of its Subsidiaries to any Person) any inquiries with respect to, or the making, submission, announcement or implementation of, any proposal or offer (written or oral) that constitutes, or would reasonably be expected to lead to, a Takeover Proposal, (ii) initiate, knowingly encourage, participate in or solicit any discussions or negotiations with any Person (whether such discussions or negotiations are initiated by the Company, any of its Representatives or a third party), other than Parent or any of its Representatives, regarding or in furtherance of such inquiries or relating to a Takeover Proposal, (iii) provide any non-public information, documentation or data of the Company or any of its Subsidiaries to any Person, other than Parent or any of its Representatives, relating to a Takeover Proposal, (iv) otherwise cooperate with any effort or attempt to make, implement or accept any Takeover Proposal, (v) take any action to make the provisions of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation (including any transaction under, or a third party becoming an “interested stockholder” under, Section 203 of the DGCL), or any restrictive provision of any applicable anti-takeover provision in the Company Charter Documents inapplicable to any transactions contemplated by a Takeover Proposal (and, to the extent permitted thereunder, the Company shall promptly take all steps necessary to terminate any waiver that may have been heretofore granted to any Person other than Parent any of its Affiliates under any such provisions), (vi) enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or related to, or which is intended to or is reasonably likely to lead to, any Takeover Proposal (other than an Acceptable Confidentiality Agreement as set forth in the provisions of Section 5.3(c)), or (vii) adopt or approve any Takeover Proposal, or propose the approval or adoption of any Takeover Proposal, or resolve or agree to take any such action. The Company shall immediately cease, and cause its Subsidiaries and direct its and their Representatives to terminate, any cooperation with or assistance or participation in any inquiries or proposals of any Persons made prior to the date hereof, and any discussions or negotiations with any Persons conducted theretofore by the Company, its Subsidiaries or any of its or their Representatives, in each case, with respect to any Takeover Proposal, and request and instruct to be returned or destroyed all non-public information provided by or on behalf of the Company or any of its Subsidiaries to such Person relating to a Takeover Proposal.

(b) From and after the date of this Agreement, the Company shall advise Parent orally and in writing of (i) the receipt by the Company or any of its Subsidiaries, or any of its or their respective Representatives, of any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding any Takeover Proposal, specifying the material terms and conditions thereof and the identity of the Person making such Takeover Proposal, and (ii) any material modifications to the financial or other material terms and conditions of such Takeover Proposal, in each case as promptly as practical (and in any event within 24 hours) of receipt thereof by the Company or any of its Representatives. The Company shall not, and shall cause its Subsidiaries not to, enter into any Contract with any Person subsequent to the date of this Agreement which prohibits the Company from providing such information to Parent and, to the extent the Company is permitted by this Section 5.3 to engage in discussions or negotiations relating to any Takeover Proposal, shall otherwise keep Parent reasonably informed on a timely basis of the status of any such discussions or negotiations.

(c) If at any time following the date of this Agreement and prior to obtaining the Company Stockholder Approval (i) the Company has received a written Takeover Proposal from a third party that the Company Board believes in good faith to be bona fide, (ii) such Takeover Proposal did not result directly or indirectly from a breach of this Section 5.3 and (iii) the Company Board determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, that such Takeover Proposal constitutes or could reasonably be expected to lead to a Superior Proposal and that not taking such action would reasonably be expected to constitute a breach of the fiduciary duties of the Company Board to the Company’s stockholders under applicable Law, then the Company may (1) furnish information with respect to the Company and its Subsidiaries to the Person making such Takeover Proposal and (2) engage and participate in discussions or negotiations with the Person making such Takeover Proposal regarding such Takeover Proposal; provided, however, that the Company (x) will not, and will not permit its Subsidiaries to, and will not permit its Representatives to, disclose any non-public information to such Person without first entering or having entered into an Acceptable Confidentiality Agreement with such Person and (y) will concurrently provide to Parent any non-public information concerning the Company or its Subsidiaries provided or made available to such other Person which was not previously provided or made available to Parent.

(d) Except as expressly permitted in this Section 5.3(d), neither the Company Board nor any committee thereof shall (i)(A) withhold, withdraw or modify or qualify, or propose publicly to withhold, withdraw or modify or qualify, in a manner adverse to Parent, the approval, determination of advisability, or recommendation by such Company Board or committee thereof of this Agreement, the Merger, and the other Transactions contemplated hereby, (B) make any other public statement in connection with the Company Stockholders Meeting by or on behalf of such Company Board or committee thereof that would reasonably be expected to have the same effect or (C) approve, determine to be advisable, or recommend, or propose publicly to approve, determine to be advisable, or recommend, to the stockholders of the Company a Takeover Proposal (any action described in this clause being referred to as a “Company Adverse Recommendation Change”), or (ii) authorize the Company or any of its Subsidiaries to enter into any letter of intent, merger, acquisition or similar agreement that is intended or could reasonably be expected to result in, any Takeover Proposal (other than an Acceptable Confidentiality Agreement). Notwithstanding the foregoing, provided the Company shall not have breached in any material respect its obligations under this Section 5.3, (i) in response to a Company Intervening Event or (ii) if the Company receives a Takeover Proposal which the Company Board determines in good faith, after consultation with outside legal counsel and financial advisors, constitutes a Superior Proposal (after taking into account all of the adjustments to the terms of this Agreement which may be offered by Parent in accordance with subparagraph (II) below of this Section 5.3(d)), then, in each case, the Company Board may at any time prior to obtaining the Company Stockholder Approval, if it determines in good faith, after consultation with the Company’s outside legal counsel, that not taking such action would reasonably be expected to constitute a breach of the fiduciary duties of the Company Board to the Company’s stockholders under applicable Law, (1) effect a Company Adverse Recommendation Change or (2) only in the case of clause (ii) of this Section 5.3(d), approve or recommend such Superior Proposal and/or terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal pursuant to Section 7.1(c)(ii); provided, however, that the Company shall not terminate this Agreement pursuant to the foregoing clause (2), and any purported termination pursuant to the foregoing clause (2) shall be void and of no force or effect, unless at or concurrently with, and as a condition to, such termination the Company pays, or causes to be paid, to Parent the Termination Fee in full and otherwise complies with the provisions of Section 7.3; and provided, further, that the Company Board shall not make a Company Adverse Recommendation Change pursuant to the foregoing clause (1), approve or recommend any Superior Proposal or terminate this Agreement pursuant to the foregoing clause (2) (A) if, in the case of clause (2), such Superior Proposal resulted from a breach by the Company of this Section 5.3 and (B) unless, in the case of clauses (1) and (2):

(I) the Company Board shall have first provided at least three (3) Business Days prior written notice (a “Notice of Company Adverse Recommendation Change”) to Parent that it is prepared to take the applicable action in response to a Company Intervening Event or a Superior Proposal, as applicable, which notice shall describe such Company Intervening Event or Superior Proposal, as applicable, in reasonable detail, and, in the case of a Superior Proposal, be accompanied by the most current version of all relevant written agreements or proposals relating to the transaction that constitutes such Superior Proposal (it being agreed that the Notice of Company Adverse Recommendation Change and any amendment or update to such Notice of Company Adverse Recommendation Change and the determination to so deliver such Notice of Company Adverse Recommendation Change, or update or amend public disclosures with respect thereto, shall not constitute a Company Adverse Recommendation Change for purposes of this Agreement); and

(II) Parent does not make, within such three (3) Business Day period, a binding, written, irrevocable offer to modify the terms of this Agreement so that such terms, as so modified, would, in the good faith judgment of the Company Board (after consultation with the Company’s outside legal counsel and financial advisors), cause the Takeover Proposal previously constituting a Superior Proposal to no longer constitute a Superior Proposal or that would obviate the need to make a Company Adverse Recommendation Change in the event of a Company Intervening Event, as applicable, in each case, taking into consideration any risk of non-consummation and all legal, financial, regulatory and other aspects of each such proposal. The Company agrees that, during the three (3) Business Day period prior to its effecting a Company Adverse Recommendation Change or taking another action permitted by clause (2) above, if requested by Parent, the Company and its Representatives shall negotiate in good faith with Parent and its Representatives regarding any revisions to the terms of the transactions contemplated hereunder such that the Takeover Proposal in question would no longer constitute a Superior Proposal or that would obviate the need to make a Company Adverse Recommendation Change in the event of a Company Intervening Event. Each successive modification to the price or any other material term of any Takeover Proposal shall constitute a new Takeover Proposal for purposes of this Section 5.3(d) and shall require a new Notice of Company Adverse Recommendation Change under Section 5.3(d)(I) above, if applicable.

(e) Nothing contained in this Agreement shall prohibit the Company or the Company Board (or a duly authorized committee thereof) from (i) taking and disclosing to the Company stockholders of the Company a position contemplated by Rule 14e-2(a) under the Exchange Act or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 under the Exchange Act, Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or issuing a “stop, look and listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act with respect to a Takeover Proposal or (ii) making any disclosure to the stockholders of the Company (other than a Company Adverse Recommendation Change, which may be made only in accordance with Section 5.3(d)) if the Company Board (or a duly authorized committee thereof) determines in good faith, after consultation with its outside legal counsel, that the failure to make such disclosure would be reasonably likely to be inconsistent with applicable Law, (iii) informing any Person of the existence of the provisions contained in this Section 5.3 or (iv) making any “stop, look and listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communication to the stockholders of the Company). No disclosures under this Section 5.3(e) shall be, in themselves, a breach of this Section 5.3 or a basis for Parent to terminate this Agreement pursuant to Article VII if such disclosure is required under applicable Law or required under the rules and regulations of any applicable stock exchange; provided, however, that any disclosure of a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act, other than a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act or an express rejection of any applicable Takeover Proposal together with an express reaffirmation of the Company Board Recommendation, shall be deemed to be a Company Adverse Recommendation Change.

(f) In the event that the Company makes a Company Adverse Recommendation Change, it shall promptly make a public announcement of such change and such announcement and shall set forth the material reasons for such change. Notwithstanding any Company Adverse Recommendation Change, unless this Agreement is terminated in accordance with its terms, the obligations of the parties hereunder shall continue in full force and effect.

(g) The Company agrees not to waive or fail to enforce any standstill provision of any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party relating to a potential or actual Takeover Proposal, in each case unless the Company Board determines in good faith, after consultation with its outside legal counsel, that failing to do so would reasonably be expected to constitute a breach of the fiduciary duties of the Company Board to the Company’s stockholders under applicable Law; provided that the Company shall not enforce any provision of any such agreement that would prohibit a third party from requesting such termination, amendment, modification or waiver of any such agreement or provision thereof. Subject to the foregoing, the Company agrees to enforce the provisions (other than the standstill provisions) of any such agreements, to the extent the Company has Knowledge of any breach or potential breach, including seeking to obtain injunctions to prevent any breaches of such agreements, and to enforce specifically the terms and provisions thereof in any court of the U.S. or any state thereof having jurisdiction.

(h) As used in this Agreement, “Company Intervening Event” shall mean, with respect to the Company, any material development or change in circumstances that is not related to a Takeover Proposal, to the extent such material development or change in circumstances occurs or arises after the date of this Agreement but prior to obtaining the Company Stockholder Approval and was neither known to, nor reasonably foreseeable by, the Company or any of its Subsidiaries or any of its or their Representatives as of the date of this Agreement (or if known, the magnitude or material consequences of which were not known to or reasonably foreseeable by the Company Board as of the date hereof); provided, however, that (i) changes in the market price or trading volume of the Company Common Stock or the fact that the Company meets or exceeds internal or published projections, forecasts or revenue or earnings predictions for any period shall not constitute a Company Intervening Event (it being understood that the facts or occurrences giving rise to or contributing to such change or fact may be taken into account in determining whether there has been a Company Intervening Event) and (ii) the results of the introduction of new or modified products or the results of sales or marketing initiatives (including any increase in sales as a result thereof whether to new or existing customers) are reasonably foreseeable and shall not be considered a material development or change in circumstances.

(i) As used in this Agreement, “Takeover Proposal” shall mean any bona fide inquiry, proposal, offer or other expression or indication of interest from any Person (other than Parent, Merger Sub and any of its Affiliates thereof) relating to or that could reasonably be expected to lead to the purchase or other acquisition, in a single transaction or series of related transactions, of (i) assets of the Company and its Subsidiaries (including securities of Subsidiaries, but excluding sales of assets in the ordinary course of business) that collectively account for 20% or more of the Company’s consolidated assets (based on the fair market value thereof) or from which 20% or more of the Company’s revenues, earnings, or cash flow on a consolidated basis are derived or (ii) 20% or more of the outstanding Company Common Stock pursuant to a merger, consolidation or other business combination, recapitalization, sale of shares of capital stock, joint venture, liquidation, dissolution, tender offer, exchange or similar transaction.

(j) As used in this Agreement, “Superior Proposal” means a bona fide written Takeover Proposal (with all references to “20%” in the definition of Takeover Proposal being treated as references to “50%” for these purposes) from any third party, which proposal was not the result of a material breach of this Section 5.3, (i) that the Company Board (or a duly authorized committee thereof) determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, (A) is on terms that would, if consummated, be more favorable to the Company’s stockholders from a financial point of view than the transactions contemplated hereby (taking into account any adjustments or modifications to the terms of this Agreement which Parent has made in accordance with the first sentence of Section 5.3(d)(II) in response to a Takeover Proposal or a Company Intervening Event) and (B) is reasonably likely to be completed in accordance with its terms on a timely basis, taking into account the legal, financial, regulatory and other aspects of such Takeover Proposal and this Agreement that the Company Board considers relevant and (ii) for which financing, to the extent required, is then committed or, in the good faith judgment of the Company Board (or a duly authorized committee thereof), is reasonably likely to be obtained.

Section 5.4 Reasonable Best Efforts.

(a) Subject to the terms and conditions of this Agreement, each of the Company, Parent and Merger Sub shall use its reasonable best efforts to (i) cause the Transactions to be consummated as soon as reasonably practicable, (ii) make promptly any required submissions and filings under applicable Antitrust Laws with respect to the Transactions, (iii) promptly furnish information required in connection with such submissions and filing under such Antitrust Laws, (iv) keep the other parties reasonably informed with respect to the status of any such submissions and filings under Antitrust Laws, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval or waiver, (B) the expiration of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under Antitrust Laws, and (D) the nature and status of any objections raised or proposed or threatened to be raised under Antitrust Laws with respect to the Transactions and (v) make all necessary notices to and obtain all actions or non-actions, approvals, consents, waivers, registrations, permits, authorizations and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the Transactions as soon as practicable (but in any event on or prior to the End Date). For purposes hereof, “Antitrust Laws” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

(b) In furtherance and not in limitation of the foregoing, (i) each party hereto agrees to (A) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as soon as practicable and in any event within ten (10)

Business Days of the date hereof (unless the parties otherwise agree to a different date), (B) supply as soon as practicable any additional information and documentary material that may be requested pursuant to the HSR Act, (C) use its reasonable best efforts to cooperate with each other in (x) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers or approvals are required to be obtained from, any third parties or other Governmental Authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (y) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, and (D) use its reasonable best efforts to take, or cause to be taken, all other actions consistent with this Section 5.4 necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act (including any extensions thereof) as soon as practicable, and (ii) each party agrees to (A) supply as soon as practical any additional information and documentary material that may be required or requested by any Governmental Authority and (B) use its reasonable best efforts to take or cause to be taken all other actions consistent with this Section 5.4 as necessary to obtain any necessary approvals, consents, waivers, permits, authorizations or other actions or non-actions from each Governmental Authority (including as described in Section 3.4(c) of the Company Disclosure Schedule) as soon as practicable.

(c) The Company, Parent and Merger Sub shall, (i) promptly notify the other parties hereto of, and if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any communication to such Person from a Governmental Authority and permit the others to review and discuss in advance (and to consider in good faith any comments made by the others in relation to) any proposed written communication to a Governmental Authority (other than the initial submission of the Notification and Report Form under the HSR Act), (ii) keep the others reasonably informed on a timely basis of any developments, meetings or discussions with any Governmental Authority in respect of any filings, investigation, or inquiry concerning the Transactions and (iii) not independently participate in any meeting or discussions with a Governmental Authority in respect of any filings, investigation or inquiry concerning the Transactions without giving the other party prior notice of such meeting or discussions and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. However, each of Parent and the Company may designate any non-public information provided to any Governmental Authority as restricted to “Outside Antitrust Counsel” only and any such information shall not be shared with employees, officers or directors or their equivalents of the other party without approval of the party providing the non-public information. Subject to applicable Laws relating to the exchange of information, Parent shall have the right to direct all matters with any Governmental Authorities consistent with its obligations hereunder.

(d) In furtherance and not in limitation of the agreements of the parties contained in this Section 5.4, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of the Company and Parent shall cooperate in all reasonable respects with each other and shall use their respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement; provided, however, that, notwithstanding any other provision of this Agreement to the contrary, in no event shall Parent or any of its Subsidiaries or Affiliates be required to agree to (nor shall the Company or any of its Subsidiaries agree unless Parent so directs them (and they shall, if Parent so directs, agree, so long as such agreements are conditioned upon the Closing)), to (i) divest, license, hold separate or otherwise dispose of, or allow a third party to utilize, any portion of its or their respective businesses, assets or Contracts or (ii) otherwise take any other action that may be required or requested by any Governmental Authority in connection with obtaining the consents, authorizations, orders or approvals contemplated by this Section 5.4 that would have an adverse impact, in any material respect, on the business of Parent, the Company or any of their respective Subsidiaries or Affiliates (including the Surviving Corporation). Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.4 shall limit a party’s right to terminate this Agreement pursuant to Section 7.1(b) so long as such party has, prior to such termination, complied with its obligations under this Section 5.4.

(e) Neither Parent nor Merger Sub shall, nor shall they permit their respective Subsidiaries to, acquire or agree to acquire any rights, assets, business, Person or division thereof (through acquisition, license, joint venture, collaboration or otherwise), if such acquisition would reasonably be expected to increase the risk of not obtaining any applicable clearance, consent, approval or waiver under Antitrust Laws with respect to the Transactions.

Section 5.5 Public Announcements. The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Company. Following such initial press release, Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review, comment upon and approve, any press release or other public statements with respect to the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system (and then only after as much advance notice and consultation as is feasible); provided, however, that the restrictions set forth in this Section 5.5 shall not apply to any release or public statement (a) made or proposed to be made by the Company in accordance with the terms of this Agreement in connection with a Takeover Proposal, a Superior Proposal or a Company Adverse Recommendation Change or any action taken pursuant thereto or (b) in connection with any dispute between the parties regarding this Agreement or the Transactions; and provided, further, that the foregoing shall not limit the ability of any party hereto to make internal announcements to their respective employees and other stockholders that are not inconsistent in any material respects with the prior public disclosures regarding the Transactions.

Section 5.6 Access to Information; Confidentiality.

(a) Subject to applicable Laws relating to the exchange of information, from the date hereof until the earlier of the Effective Time or the date on which this Agreement is terminated in accordance with its terms, the Company shall afford Parent and its Representatives reasonable access during normal business hours to the Company’s properties, books, Contracts and records, and the Company shall furnish promptly to Parent such information concerning its business and properties as Parent may reasonably request (other than any publicly available document filed by it pursuant to the requirements of federal or state securities Laws); provided that Parent and their respective Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company; and provided, further, that the Company shall not be obligated to provide such access or information to Parent if the Company determines, in its reasonable judgment after consultation with outside counsel, that doing so would violate applicable Law or a Contract or obligation of confidentiality owing to a third-party, jeopardize the protection of the attorney-client privilege, or expose the Company to risk of liability for disclosure of sensitive or personal information. Following expiration or early termination of the waiting period under the HSR Act, the Company shall also arrange visits by Representatives of Parent to such customers as shall be mutually agreed by Parent and the Company. No investigation pursuant to this Section 5.6 shall affect any representation, warranty, covenant or agreement of any party hereto or any condition to the obligations of the parties hereto. Until the Effective Time, the information provided pursuant to this Section 5.6 will be subject to the terms of the Confidentiality Agreement, dated as of December 2, 2013, between Parent and the Company (the “Confidentiality Agreement”) and, without limiting the generality of the foregoing, Parent shall not, and Parent shall cause its Representatives not to, use such information for any purpose unrelated to the consummation of the Transactions.

(b) Parent acknowledges and agrees that as of the date of this Agreement it (i) has had an opportunity to discuss the business of the Company with the management of the Company, (ii) has had access to the books and records, facilities, contracts and other assets of the Company which it and its Representatives have requested to review, (iii) has been afforded the opportunity to ask questions of and receive answers from officers of the Company and (iv) has conducted its own independent investigation of the Company, its businesses and the Transactions.

Section 5.7 Notification of Certain Matters. Each party shall give prompt notice to the other party if any of the following occur after the date of this Agreement: (i) receipt of any notice or other communication in writing from any Person alleging that the consent or approval of such third party is or may be required in connection with the transactions contemplated by this Agreement; (ii) receipt of any notice or other communication from any Governmental Authority, the NYSE or Nasdaq (or any other securities market) in connection with the transactions contemplated by this Agreement; or (iii) such party becoming aware of the occurrence or non-occurrence of an event that could materially prevent or delay the consummation of the Transactions or that would reasonably be expected to result in any of the conditions to the Merger set forth in Article VI not being satisfied; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not limit, expand or otherwise affect any representation, warranty, covenant or agreement of the parties hereto or the remedies available to the party hereunder receiving such notice or the conditions to such party’s obligations to consummate the Transactions, and no information delivered pursuant to this Section 5.7 shall update any section of the Company Disclosure Schedule.

Section 5.8 Indemnification and Insurance.

(a) Parent agrees that all rights to exculpation, indemnification or advancement of expenses arising from, relating to, or otherwise in respect of, acts or omissions occurring prior to or at the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby or consummated hereunder) in favor of the current or former directors or officers of the Company or any of its Subsidiaries and each of their respective employees who serves as a fiduciary of a Company Plan (in each case, when acting in such capacity) (each, an “Indemnitee” and collectively, the “Indemnitees”) as provided in their respective certificates of incorporation, by-laws, other organizational documents and any indemnification agreement in effect as of the date of this Agreement with an Indemnitee, in each case to the fullest extent provided therein, shall survive the Merger and shall continue in full force and effect in accordance with their terms. For a period of no less than six (6) years from the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect the exculpation, indemnification and advancement of expenses provisions of the Company’s certificate of incorporation and by-laws or similar organization documents in effect as of the date of this Agreement or in any Contract of the Company or its Subsidiaries with any of their respective directors, officers or employees in effect as of the date of this Agreement, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who immediately before the Effective Time were current or former directors, officers or employees of the Company or its Subsidiaries; provided, however, that all rights to exculpation, indemnification and advancement of expenses in respect of any Proceeding pending or asserted or any claim made within such period shall continue until the final disposition of such Proceeding.

(b) Any determination required to be made with respect to whether an Indemnitee’ s conduct complies with an applicable standard under applicable Law, the Company Charter Documents, applicable organizational documents of Subsidiaries of the Company, or applicable indemnification agreements, as the case may be, shall be made by independent legal counsel.

(c) Each of Parent and the Surviving Corporation shall reasonably cooperate with the Indemnitees in the defense of any Proceeding and shall provide access to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested by an Indemnitee in connection therewith. Notwithstanding anything to the contrary contained in this Section 5.8 or elsewhere in this Agreement, Parent shall not (and Parent shall cause the Surviving Corporation not to) settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any Proceeding, unless such settlement, compromise, consent or termination provides for no obligation or admission of wrongdoing on the part of any Indemnitee (other than the payment of money, which payment shall be satisfied in full by Parent or the Surviving Corporation) and includes an unconditional release of all of the Indemnitees covered by the Proceeding from all liability arising out of such Proceeding. Nothing in this Section 5.8(c) shall relieve Parent or the Surviving Corporation of its obligations set forth in Section 5.8.

(d) For a period of six (6) years from the Effective Time, Parent shall cause to be maintained in effect the coverage provided by the policies of directors’ and officers’ liability insurance and fiduciary liability insurance in effect as of the date hereof maintained by the Company and its Subsidiaries, or comparable coverage, with respect to matters arising on or before the Effective Time either through the Company’s existing insurance provider or another provider reasonably selected by Parent; provided, however, that, after the Effective Time, Parent shall not be required to pay annual premiums in excess of 200% of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount; and provided, further, that in lieu of the foregoing insurance coverage, at Parent’s request (and at its expense), the Company shall purchase prior to the Effective Time “tail” insurance coverage, at a cost no greater than the aggregate amount which the Surviving Corporation would be permitted to spend during the six–year period provided for in this Section 5.8(b), that provides coverage no materially less favorable than the coverage described above.

(e) The provisions of this Section 5.8 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for or limitation of, any other rights to indemnification or contribution that any such Person may have in effect on the date of this Agreement by Contract or otherwise. The obligations of Parent and the Surviving Corporation under this Section 5.8 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnitee to whom this Section 5.8 applies unless (A) such termination or modification is required by applicable Law or (B) the affected Indemnitee shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnitees to whom this Section 5.8 applies shall be third party beneficiaries of this Section 5.8).

(f) In the event that Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent and the Surviving Corporation shall assume all of the obligations thereof set forth in this Section 5.8.

Section 5.9 Transaction Litigation. Each party hereto shall keep the other parties hereto reasonably informed of, and cooperate with the other parties hereto in connection with, any litigation or claim against any party hereto and/or its directors, officers or employees relating to the Transactions; provided, however, that the foregoing shall not require any party hereto to take any action if it may result in a waiver of any attorney/client or any other similar privilege. In furtherance of and without in any way limiting the foregoing, each of the parties shall upon the terms and subject to the conditions contained in this Agreement use its respective commercially reasonable efforts to prevail in such litigation so as to permit the consummation of the transactions contemplated by this Agreement in the manner contemplated by this Agreement; provided that the Company shall not, and shall not permit any of its Subsidiaries nor any of its or their Representatives to, compromise settle, come to a settlement arrangement regarding any such action or proceeding or consent thereto unless Parent shall otherwise consent in writing (such consent not to be unreasonably conditioned, withheld or delayed). Without limiting the foregoing, the Company shall give consideration to Parent’s advice with respect to any such litigation.

Section 5.10 Section 16. Prior to the Effective Time, the Company shall take all such steps as may be required to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions of shares of Company Common Stock (including derivative securities with respect to such shares) that are treated as dispositions under such rule and result from the transactions contemplated by this Agreement by each director or officer of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company.

Section 5.11 Employee Matters.

(a) For a period of one (1) year following the Effective Time, Parent and the Surviving Corporation shall provide, or shall cause to be provided, to each person who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time and who remains employed immediately following the Effective Time (a “Continuing Employee”), base salary, base wages, commissions, annual cash incentive compensation opportunities, 401(k) plan and other health and welfare benefits that are no less favorable in the aggregate than what is provided or made available to, or otherwise in effect with respect to, such Continuing Employee immediately prior to the Effective Time. In addition, (i) Parent and the Surviving Corporation shall provide or shall cause to be provided to each Continuing Employee whose employment terminates during the one (1) year period following the Effective Time with severance benefits at levels and on terms no less favorable than such Continuing Employee would have been entitled to receive pursuant to the terms of the Company’s severance policies as set forth on Section 5.11(a) of the Company Disclosure Schedule, and (ii) such severance benefits shall be determined taking into account the service crediting provisions set forth in Section 5.11(b).

(b) With respect to any “employee benefit plan” as defined in Section 3(3) of ERISA (or any severance or vacation plan that is not so defined) maintained by Parent or any of its Subsidiaries, excluding any retiree healthcare plans or programs maintained by Parent or any of its Subsidiaries, any equity compensation arrangements maintained by Parent or any of its Subsidiaries or any defined benefit pension plan maintained by Parent or any of its Subsidiaries (collectively, “Parent Benefit Plans”) in which any Continuing Employees will participate following the Effective Time, Parent shall, or shall cause the Surviving Corporations to, recognize all service of the Continuing Employees with the Company or any of its Subsidiaries, as the case may be as if such service were with Parent, for vesting and eligibility purposes (but not for (i) purposes of early retirement subsidies under any Parent Benefit Plan that is a defined benefit pension plan or (ii) benefit accrual purposes, except for seniority for severance or vacation, if applicable) in any Parent Benefit Plan in which such Continuing Employees may be eligible to participate after the Closing Date; provided, that such service shall not be recognized to the extent that (x) such recognition would result in a duplication of benefits or (y) such service was not recognized under a corresponding Company Plan (if any).

(c) Without limiting the foregoing, with respect to Continuing Employees who are employed by Parent or a Subsidiary of Parent in the United States, Parent shall use commercially reasonable efforts to cause any pre-existing conditions or (actively at work or similar) limitations, eligibility waiting periods, evidence of insurability requirements or required physical examinations under any health or similar plan of Parent to be waived with respect to Continuing Employees and their eligible dependents; provided, however, that with respect to preexisting conditions, such conditions shall be waived only to the extent waived under the corresponding plan in which Continuing Employees participated immediately prior to the date Continuing Employees and their eligible dependents are transitioned to Parent’s health or similar plans. With respect to Continuing Employees who are employed by Parent or a subsidiary of Parent in the United States, Parent shall also use commercially reasonable efforts to cause any deductibles and co-payments paid by Continuing Employees under any of the Company’s or its Subsidiaries’ health plans in the plan year in which the Effective Time occurs to be credited towards deductibles under the health plans of Parent or any Subsidiary of Parent.

(d) Prior to the Effective Time, the Company shall, if requested to do so by Parent in writing not less than ten (10) Business Days before the date on which the Effective Time occurs, terminate any and all Company Plans intended to qualify as a qualified cash or deferred arrangement under Section 401(k) of the Code, effective no later than the day immediately preceding the date the Company becomes a member of the same “Controlled Group of Corporations” (as defined in Section 414(b) of the Code) as Parent. The form and substance of such resolutions shall be subject to the reasonable approval of Parent. Parent shall use commercially reasonable efforts to cause the 401(k) plans of Parent or its Subsidiaries to accept any distribution from the Company 401(k) plan(s) as a rollover contribution and the transfer of any promissory note representing an outstanding participant loan, if so directed by a Continuing Employee. The Company shall provide Parent (and its counsel) (i) with a reasonable opportunity to review and comment on any documents (whether amendments, resolutions, communications or otherwise) necessary or advisable to effectuate this Section 5.11(d), (ii) with rights of approval (which approval shall not be unreasonably withheld or delayed) of any such documents and (iii) satisfactory evidence that all necessary actions have been taken.

(e) With respect to matters described in this Section 5.11, the Company will not send written notices or other written communication materials to the employees of the Company or any of its Subsidiaries without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed).

(f) On or before the Closing Date, the Company shall provide a list of all employees of the Company and each of its Subsidiaries who have experienced, or will experience, an “employment loss” or “layoff” (as those terms are defined in the federal Worker Adjustment Retraining Notification Act, or any analogous state or local Law (collectively, the “WARN Act”)) at any time during the ninety (90) days prior to the Closing Date.

(g) The Company shall not, and shall cause each of its Subsidiaries not to, at any time during the ninety (90) days before the Closing Date, without complying with the notice requirements and other requirements of the WARN Act, effectuate (i) a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment of the Company or any of its Subsidiaries; or (ii) a “mass layoff” (as defined in the WARN Act) at any site of employment of the Company or any of its Subsidiaries.

(h) As soon as practicable following the date of this Agreement, the Company Board or the appropriate committee of the Company Board shall take all reasonable actions, including adopting any necessary resolutions, to (i) terminate the Company’s Employee Stock Purchase Plan (the “ESPP”) as of immediately prior to the Closing Date, (ii) ensure that no offering period under the ESPP shall be commenced on or after the date of this Agreement, (iii) prohibit participants in the ESPP from altering their payroll deductions from those in effect on the date of this Agreement (other than to discontinue their participation in the ESPP in accordance with the terms and conditions of the ESPP) and (iv) provide that the amount of the accumulated contributions of each participant under the ESPP as of immediately prior to the Effective Time shall, to the extent not used to purchase Shares in accordance with the terms and conditions of the ESPP be refunded to such participant before or as promptly as practicable following the Effective Time (without interest). The Company shall provide Parent (and its counsel) (i) with a reasonable opportunity to review and comment on any documents (whether amendments, resolutions, communications or otherwise) necessary or advisable to effectuate this Section 5.11(h), (ii) with rights of approval (which approval shall not be unreasonably withheld or delayed) of any such documents and (iii) satisfactory evidence that all necessary actions have been taken.

(i) The provisions of this Section 5.11 are solely for the benefit of the parties to this Agreement, and no Continuing Employee (including any beneficiary or dependent thereof) or any other person shall be regarded for any purpose as a third-party beneficiary of this Agreement, and no provision of this Section 5.11 shall create such rights in any such Persons. Nothing herein shall (i) guarantee employment for any period of time or preclude the ability of Parent or the Surviving Corporation to terminate the employment of any Continuing Employee at any time and for any reason; (ii) require Parent or any Surviving Corporation to continue any Company Plans or Parent Benefit Plans, or other employee benefit plans or arrangements or prevent the amendment, modification or termination thereof after the Effective Times; or (iii) amend any Company Plans or Parent Plans or other compensation or employee benefit plans or arrangements.

Section 5.12 Merger Sub and Surviving Corporation. Parent shall take all actions necessary to (a) cause Merger Sub and the Surviving Corporation to perform promptly their respective obligations under this Agreement and (b) cause Merger Sub to consummate the Merger on the terms and conditions set forth in this Agreement.

Section 5.13 No Control of Other Party’s Business. Nothing contained in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 5.14 Takeover Laws. The Company and the Company Board shall each (a) use its commercially reasonable efforts to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Transactions and (b) if any state takeover statute or similar statute becomes applicable to the Transactions, use its commercially reasonable efforts to ensure that such Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Transactions.

Section 5.15 Stock Exchange Delisting and Deregistration. Prior to the Closing Date, the Company shall use its commercially reasonable efforts to cause the shares of Company Common Stock to be delisted from Nasdaq and deregistered under the Exchange Act as soon as practicable following the Effective Time.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or waiver by Parent and the Company, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) Governmental and Regulatory Approvals. All consents, approvals and actions of, filings with and notices to any Government Authority required to consummate the Merger and the other transactions contemplated hereby, the failure of which to be made or obtained has or would be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, shall have been made or obtained.

(c) Antitrust. All waiting periods (and any extensions thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired and any foreign necessary approvals, consents and clearances (including those described in Section 3.4(c) of the Company Disclosure Schedule) shall have been received.

(d) No Injunctions or Restraints. No Law or Order enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority (collectively, “Restraints”) shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Merger or making the consummation of the Merger illegal.

Section 6.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver by Parent, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects (without giving effect to any materiality or Company Material Adverse Effect qualifications contained therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure to be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications contained therein) does not have and would not have, individually or in the aggregate, a Company Material Adverse Effect; provided, however, that, notwithstanding the foregoing, each of the representations and warranties of the Company set forth in Section 3.2, Section 3.3(a) and Section 3.22 shall be true and correct in all material respects (without giving effect to any materiality or Company Material Adverse Effect qualifications contained therein) as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date.

Parent shall have received a certificate dated the Closing Date signed on behalf of the Company by an executive officer of the Company to such effect.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate dated the Closing Date signed on behalf of the Company by an executive officer of the Company to such effect.

(c) Absence of Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred and be continuing a Company Material Adverse Effect.

Section 6.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction (or waiver by the Company, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time with the same effect as though made on and as of the Effective Time (except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) except where such failures to be so true and correct would not have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the Transactions; provided, however, that, notwithstanding the foregoing, each of the representations and warranties of Parent and Merger Sub set forth in Section 4.2(a) and Section 4.2(c) shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time. The Company shall have received a certificate dated the Closing Date signed on behalf of Parent and Merger Sub by an executive officer of Parent and Merger Sub to such effect.

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it (or them) under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate dated the Closing Date signed on behalf of Parent by an executive officer of Parent to such effect.

Section 6.4 Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied if such failure was caused by such party’s failure to use its reasonable best efforts to consummate the Merger and the other Transactions or due to the failure of such party to perform in all material respects any of its other obligations under this Agreement.

ARTICLE VII

TERMINATION

Section 7.1 Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval:

(a) by the mutual written consent of the Company and Parent; or

(b) by either of the Company or Parent:

(i) if the Merger shall not have been consummated on or before the nine month anniversary of the date of this Agreement (as such date is extended pursuant to the following proviso, as applicable, the “End Date”); provided, however, that if the Closing has not occurred by such date and on such date any of the conditions set forth in Section 6.1(b), Section 6.1(c), Section 6.1(d) or Section 6.2(d) with respect to the matters contemplated by Section 6.1(c) have not been satisfied or waived and each of the other conditions to consummation of the Merger set forth in Article VI has been satisfied, waived or remains capable of satisfaction by such date, then the End Date shall automatically be extended to the date which is the one-year anniversary of the date of this Agreement; and provided, further, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to a party if it is then in material breach of any representation, warranty, covenant or other agreement hereunder which would give rise to the failure of a condition set forth in Section 6.2(a), Section 6.2(b), Section 6.3(a) or Section 6.3(b);

(ii) if any Restraint having the effect set forth in Section 6.1(d) shall be in effect and shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to a party if the issuance of such final, non-appealable Restraint was primarily due to the material breach by such party of any of its obligations under this Agreement; or

(iii) if the Company Stockholders Meeting (including any adjournments or postponements thereof) shall have been held and shall have concluded and the Company Stockholder Approval contemplated by this Agreement shall not have been obtained; or

(c) by Parent:

(i) if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.2(a) or Section 6.2(b), respectively, and (B) cannot be cured by the Company by the End Date or, if capable of being cured, shall not have been cured by the Company by the earlier of (x) the End Date and (y) the thirtieth (30th) calendar day following receipt of written notice from Parent stating Parent’s intention to terminate this Agreement pursuant to this Section 7.1(c)(i) and the basis for such termination; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if it is then in material breach of any representation, warranty, covenant or other agreement hereunder which would give rise to the failure of a condition set forth in Section 6.3(a) or Section 6.3(b); or

(ii) if (A) the Company Board (or a duly authorized committee thereof) shall have effected a Company Adverse Recommendation Change, (B) the Company fails to include the Company Board Recommendation in the Company Proxy Statement, (C) the Company Board shall have recommended or approved any Takeover Proposal, (D) the Company Board (or a duly authorized committee thereof) shall have failed to affirm publicly the Company Board Recommendation following any reasonable written request by Parent to provide such reaffirmation (including in the event of a Takeover Proposal having been publicly disclosed) within ten (10) calendar days following such request (but in no event later than the Business Day prior to the date of the Company Stockholders Meeting if the Company has been given such written request at least three Business Days prior to the Company Stockholders Meeting), (E) the Company shall be in material breach of its obligations pursuant to Section 5.2(a), Section 5.2(c) or Section 5.3 or (F) the Company Board formally resolves to take or publicly announces an intention to take any of the foregoing actions; or

(d) by the Company:

(i) if Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.3(a) or Section 6.3(b), respectively, and (B) cannot be cured by Parent or Merger Sub by the End Date or, if capable of being cured, shall not have been cured by Parent by the earlier of (x) the End Date and (y) the thirtieth (30th) calendar day following receipt of written notice from the Company stating the Company’s intention to terminate this Agreement pursuant to this Section 7.1(d)(i) and the basis for such termination; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(i) if it is then in material breach of any representation, warranty, covenant or other agreement hereunder which would give rise to the failure of a condition set forth in Section 6.2(a) or Section 6.2(b); or

(ii) prior to the receipt of the Company Stockholder Approval, in order for the Company to enter into a definitive agreement providing for a Superior Proposal, in accordance with the terms of Section 5.3(d); provided that the right to terminate this Agreement pursuant to this Section 7.1(d)(ii) shall be available to the Company only if (A) the Company is not in material breach of Section 5.3 and (B) the Company concurrently with, and as a condition to, such termination pays or caused to be paid the Termination Fee to Parent in accordance with Section 7.3; it being understood that the Company may, in accordance with Section 5.3(d), enter into any transaction that is a Superior Proposal simultaneously with the valid termination of this Agreement pursuant to this Section 7.1(d)(ii).

Section 7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than this Section 7.2, Section 7.3 and Article VIII, all of which shall survive termination of this Agreement), and there shall be no liability on the part of Parent, Merger Sub or the Company or their respective directors, officers and Affiliates hereunder; provided, however, that, subject to Section 7.3 (including the limitations on liability contained therein), no party shall be relieved or released from any liabilities or damages arising out of (A) a material and intentional breach of its obligations under this Agreement, (B) its fraud or willful misconduct or (C) material and intentional breach of its representations or warranties set forth in this Agreement.

Section 7.3 Termination Fee; Parent Transaction Expenses.

(a) In the event that this Agreement is terminated pursuant to Section 7.1(b)(iii), the Company shall reimburse Parent for all documented out-of-pocket expenses, fees and costs (including, but not limited to, expenses and fees of the Parent’s counsel, accountants, financial advisors and consultants and all filing fees paid to any Governmental Authority) of Parent relating to the transactions contemplated by this Agreement (including in connection with Parent’s due diligence investigation and the authorization, negotiation, execution and performance of this Agreement and the Transactions contemplated hereby, including the Merger) actually incurred prior to termination, not to exceed $3,000,000 in the aggregate (collectively, “Parent Transaction Expenses”), payable within ten Business Days after demand therefor (and receipt by the Company of reasonably appropriate supporting documentation) following the occurrence of the termination event giving rise to the payment obligation described in this Section 7.3(a).

(b) In the event that this Agreement is terminated by the Company pursuant to Section 7.1(d)(ii), the Company shall pay or cause to be paid as directed by Parent the Termination Fee concurrently with, and as a condition of, the termination of this Agreement.

(c) In the event that this Agreement is terminated by Parent pursuant to Section 7.1(c)(ii), the Company shall pay or cause to be paid as directed by Parent the Termination Fee within two (2) Business Days of such termination.

(d) In the event that (i) this Agreement is or, at the time of a termination of this Agreement pursuant to Section 7.1, could have been, terminated (A) by either party pursuant to Section 7.1(b)(iii) or (B) by Parent pursuant to Section 7.1(c)(i) as a result of a breach by the Company of its obligations under Section 5.2 or Section 5.3, (ii) a Takeover Proposal (whether or not modified after it was first made) is publicly disclosed, announced or otherwise made public, in each case other than by Parent, (A) in the case of Section 7.1(b)(iii), prior to the date of the Company Stockholders Meeting or (B) in the case of Section 7.1(c)(i) to the extent provided above, prior to the date of termination of this Agreement and (iii) within one (1) year following such termination the Company enters into a definitive agreement providing for, or otherwise consummates, a Takeover Proposal (substituting “50%” for “20%” in the definition of “Takeover Proposal”) (in each case regardless of whether such Takeover Proposal was made or consummated before or after termination of this Agreement), then the Company shall pay or cause to be paid as directed by Parent the Termination Fee, upon the earlier of the public announcement of the Company’s entry into any such agreement or the consummation of any such transaction.

(e) For purposes of this Agreement, “Termination Fee” shall mean a cash amount equal to $8,600,000.

(f) Notwithstanding the foregoing, (i) in no event shall the Company be required to pay the Parent Transaction Expenses referred to in this Section 7.3 on more than one occasion, (ii) in no event shall the Company be required to pay the Termination Fee referred to in this Section 7.3 on more than one occasion, and (iii) no Termination Fee shall be payable if, at the time this Agreement is terminated by Parent, this Agreement could have been terminated by the Company pursuant to (A) Section 7.1(b)(iii) (unless a Takeover Proposal (whether or not modified after it was first made) is publicly disclosed, announced or otherwise made public (in each case other than by Parent) prior to the date of the Company Stockholders Meeting, in which event Section 7.3(d) shall govern whether a Termination Fee shall be payable), (B) Section 7.1(b)(ii) or (C) Section 7.1(d)(i). Notwithstanding anything to the contrary in this Agreement, the parties agree that, except as provided for in Section 7.2 and except for specific performance as provided in Section 8.9, the payment of the Termination Fee shall be the sole and exclusive remedy available to Parent and Merger Sub with respect to this Agreement and the Transactions in the event any such payment becomes due and payable, and, upon payment of the Termination Fee, the Company (and the Company’s Affiliates and its and their respective directors, officers, employees, stockholders and Representatives) shall have no further liability to Parent and Merger Sub under this Agreement.

(g) Any amount that becomes payable pursuant to this Section 7.3 shall be paid by wire transfer of immediately available funds to the account designated in Section 7.3(g) of the Parent Disclosure Schedule and shall be reduced by any amounts required to be deducted or withheld therefrom under applicable Law in respect of Taxes.

(h) The parties acknowledge that the agreements contained in this Section 7.3 are an integral part of the Transactions contemplated by this Agreement and that, without these agreements, the parties would not enter into this Agreement. The payments contemplated hereby shall be paid pursuant to this Section 7.3 regardless of any alleged breach by Parent of its obligations hereunder, provided, that no payment made by the Company pursuant to this Section 7.3 shall operate or be construed as a waiver by the Company of any breach of this Agreement by any other party or of any rights of the Company in respect thereof. The Termination Fee, if paid, shall be credited against any damages recovered by the Company arising from a breach of this Agreement by Parent. If a party fails to promptly pay any amount due by it pursuant to this Section 7.3, such amount due shall also be deemed to include the costs and expenses (including fees and expenses of counsel) incurred by such party in connection with the collection and enforcement of this Section 7.3, together with interest on such unpaid amount from the date such payment was required to be paid pursuant to the terms of this Agreement until the date of payment at a rate per annum equal to three (3) percent plus the prime interest rate published in The Wall Street Journal on the date such interest begins accruing.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 No Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties that by its terms contemplates performance in whole or in part after the Effective Time. The Confidentiality Agreement shall (a) survive termination of this Agreement in accordance with its terms and (b) terminate as of the Effective Time.

Section 8.2 Fees and Expenses. Except as otherwise expressly provided in this Agreement, whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger, this Agreement and the Transactions shall be paid by the party incurring or required to incur such fees or expenses. Notwithstanding the foregoing, (a) the Company will bear and pay all of the costs and expenses incurred in connection with the printing and mailing of the Company Proxy Statement, all of the SEC filing fees in respect of the Company Proxy Statement and all of the fees of the proxy solicitor, if any (which, if retained by the Company, shall be in consultation with Parent) in connection with the solicitation of proxies from the Company’s stockholders, and (b) the parties will share equally the filing fee under the HSR Act and any fees for similar filings or notices under foreign laws or regulations.

Section 8.3 Amendment or Supplement. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Company Stockholder Approval, by written agreement of the parties hereto and delivered by duly authorized officers of the respective parties; provided, however, that following the Company Stockholder Approval, there shall be no amendment or change to the provisions hereof which by Law would require further approval of this Agreement or the Transactions by the stockholders of the Company without such further approval.

Section 8.4 Waiver. At any time prior to the Effective Time, any party may, subject to applicable Law and the proviso at the end of Section 8.3, (a) waive any inaccuracies in the representations and warranties of any other party hereto, (b) extend the time for the performance of any of the obligations or acts of any other party hereto or (c) waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 8.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties; provided that Merger Sub, upon prior written notice to the Company, may assign (in its sole discretion) any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly-owned Subsidiary of Parent, but no such assignment shall relieve Parent or Merger Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section shall be null and void.

Section 8.6 Counterparts. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by electronic communication, facsimile or otherwise) to the other parties.

Section 8.7 Entire Agreement; Third-Party Beneficiaries. This Agreement, including the Company Disclosure Schedule and the exhibits hereto, together with the other instruments referred to herein, including the Confidentiality Agreement (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof and (b) except for (i) the rights of the Company’s stockholders to receive the Merger Consideration at the Effective Time (a claim with respect to which may not be made unless and until the Effective Time shall have occurred), and (ii) the rights of any third party beneficiaries under Section 5.8, is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder. The representations and warranties in this Agreement are the product of negotiations among the parties and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the party for whose benefit such representation and warranty was made in accordance with Section 8.4 without notice of liability to any other Person. Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 8.8 Governing Law; Jurisdiction.

(a) This Agreement and all actions and proceedings (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, any of the Transactions or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement hereof or thereof shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Each of the parties hereto hereby agrees that (i) all actions and proceedings arising out of or relating to this Agreement, any of the Transactions or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement hereof or thereof shall be heard and determined in the Chancery Court of the State of Delaware and any state appellate court therefrom sitting in New Castle County in the State of Delaware (or, if such Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware and any appellate court therefrom), (ii) it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(c) Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in this Section 8.8 in any such action or proceeding by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to this Article VIII. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

Section 8.9 Specific Enforcement. The parties agree that immediate, extensive and irreparable damage would occur for which monetary damages would not be an adequate remedy in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, the parties agree that, if for any reason Parent, Merger Sub or the Company shall have failed to perform its obligations under this Agreement or otherwise breached this Agreement, then the party seeking to enforce this Agreement against such nonperforming party under this Agreement shall be entitled to specific performance and the issuance of immediate injunctive and other equitable relief without the necessity of proving the inadequacy of money damages as a remedy, and the parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to and not in limitation of any other remedy to which they are entitled at Law or in equity.

Section 8.10 Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE TRANSACTIONS OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

Section 8.11 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to Parent or Merger Sub, to:

AMETEK, Inc.
1100 Cassatt Road
Berwyn, Pennsylvania 19312-1177
Attention:	General Counsel
Facsimile:	(215) 323-9319

with a copy (which shall not constitute notice) to:

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, NY 10038
Attention:	Todd E. Lenson, Esq.
Jeffrey S. Lowenthal, Esq.
Facsimile:	(212) 806-6006

If to the Company, to:

Zygo Corporation
21 Laurel Brook Road
Middlefield, CT 06455-1291
Attention:	Chief Executive Officer
Facsimile:	(860) 347-8372

with a copy (which shall not constitute notice) to:

Norton Rose Fulbright
666 Fifth Avenue
New York, NY 10103
Attention:	Sheldon G. Nussbaum, Esq.
Paul Jacobs, Esq.
Facsimile:	(212) 318-3400

or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 8.12 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

Section 8.13 Definitions. As used in this Agreement, the following terms shall have the meanings ascribed to them below:

“Acceptable Confidentiality Agreement” shall mean a customary confidentiality agreement (which need not prohibit the making of a Takeover Proposal), that contains confidentiality and standstill provisions that are no less favorable in the aggregate to the

Company than those contained in the Confidentiality Agreement (other than that it need not prohibit the making of a Takeover Proposal).

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise.

“Agreement” shall have the meaning set forth in the preamble.

“Antitrust Laws” shall have the meaning set forth in Section 5.4(a).

“Balance Sheet Date” shall have the meaning set forth in Section 3.5(d).

“Bankruptcy and Equity Exception” shall have the meaning set forth in Section 3.3(a).

“Book-Entry Shares” shall have the meaning set forth in Section 2.1(d).

“Business Day” shall mean a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

“Certificate” shall have the meaning set forth in Section 2.1(d).

“Certificate of Merger” shall have the meaning set forth in Section 1.3.

“Clayton Act” shall mean the Clayton Act of 1914.

“Closing” shall have the meaning set forth in Section 1.2.

“Closing Date” shall have the meaning set forth in Section 1.2.

“Code” shall have the meaning set forth in Section 2.2(g).

“Company” shall have the meaning set forth in the preamble.

“Company Adverse Recommendation Change” shall have the meaning set forth in Section 5.3(d).

“Company Assets” shall have the meaning set forth in Section 3.14(b).

“Company Board” shall mean the board of directors of the Company.

“Company Board Recommendation” shall have the meaning set forth in Section 5.2(c).

“Company Charter Documents” shall have the meaning set forth in Section 3.1(c).

“Company Common Stock” shall have the meaning set forth in Section 2.1.

“Company Disclosure Schedule” shall have the meaning set forth in the Article III preamble.

“Company Financial Advisor” shall have the meaning set forth in Section 3.20.

“Company Financial Statements” shall mean the Company’s most recent financial statements filed in the Company SEC Documents.

“Company Intervening Event” shall have the meaning set forth in Section 5.3(h).

“Company Material Adverse Effect” shall mean any change, event, occurrence, development or effect (including any of the foregoing arising after the date of this Agreement) that, individually or in the aggregate, (a) would materially impair, delay or prevent the compliance or performance by the Company of its obligations hereunder or the consummation of the Merger and the other Transactions substantially upon the terms and conditions provided for in this Agreement, or (b) has or would have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole; provided, however, that in the case of clause (b) only, no change, event, occurrence, development or effect, directly or indirectly, relating to, arising out of or resulting from the following, either alone or in combination, shall constitute, or be taken into account in determining whether there is or has been, a Company Material Adverse Effect: (i) any condition, change, event, occurrence or effect in (A) any of the semiconductor, industrial or other industries or markets in which the Company or its Subsidiaries operate or are involved (including by way of their customer base) or (B) the United States or global economy; (ii) any enactment of, change in, or change in interpretation of any Law or GAAP (or other applicable accounting standards) or governmental policy following the date of this Agreement; (iii) general economic, regulatory, political or business conditions (or changes therein); (iv) changes, events or occurrences in financial, credit, banking or securities markets (including any disruption thereof and any decline in the price of any security or market index) or any interest rate or exchange rate changes or general financial or capital market conditions, including interest rates, or changes therein; (v) any acts of God, natural disasters, terrorism, armed hostilities, sabotage, war or any escalation or worsening of acts of terrorism, armed hostilities or war; (vi) except for breaches of Section 3.3(b), the negotiation, execution, announcement or performance of this Agreement or the announcement, pendency of or performance of the Transactions, including by reason of the identity of Parent or any communication by Parent regarding the plans or intentions of Parent with respect to the conduct of the business of the Company or any of its Subsidiaries and including the impact of any of the foregoing on any relationships, contractual or otherwise, with customers, suppliers, distributors, collaboration partners, stockholders, lenders, employees or regulators; (vii) any action taken pursuant to and required by the terms of this Agreement or with the express written consent or at the express written direction of Parent or Merger Sub (or any action not taken by the Company or any of its Subsidiaries as a result of the failure of Parent to consent to such action where such action (A) requires Parent’s consent pursuant to Section 5.1 and (B) would be taken in the ordinary course of business consistent with past practice), or any action otherwise taken by Parent or Merger Sub; (viii) any change in the market price, or change in trading volume, of the capital stock of the Company (it being understood that the facts or occurrences giving rise to or contributing to such change may be taken into account in determining whether there has been or would be a Company Material Adverse Effect); (ix) any failure by the Company or its

Subsidiaries to meet internal, analysts’ or other earnings estimates or financial projections, or forecasts for any period, or any changes in credit ratings and any changes in any analysts recommendations or ratings with respect to the Company or any of its Subsidiaries (it being understood that the facts or occurrences giving rise to or contributing to such failure or change may be taken into account in determining whether there has been or would be a Company Material Adverse Effect); (x) any claims or litigation arising from allegations of any breach of fiduciary duty or allegations of violation of Law (but not any finally adjudicated breach of fiduciary duty or violation of Law itself) against the Company, any of its Subsidiaries or any of their respective officers or directors, in each case, arising out of or relating to the execution of this Agreement or the announcement, pendency or performance of the Transactions; and (xi) the effect of incurring and paying expenses consistent in the aggregate with the estimates (and subject to the qualifications contained in such estimates) provided by the Company to Parent prior to the date of this Agreement to the Company Financial Advisor and other advisors to the Company in connection with negotiating, entering into, performing and consummating the transactions contemplated by this Agreement, except in the case of the foregoing subclauses (i) through (v) (inclusive) to the extent those events, changes, effects, developments, state of facts, conditions, circumstances or occurrences have a greater materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other participants operating in the same industries in similar geographic markets in which the Company and any of its Subsidiaries operate.

“Company Material Contracts” shall have the meaning set forth in Section 3.15(a).

“Company Plan” shall have the meaning set forth in Section 3.10(a).

“Company Proxy Statement” shall have the meaning set forth in Section 3.19.

“Company Real Property Leases” shall have the meaning set forth in Section 3.14(a).

“Company SEC Documents” shall have the meaning set forth in Section 3.5(a).

“Company Stock Plans” shall mean the Company’s 2012 Equity Incentive Plan, 2002 Equity Incentive Plan, Amended and Restated Non-Qualified Stock Option Plan, Director Plan and Employee Stock Purchase Plan.

“Company Stock Unit Award” shall have the meaning set forth in Section 2.3(b).

“Company Stockholder Approval” shall have the meaning set forth in Section 3.22.

“Company Stockholders Meeting” shall have the meaning set forth in Section 5.2(a).

“Confidentiality Agreement” shall have the meaning set forth in Section 5.6(a).

“Continuing Employee” shall have the meaning set forth in Section 5.11(a).

“Contract” shall mean any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, lease, license, contract or other agreement or arrangement, written or oral, contingent or otherwise.

“DGCL” shall have the meaning set forth in the recitals.

“Dissenting Shares” shall have the meaning set forth in Section 2.5.

“Dissenting Stockholders” shall have the meaning set forth in Section 2.5.

“Effective Time” shall have the meaning set forth in Section 1.3.

“Encumbrances” shall mean any mortgage, deed of trust, lease, license, restriction, hypothecation, option to purchase or lease or otherwise acquire any interest, right of first refusal or offer, conditional sales or other title retention agreement, adverse claim of ownership or use, easement, encroachment, right of way or other title defect, or encumbrance of any kind or nature.

“End Date” shall have the meaning set forth in Section 7.1(b)(i).

“Environmental Laws” shall mean all federal, state, local and foreign laws, regulations, ordinances, requirements of Governmental Authorities, and common law relating to pollution, exposure to Hazardous Substances, or to the protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata, and natural resources), including, without limitation, laws and regulations relating to (i) emissions, discharges, Releases or threatened Releases of, or exposure to, Hazardous Substances, (ii) the manufacture, processing, distribution, use, treatment, generation, storage, containment (whether above ground or underground), disposal, transport or handling of Hazardous Substances, (iii) recordkeeping, notification, disclosure and reporting requirements regarding Hazardous Substances, (iv) endangered or threatened species of fish, wildlife and plant and the management or use of natural resources, or (v) the preservation of the environment or mitigation of adverse effects on the environment but shall not include any claims relating to products liability.

“Environmental Permit” shall have the meaning set forth in Section 3.11(a).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” shall mean any Person who, together with the Company or a Subsidiary, would be treated as a single employer under and for the purposes of Section 414(b) or (c).

“ESPP” shall have the meaning set forth in Section 5.11(i).

“Exchange Act” shall have the meaning set forth in Section 3.2(b).

“Exchange Agent” shall have the meaning set forth in Section 2.2(a).

“Federal Trade Commission Act” shall mean the Federal Trade Commission Act of 1914.

“Filed Company SEC Documents” shall have the meaning set forth in the Article III preamble.

“Foreign Corrupt Practices Act” shall have the meaning specified in Section 3.8(b).

“GAAP” shall mean generally accepted accounting principles in the United States, consistently applied.

“Governmental Authority” shall mean any federal, state or local, domestic, foreign or multinational government, court, regulatory or administrative agency, commission, authority or other governmental instrumentality.

“Grant Date” shall have the meaning set forth in Section 3.2(b).

“Hazardous Substance” shall mean any material or substance or waste as to which liability or standards of conduct may be imposed under any Environmental Law, and including chemicals, pollutants, contaminants, wastes, toxic or hazardous substances, materials or wastes, petroleum and petroleum products, greenhouse gases, asbestos or asbestos-containing materials or products, polychlorinated biphenyls, lead or lead-based paints or materials, radon, fungus, mold, mycotoxins or other substances regulated due to a potential adverse effect on human health or the environment.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indebtedness” shall mean any indebtedness for borrowed money (including the issuance of any debt security), any capital lease obligations and any guarantee of any such indebtedness or debt securities of any other Person.

“Indemnitee” and “Indemnitees” shall have the meanings set forth in Section 5.8(a).

“Intellectual Property Rights” shall have the meaning set forth in Section 3.12(a).

“Interim Period” shall have the meaning set forth in Section 5.1(a).

“Knowledge” shall mean, (a) in the case of the Company, the actual knowledge after reasonable inquiry, of the individuals listed on Section 8.13 of the Company Disclosure Schedule, and (b) in the case of Parent and Merger Sub, the actual knowledge after reasonable inquiry, of any executive officer of Parent or Merger Sub.

“Laws” shall have the meaning set forth in Section 3.8(a).

“Liens” shall mean any pledges, liens, charges, encumbrances, options to purchase or lease or otherwise acquire any interest, and security interests of any kind or nature whatsoever.

“Merger” shall have the meaning set forth in the recitals.

“Merger Consideration” shall have the meaning set forth in Section 2.1(c).

“Merger Sub” shall have the meaning set forth in the preamble.

“Merger Sub Board” shall mean the board of directors of Merger Sub.

“Nasdaq” shall mean The Nasdaq Stock Market.

“Non-US Company Plans” shall have the meaning set forth in Section 3.10(f).

“Notice of Company Adverse Recommendation Change” shall have the meaning set forth in Section 5.3(d)(I).

“NYSE” shall mean the New York Stock Exchange.

“Option” shall have the meaning set forth in Section 2.3(a).

“Optionholder” shall have the meaning set forth in Section 2.3(a).

“Order” shall mean any order, writ, injunction, decree, judgment, award, injunction, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Authority (in each case, whether temporary, preliminary or permanent).

“Parent” shall have the meaning set forth in the preamble.

“Parent Benefit Plans” shall have the meaning specified in Section 5.11(b).

“Parent Board” shall mean the board of directors of Parent.

“Parent Charter Documents” shall have the meaning set forth in Section 4.1(b).

“Parent Material Adverse Effect” shall mean a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement on the terms and conditions provided for herein.

“Parent Transaction Expenses” shall have the meaning set forth in Section 7.3(a).

“Permits” shall have the meaning set forth in Section 3.8(a).

“Permitted Encumbrances” shall mean (a) zoning, building codes and other land use Laws regulating the use or occupancy of such real property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such real property as would not reasonably be expected to materially impair the property or assets to which they relate and (b) easements, rights-of-way, encroachments, restrictions, covenants, conditions and other similar Encumbrances that (i) are disclosed in the public records, (ii) would be set forth in a title policy, title report or survey with respect to the applicable real property or (iii) individually or in the aggregate, are not substantial in character, amount or extent in relation to the applicable real property, and, in each case, do not, individually or in the aggregate, materially and adversely impact the current or contemplated use, utility or value of the applicable real property or otherwise materially and adversely impair the present or contemplated business operations at such location.

“Permitted Liens” shall mean (a) statutory Liens for Taxes, assessments or other charges by Governmental Authorities not yet due and payable or the amount or validity of which is being contested in good faith and by appropriate proceedings and with respect to which adequate accruals or reserves have been taken in accordance with GAAP, (b) mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar Liens arising by operation of law granted or which arise in the ordinary course of business and which, individually or in the aggregate, are not material, (c) Liens reflected in the Company SEC Documents, and (d) Liens arising under or in connection with applicable building and zoning Laws, codes, ordinances, and state and federal regulations that, individually or in the aggregate would not be material to the Company and its Subsidiaries taken as a whole.

“Person” shall mean an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act), including a Governmental Authority.

“Policies” shall have the meaning set forth in Section 3.17.

“Proceeding” shall mean any suit, action, proceeding, arbitration, mediation, audit, hearing, inquiry or, to the Knowledge of the Person in question, investigation (in each case, whether civil, criminal, administrative, investigative, formal or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority.

“Release” shall mean any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Substances through or in the soil, surface water or groundwater.

“Representatives” shall mean, with respect to any Person, the advisors, attorneys, accountants, consultants or other representatives (acting in such capacity) retained by or on behalf of such Person or any of its controlled Affiliates, together with directors, officers and employees of such Person and its Subsidiaries.

“Restraints” shall have the meaning set forth in Section 6.1(d).

“Sarbanes-Oxley Act” shall have the meaning set forth in Section 3.5(a).

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall have the meaning set forth in Section 3.1(b).

“Sherman Act” shall mean the Sherman Antitrust Act of 1890.

“Subsidiary” when used with respect to any party, shall mean any corporation, limited liability company, partnership, association, trust or other entity (i) of which securities or other ownership interests representing more than 50% of the equity and more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party, or (ii) that would be required to be consolidated in such party’s financial statements under GAAP.

“Superior Proposal” shall have the meaning set forth in Section 5.3(j).

“Surviving Corporation” shall have the meaning set forth in Section 1.1.

“Takeover Proposal” shall have the meaning set forth in Section 5.3(i).

“Tax” shall mean all means all taxes, charges, imposts, tariffs, fees, levies or other similar assessments or liabilities, including income taxes, ad valorem taxes, excise taxes, withholding taxes, stamp taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, social security, payroll and franchises imposed by any Governmental Authority or under any Law; and such terms will include any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any such tax or any contest or dispute thereof.

“Tax Return” shall mean all returns, declarations, reports, estimates, information returns or reports, elections, claims for refund or other statements or forms relating to Taxes, including all schedules or attachments thereto, and including all amendments thereof.

“Termination Fee” shall have the meaning set forth in Section 7.3(e).

“Transactions” shall have the meaning set forth in the recitals.

“Voting Agreement” shall have the meaning specified in the recitals.

“WARN Act” shall have the meaning set forth in Section 5.11(g).

Section 8.14 Interpretation.

(a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless the context otherwise requires, the word “or” is not exclusive and the words “will” and “will not” are expressions of command and not merely expressions of future intent or expectation. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein and the rules and regulations promulgated thereunder. References to a Person are also to its permitted assigns and successors.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(c) All capitalized terms used but not defined in the Company Disclosure Schedule shall have the meanings ascribed to them in this Agreement. The representations and warranties of the Company are made and given, and the covenants are agreed to, subject to the disclosures and exceptions set forth in the Company Disclosure Schedule. The inclusion of any item in the Company Disclosure Schedule shall not be deemed to be an admission or evidence of materiality of such item, nor shall it establish any standard of materiality for any purpose whatsoever. No disclosure in the Company Disclosure Schedule relating to any possible breach or violation of any Contract or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. In no event shall the listing of any matter in the Company Disclosure Schedule be deemed or interpreted to expand the scope of the Company’s representations, warranties and/or covenants set forth in this Agreement. All attachments to the Company Disclosure Schedule are incorporated by reference into the Company Disclosure Schedule in which they are directly referenced. The information contained in the Company Disclosure Schedule is in all events provided subject to and on the terms of the Confidentiality Agreement as though it were Confidential Information (as such term is defined therein) thereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

AMETEK, INC.

By:	/s/ FRANK S. HERMANCE
	Name:	Frank S. Hermance
	Title:	Chairman of the Board and Chief Executive Officer

AMETEK MATTERHORN, INC.

By:	/s/ ROBERT S. FEIT
	Name:	Robert S. Feit
	Title:	Vice President

ZYGO CORPORATION

By:	/s/ GARY K. WILLIS
	Name:	Gary K. Willis
	Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex B

745 Seventh Avenue New York, NY 10019 United States

April 10, 2014

Board of Directors

Zygo Corporation
Laurel Brook Road
Middlefield, CT 06455

Members of the Board of Directors:

We understand that Zygo Corporation (the “Company”) intends to enter into a transaction (the “Proposed Transaction”) with AMETEK, Inc. (“Parent”) pursuant to which AMETEK Matterhorn, Inc., a wholly owned Subsidiary of Parent (“Merger Sub”), will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger. We further understand that, upon effectiveness of the Merger, each share of common stock of the Company, par value $0.10 (“Company Common Stock”), then issued and outstanding (other than shares owned by the Company as treasury stock, shares owned by Parent, Merger Sub or any of their respective subsidiaries and shares as to which appraisal rights are perfected and not withdrawn) will be converted into the right to receive $19.25 per share in cash (the “Merger Consideration”). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger, dated as of April 10, 2014, by and among Parent, Merger Sub and the Company (the “Agreement”). The summary of the Proposed Transaction set forth above is qualified in its entirety by the terms of the Agreement.

We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company’s stockholders of the consideration to be offered to such stockholders. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction or the likelihood of consummation of the Proposed Transaction. Our opinion does not address the relative merits of the Proposed Transaction as compared to any other transaction or business strategy in which the Company might engage. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the consideration to be offered to the stockholders of the Company in the Proposed Transaction.

In arriving at our opinion, we reviewed and analyzed: (1) a draft of the Agreement, dated as of April 10, 2014, and the specific terms of the Proposed Transaction, including a draft of a voting agreement, dated as of April 10, 2014, by and among Parent, Merger Sub and certain stockholders of the Company (the “Voting Agreement”); (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013, September 30, 2013 and December 31, 2013; (3) financial and operating information with respect to the business, operations, financial condition and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by management of the Company (the “Financial Projections”); (4) a trading history of the Company’s common stock from April 2013 to April 2014 and a comparison of that trading history with those of other companies that we deemed relevant; (5) a comparison of the historical financial results, present financial condition, and projected financial performance (per the Financial Projections) of the Company with those of other companies that we deemed relevant; (6) the results of our efforts to solicit indications of interest from third parties with respect to a sale of the Company; and (7) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, liabilities, financial condition and prospects (including with respect to the Financial

Projections) and have undertaken such other studies, analyses and investigations as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information) and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading in any material respect. With respect to the Financial Projections, upon the advice of the Company, we have assumed that the Financial Projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with the Financial Projections. We assume no responsibility for and we express no view as to the Financial Projections or the projections, estimates or assumptions on which they are based. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We express no opinion on, and our opinion does not in any manner address, the terms of the Voting Agreement or its impact on the Merger or the transactions contemplated by the Agreement. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter.

We have assumed that the executed Agreement and the executed Voting Agreement will conform in all material respects to the last draft of each such agreement reviewed by us. In addition, we have assumed the accuracy of the representations and warranties contained in the Agreement and all agreements related thereto. We have also assumed, upon the advice of the Company, that all material governmental, regulatory and third party approvals, consents and releases for the Proposed Transaction will be obtained within the constraints contemplated by the Agreement and that the Proposed Transaction will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be offered to the stockholders of the Company in the Proposed Transaction is fair to such stockholders.

We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive fees for our services, a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to reimburse a portion of our expenses and indemnify us for certain liabilities that may arise out of our engagement. We have performed limited investment banking and financial services for the Company, Parent and their respective affiliates in the past, for which we have not received any investment banking or financial advisory fees in the past two years. We may in the future provide investment banking or financial advisory services to the Company, Parent and their respective affiliates for which we may receive compensation.

Barclays Capital Inc. and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company, Parent and their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote or otherwise act with respect to the Proposed Transaction.

Very truly yours,

/s/ Barclays Capital Inc.

BARCLAYS CAPITAL INC.

Annex C

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to §251 (other than a merger effected pursuant to §251(g) of this title and, subject to paragraph (b)(3) of this section, §251(h) of this title), §252, §254, §255, §256, §257, §258, §263 or §264 of this title:

(1) Provided, however, that , except as expressly provided in §363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in §251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2) a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2) a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under §251(h), §253 or §267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by §363(a) of this title, appraisal rights shall be available as contemplated by §363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation”, and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation”.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with §255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of §114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to §228, §251(h), §253, or §267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of §114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to §251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by §251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to §251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by §251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 72, L. ’13, eff. only with respect to transactions consummated pursuant to agreements entered into after August 1, 2013 (or, in the case of mergers pursuant to Section 253, resolutions of the board of directors adopted after August 1, 2013), and appraisal proceedings arising out of such transactions, and by Ch. 122, L. ’13, eff. 8-1-13.

ZYGO CORPORATION

LAUREL BROOK ROAD

MIDDLEFIELD, CT 06455

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you
vote FOR proposals 1, 2 and 3.		For	Against	Abstain

1	To adopt the Agreement and Plan of Merger, dated as of April 10, 2014 (as it may be amended from time to time, the “merger agreement”), by and among AMETEK, Inc., AMETEK Matterhorn, Inc. and Zygo Corporation.	☐	☐	☐

2	To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.	☐	☐	☐

3	To approve, by non-binding advisory vote, certain compensation arrangements for Zygo Corporation’s named executive officers in connection with the merger.	☐	☐	☐

NOTE: THE PROXIES ARE AUTHORIZED TO VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

For address change/comments, mark here.			☐
(see reverse for instructions)	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Special Meeting Admission Ticket

2014 Special Meeting of Stockholders

Zygo Corporation

June 18, 2014

at

Norton Rose Fulbright

666 Fifth Avenue, 33rd Floor

New York, New York 10103

Beginning at 10:00 a.m. EDT

Please present this admission ticket to gain admittance to the meeting. This ticket admits only the stockholder listed on the reverse side and is not transferable.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

ZYGO CORPORATION
Special Meeting of Stockholders
June 18, 2014 10:00 a.m. EDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Mr. Anthony Allan and Mr. John P. Jordan as Proxies, and each of them acting singly, with power of substitution to each, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Zygo Corporation held of record by the undersigned on May 16, 2014 at the Special Meeting of Stockholders to be held on June 18, 2014 at 10:00 a.m. EDT or any adjournment or postponement of the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, the Proxy will be voted “For” Proposals 1, 2 and 3.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side